                                                                     EXHIBIT 4.9

*** INDICATES CONFIDENTIAL MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SEPARATELY UPON REQUEST.

[LOGO]                                                                    [LOGO]

                                     AIRBUS

                                       AND

                             CHINA EASTERN AIRLINES
                                 CORPORATION LTD

                                       AND

                          CHINA EASTERN AVIATION IMPORT
                             AND EXPORT CORPORATION

                                    [PICTURE]

                                      A330

                               PURCHASE AGREEMENT

                                     BETWEEN

                                  AIRBUS S.A.S.

                                    AS SELLER

                                       AND

                  CHINA EASTERN AIRLINES CORPORATION, LIMITED

                                   AS AIRLINE

                                       AND

              CHINA EASTERN AVIATION IMPORT AND EXPORT CORPORATION

                             AS TRADING CORPORATION

                  BOTH AIRLINE AND TRADING CORPORATION AS BUYER

                          (Agreement No. 04GTBAP019 FR)

                              Foreword - Page 1/4

                                    CONTENTS

CLAUSES    TITLES
--------   ------
    0      DEFINITIONS AND INTERPRETATION

    1      SALE AND PURCHASE

    2      SPECIFICATION

    3      PRICES

    4      PRICE REVISION

    5      PAYMENTS

    6      MANUFACTURE PROCEDURE - INSPECTION

    7      CERTIFICATION

    8      BUYER'S TECHNICAL ACCEPTANCE

    9      DELIVERY

   10      EXCUSABLE DELAY

   11      NON-EXCUSABLE DELAY

   12      WARRANTIES AND SERVICE LIFE POLICY

   13      PATENT AND COPYRIGHT INDEMNITY

   14      TECHNICAL DATA AND SOFTWARE SERVICES

   15      SELLER'S REPRESENTATIVES

   16      TRAINING AND TRAINING AIDS

   17      EQUIPMENT SUPPLIER PRODUCT SUPPORT

   18      BUYER FURNISHED EQUIPMENT

   19      INDEMNIFICATION AND INSURANCE

   20      TERMINATION

   21      ASSIGNMENTS AND TRANSFERS

   22      MISCELLANEOUS PROVISIONS

                              Foreword - Page 2/4

                                    CONTENTS

EXHIBITS    TITLES
---------   ------
Exhibit A   SPECIFICATION

Exhibit B   FORM OF SPECIFICATION CHANGE NOTICE

Exhibit C   PART 1 AIRFRAME PRICE REVISION FORMULA
            PART 2 PROPULSION SYSTEMS PRICE REVISION FORMULA

Exhibit D   FORM OF CERTIFICATE OF ACCEPTANCE

Exhibit E   FORM OF BILL OF SALE

Exhibit F   SERVICE LIFE POLICY - ITEMS OF PRIMARY STRUCTURE

Exhibit G   TECHNICAL DATA INDEX

Exhibit H   MATERIEL SUPPLY AND SERVICES

                              Foreword - Page 3/4

                             A330 PURCHASE AGREEMENT

This A330 Purchase Agreement (the "AGREEMENT") is made as of OCTOBER 9TH, 2004

BETWEEN:

AIRBUS S.A.S., a societe par actions simplifiee, legal successor of Airbus S.N.C., formerly known as Airbus G.I.E created and existing under French law having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the "SELLER"),

and

CHINA EASTERN AIRLINES CORPORATION, LIMITED, having its principal office at:

                  Pudong International Airport

                  SHANGHAI 201202

                  PEOPLE'S REPUBLIC OF CHINA

(hereinafter referred to as the "Airline") of the other part

AND

CHINA EASTERN AVIATION IMPORT AND EXPORT CORPORATION, having its principal office at:

                  Hongqiao Airport

                  SHANGHAI 200335

                  PEOPLE'S REPUBLIC OF CHINA

(hereinafter referred to as the "Trading Corporation", the Airline and the Trading Corporation hereinafter referred to jointly and severally as the "Buyer").

WHEREAS subject to the terms and conditions of this Agreement, the Seller desires to sell the Aircraft to the Buyer and the Buyer desires to purchase the Aircraft from the Seller.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

                              Foreword - Page 4/4

0     DEFINITIONS AND INTERPRETATION

0.1 In addition to words and terms elsewhere defined in this Agreement, the initially capitalised words and terms used in this Agreement shall have the meaning set out below.

      AFFILIATE                   means with respect to any person or entity,
                                  any other person or entity directly or
                                  indirectly controlling, controlled by or under common control with such person or entity.

      AIRCRAFT means an Airbus A330-300 aircraft including the Airframe, the Propulsion Systems, and any part, component, furnishing or equipment installed on the Aircraft on Delivery under the terms and conditions of this Agreement.

      AIRCRAFT TRAINING SERVICES  means all training courses, flight training, line training, flight assistance, line
                                  assistance, maintenance support, maintenance training (including Practical Training) or training support performed on aircraft and provided to the Buyer pursuant to this Agreement.

      AIRFRAME                    means the Aircraft excluding the Propulsion
                                  Systems.

      AIRFRAME BASIC PRICE        has the meaning set out in Clause 3.1.

      AIRFRAME PRICE REVISION
      FORMULA                     is set out in Part 1 of Exhibit C.

      AVIATION AUTHORITY          means when used in respect of any jurisdiction
                                  the government entity, which under the laws of such jurisdiction has control over civil aviation or the registration, airworthiness or operation of aircraft in such jurisdiction.

      BALANCE OF FINAL PRICE      has the meaning set out in Clause 5.4.1.

      BASIC PRICE                 means the sum of the Airframe Basic Price and
                                  the Propulsion Systems Basic Price.

      BILL OF SALE                has the meaning set out in Clause 9.2.2.

      BUYER FURNISHED
      EQUIPMENT                   has the meaning set out in Clause 18.1.1.

      CERTIFICATE OF ACCEPTANCE   has the meaning set out in Clause 8.3.

      DEFAULT RATE                means the rate of Default Interests as defined
                                  in Clause 5.7.

      DELIVERY means the transfer of title to the Aircraft from the Seller to the Buyer in accordance with Clause 9.

      DELIVERY DATE               means the date on which Delivery shall occur.

      DELIVERY LOCATION           means the facilities of the Seller at the
                                  location of final assembly of the Aircraft.

      EXCUSABLE DELAY             has the meaning set out in Clause 10.1.

                              Clause 0 - Page 1/3

      EXPORT AIRWORTHINESS
      CERTIFICATE                 means an export certificate of airworthiness
                                  issued by the Aviation Authority of the
                                  Delivery Location.

      FINAL PRICE                 has the meaning set out in Clause 3.3

      GROUND TRAINING SERVICES    means all training courses performed in
                                  classrooms (classical or Airbus CBT courses), full flight simulator sessions, fixed base simulator sessions, field trips and any other services provided to the Buyer on the ground pursuant to this Agreement and which are not Aircraft Training Services.

      MANUFACTURE FACILITIES      means the various manufacture facilities of
                                  the Seller, its Affiliates or any
                                  sub-contractor, where the Airframe or its parts are manufactured or assembled.

      MATERIEL has the meaning set out in Clause 1.1 of Exhibit H.

      NON-EXCUSABLE DELAY         has the meaning set out in Clause 11.1.

      PREDELIVERY PAYMENT         means the payment(s) determined in accordance
                                  with Clause 5.3.

      PROPULSION SYSTEMS          has the meaning set out in Clause 2.2.

      PROPULSION SYSTEMS BASIC
      PRICE means the price of a set of Propulsion Systems as set out in Clause 3.2.

      PROPULSION SYSTEMS
      REFERENCE PRICE             means the reference price of a set of
                                  Propulsion Systems as set out in Part 2 of Exhibit C.

      PROPULSION SYSTEMS
      MANUFACTURER                means the manufacturer of the Propulsion
                                  Systems as set out in Clause 2.2.

      PROPULSION SYSTEMS PRICE
      REVISION FORMULA            is set out in Part 2 of Exhibit C.

      READY FOR DELIVERY          means the time when (i) the Technical
                                  Acceptance Process has been successfully completed and (ii)the Export Airworthiness
                                  Certificate has been issued.

      SCHEDULED DELIVERY MONTH    has the meaning set out in Clause 9.1.

      SELLER'S REPRESENTATIVES    means the representatives of the Seller
                                  referred to in Clause 15.2.

      SELLER REPRESENTATIVES
      SERVICES means the services provided by the Seller to the Buyer and from the Buyer to the Seller pursuant to Clause 15.

      SELLER SERVICE LIFE POLICY  has the meaning set out in Clause 12.2.

                               Clause 0 - Page 2/3

      SPARE PARTS                 means the items of equipment and materiel
                                  which may be provided pursuant to Exhibit H.

      SPECIFICATION CHANGE
      NOTICE OR SCN               means an agreement in writing between the
                                  parties to amend the Specification pursuant to Clause 2.

      SPECIFICATION               means either (a) the Standard Specification if
                                  no SCNs are applicable or (b) if SCNs are issued, the Standard Specification as amended by all applicable SCNs.

      STANDARD SPECIFICATION      means the A330-300 standard specification
                                  document number G.000.03000 Issue 7 Revision 1 dated December 15, 2003 a copy of which has been annexed hereto as Exhibit A.

      SUPPLIER                    has the meaning set out in Clause 12.3.1.1.

      SUPPLIER PART               has the meaning set out in Clause 12.3.1.2.

      SUPPLIER PRODUCT
      SUPPORT AGREEMENT           has the meaning set out in Clause 12.3.1.3.

      TECHNICAL DATA              has the meaning set out in Clause 14.1.

      TOTAL LOSS                  has the meaning set out in Clause 10.4.

      TYPE CERTIFICATE            has the meaning set out in Clause 7.1.

      WARRANTED PART              has the meaning set out in Clause 12.1.1.

0.2 Clause headings and the Index are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

0.3   In this Agreement unless the context otherwise requires:

      (a) references to Clauses, Appendices and Exhibits are to be construed as references to the Clauses of, and Appendices, and Exhibits to this Agreement and references to this Agreement include its Schedules, Exhibits and Appendices;

      (b) words importing the plural shall include the singular and vice versa; and

      (c) references to a person shall be construed as including, without limitation, references to an individual, firm, company, corporation, unincorporated body of persons and any state or agency of a state.

                               Clause 0 - Page 3/3

1     SALE AND PURCHASE

      The Seller shall sell and deliver and the Buyer shall buy and take delivery of twenty (20) Aircraft together with Spare Parts on the Delivery Date at the Delivery Location upon the terms and conditions contained in this Agreement.

                               Clause 1 - Page 1/1

2     SPECIFICATION

2.1   AIRFRAME SPECIFICATION

2.1.1 SPECIFICATION

      The Airframe shall be manufactured in accordance with the Standard Specification, as modified or varied prior to the date of this Agreement by the Specification Change Notices listed in Appendix 1 to Exhibit A.

AIRCRAFT TYPE       SPECIFICATION DOCUMENT      MTOW    MLW    MZFW
-------------   -----------------------------   ----   -----   -----
  A330-300      G.000.03000, Issue 7 Revision   233 t  187 t   175 t
                1 dated December 15, 2003

2.1.2 SPECIFICATION CHANGE NOTICE (SCN)

      The Specification may be amended by written agreement between the parties in a Specification Change Notice. Each Specification Change Notice shall be substantially in the form set out in Exhibit B and shall set out in detail the particular change to be made to the Specification and the effect, if any, of such change on design, performance, weight, time of Delivery of the Aircraft, and on the text of the Specification. Such SCN may result in an adjustment of the Basic Price.

2.1.3 DEVELOPMENT CHANGES

      The Specification may also be revised by the Seller without the Buyer's consent in order to incorporate development changes if such changes do not adversely affect price, time of delivery, weight or performance of the Aircraft, interchangeability or replaceability requirements under the Specification. In any other case the Seller shall issue to the Buyer a Manufacturer Specification Change Notice. Development changes are changes deemed necessary by the Seller to improve the Aircraft, prevent delay or ensure compliance with this Agreement.

2.1.4 SPECIFICATION CHANGE NOTICES FOR CERTIFICATION

      The provisions relating to Specification Change Notices for certification are set out in Clauses 7.2. and 7.3.

2.1.5 BUYER IMPORT REQUIREMENTS

      The provisions relating to Specification Change Notices for Buyer import requirements are set out in Clause 7.4.

2.1.6 INCONSISTENCY

      In the event of any inconsistency between the Specification and any other part of this Agreement, this Agreement shall prevail to the extent of such inconsistency.

2.2   PROPULSION SYSTEMS

      The Airframe shall be equipped with a set of two (2) engines, including nacelles and thrust reversers (the "PROPULSION SYSTEMS"). Upon signature of this Agreement, the Buyer shall select between GENERAL ELECTRIC (GE), PRATT & WHITNEY (PW) and ROLLS ROYCE (RR) one of the following Engines types:

                               Clause 2 - Page 1/2

AIRCRAFT TYPE        GE             PW               RR
-------------   ------------   ------------   -----------------
  A330-300       CF6-80E1A3       PW4168A     RB211-Trent 772B
                (72,000 lbs)   (68,000 lbs)     (71,000 lbs)

2.3   CUSTOMISATION MILESTONES CHART

      Within a reasonable period following signature of the Agreement, the Seller shall provide the Buyer with a Customisation Milestones Chart setting out the minimum lead times prior to the Scheduled Delivery Month of the Aircraft, when a mutual agreement shall be reached (execution of a SCN) in order to integrate into the Specification, any items requested by the Buyer from the Specification Changes Catalogues made available by the Seller.

                               Clause 2 - Page 2/2

3     PRICES

3.1   AIRFRAME BASIC PRICE

3.1.1 The Airframe Basic Price is the sum of:

      (i)   ***

      (ii)  the budget of the basic prices of all SCNs, which is:

            USD ***

            (US Dollars-***)

3.1.2 The Airframe Basic Price has been established in accordance with the average economic conditions prevailing in December 2002, January 2003, February 2003 and corresponding to a theoretical delivery in January 2004 (the "Base Period").

3.2   PROPULSION SYSTEMS BASIC PRICE

3.2.1 GENERAL ELECTRIC Propulsion Systems

      The Basic Price of a set of two (2) GENERAL ELECTRIC CF6-80E1A3 Propulsion Systems including standard equipment, nacelles and thrust reversers is:

            USD ***

            (US ***

      at economic conditions prevailing for a theoretical delivery in January 2004.

      Such Basic Price has been computed from the Reference Price of: USD 27,595,134 at Reference Composite Price Index of 149.48 (delivery conditions January 2003) and shall be subject to revision up to the Aircraft delivery date in accordance with the GENERAL ELECTRIC Price Revision Formula set forth in this Agreement.

3.2.2 PRATT & WHITNEY Propulsion Systems

      The Basic Price for a set of two (2) PRATT & WHITNEY PW4168A Propulsion Systems including standard equipment, nacelles and thrust reversers is:

            USD ***

            (US  ***

      at economic conditions prevailing for a theoretical delivery in January 2004.

                                Clause 3 - Page 1/2

      Such Basic Price has been computed from the Reference Price of: USD *** at economic conditions prevailing for a delivery in June 2003 and shall be subject to revision up to the Aircraft delivery date in accordance with the PRATT & WHITNEY Price Revision Formula set forth in this Agreement.

3.2.3 ROLLS ROYCE Propulsion Systems

      The Basic Price for a set of two (2) ROLLS ROYCE RB211-TRENT 772B Propulsion Systems including standard equipment, nacelles and thrust reversers is:

            ***

      at economic conditions prevailing for a theoretical delivery in January 2004.

      The Reference Price is: USD *** at economic conditions prevailing for a delivery in January 2001 and shall be subject to revision up to the Aircraft delivery date in accordance with the ROLLS ROYCE Price Revision Formula set forth in this Agreement.

3.3   FINAL PRICE

      The Final Price of each Aircraft shall be the sum of:

      (i) the Airframe Basic Price as revised as of the Delivery Date in accordance with Clause 4.1; plus

      (ii) the aggregate of all increases or decreases to the Airframe Basic Price as agreed in any Specification Change Notice or part thereof applicable to the Airframe subsequent to the date of this Agreement as revised as of the Delivery Date in accordance with Clause 4.1; plus

      (iii) the Propulsion Systems Reference Price as revised as of the Delivery Date in accordance with Clause 4.2; plus

      (iv) the aggregate of all increases or decreases to the Propulsion Systems Reference Price as agreed in any Specification Change Notice or part thereof applicable to the Propulsion Systems subsequent to the date of this Agreement as revised as of the Delivery Date in accordance with Clause 4.2; plus

      (v) any other amount due by the Buyer to the Seller pursuant to this Agreement and/or any other written agreement between the Buyer and the Seller with respect to the Aircraft.

                               Clause 3 - Page 2/2

4.    PRICE REVISION

4.1   REVISION OF AIRFRAME BASIC PRICE

      The Airframe Basic Price is subject to revision in accordance with the Airframe Price Revision Formula up to and including the Delivery Date as set forth in Part 1 of Exhibit C

4.2   REVISION OF PROPULSION SYSTEMS REFERENCE PRICE

4.2.1.The Propulsion Systems Reference Price is subject to revision in accordance with the Propulsion Systems Price Revision Formula up to and including the Delivery Date, as set forth in Part 2 of Exhibit C.

4.2.2 MODIFICATION OF PROPULSION SYSTEMS REFERENCE PRICE AND PROPULSION SYSTEMS PRICE REVISION FORMULA

      The Propulsion Systems Reference Price, the prices of the related equipment and the Propulsion Systems Price Revision Formula are based on information received from the Propulsions Systems Manufacturer and are subject to amendment by the Propulsion Systems Manufacturer at any time prior to the Delivery Date. If the Propulsion Systems Manufacturer makes any such amendment, the amendment shall be automatically incorporated into this Agreement and the Propulsion Systems Reference Price, the prices of the related equipment and the Propulsion Systems Price Revision Formula shall be adjusted accordingly. The Seller agrees to notify the Buyer as soon as it receives notice of any such amendment from the Propulsion Systems Manufacturer.

                               Clause 4 - Page 1/1

5     PAYMENTS

5.1   SELLER'S ACCOUNT

      The Buyer shall pay the Predelivery Payments, the Balance of Final Price and/or any other amount due by the Buyer to the Seller, to the Seller's account:

      Beneficiary Name: AIRBUS

      account identification: 30002 04024 0000060252T 38

      with:

      CREDIT LYONNAIS
      SWIFT: CRLYFRPPTLS
      1 esp, Compans Caffarelli
      31 002 TOULOUSE
      FRANCE

      or to such other account as may be designated by the Seller.

5.2   COMMITMENT FEE

      Intentionally deleted

5.3   PREDELIVERY PAYMENTS

5.3.1 The Buyer shall pay Predelivery Payments to the Seller calculated on the predelivery payment reference price of each Aircraft, The predelivery payment reference price is determined by the following formula:

      ***

                               Clause 5 - Page 1/5

5.3.2 ***

5.3.3 ***

5.3.4 ***

5.3.5 ***

                               Clause 5 - Page 2/5

5.4   ***

5.4.1 ***

5.4.2 ***

5.5   ***

5.6   ***

5.6.1 ***

5.6.2 ***

5.7   ***

                               Clause 5 - Page 3/5

5.8   ***

5.8.1 ***

5.8.2 ***

5.8.3 ***

5.9    PROPRIETARY INTEREST

       The Buyer shall not, by virtue of anything contained in this Agreement (including, without limitation, any Predelivery Payments hereunder, or any designation or identification by the Seller of a particular aircraft as an Aircraft to which any of the provisions of this Agreement refers) acquire any proprietary, insurable or other interest whatsoever in any Aircraft before Delivery of and payment for such Aircraft, as provided in this Agreement.

5.10   SET-OFF

       The Seller may set-off any matured obligation owed by the Buyer to the Seller and/or its Affiliates against any obligation (whether or not matured) owed by the Seller to the Buyer, regardless of the place of payment or currency. The Seller is not entitled to set-off obligation that is not owed by the Buyer to the Seller.

5.11   CROSS-COLLATERALISATION

5.11.1 The Buyer hereby agrees that, notwithstanding any provision to the contrary in this Agreement, in the event that the Buyer should fail to make any material payment owing under this Agreement or under any other agreement between the Buyer and the Seller and/or any of their respective Affiliates (the "Other Agreement"), the Seller may:

      (i) withhold payment to the Buyer or its Affiliates of any sums that may be due to or claimed by the Buyer or its Affiliates from the Seller or its Affiliates pursuant to this Agreement or any Other Agreement, including Predelivery Payments, unless or until the default under this Agreement or the Other Agreement is cured or remedied; and

                              Clause 5 - Page 4/5

      (ii) apply any amount of any Predelivery Payment it then holds under this Agreement in respect of any of the Aircraft as well as any other monies held pursuant to any Other Agreement (collectively the "Relevant Amounts") in such order as the Seller deems appropriate in satisfaction of any amounts due and unpaid by the Buyer or its Affiliates and to compensate for any losses and/or damages the Seller or its Affiliates may suffer as a result of the Buyer's or its Affiliates' failure to make payments in a timely manner under this Agreement or any Other Agreement, The Buyer acknowledges that the application of any of the Relevant Amounts as aforesaid may result in the Buyer or its Affiliates being in default (unless such default is otherwise cured or remedied) in relation to the agreement in respect of which such Relevant Amounts were originally granted or required to be paid, as the case may be.

            The rights granted to the Seller in the preceding paragraphs (i) and
            (ii) are without prejudice and are in addition to and shall not be deemed a waiver of any other rights and remedies the Seller or its Affiliates may have at law or under this Agreement or any Other Agreement, including the right of set-off.

5.11.2 In the event that the Seller applies any amount of any Predelivery Payment it then holds under this Agreement in respect of any of the Aircraft in satisfaction of the amount due and unpaid by the Buyer or its Affiliates or to compensate for losses and/or damages to the Seller or its Affiliates as a result of the Buyer's or its Affiliates' failure to make payment in a timely manner under the Agreement or any Other Agreement, then the Seller shall notify the Buyer to that effect. Within three (3) working days of issuance of such notification, the Buyer shall pay by wire transfer of funds immediately available to the Seller the amount of the Predelivery Payment that has been applied by the Seller as set forth above.

       Failure of the Buyer to pay such amount in full, shall entitle the Seller to (i) collect interest on such unpaid amount in accordance with Clause
       5.7 hereof from the fourth (4th) working day following the Seller's written request to the Buyer for such payment and (ii) treat such failure as an additional termination event for which the Seller shall be entitled to the remedies available under Clause 20.2 of the Agreement.

                               Clause 5 - Page 5/5

6     MANUFACTURE PROCEDURE - INSPECTION

6.1.  MANUFACTURE PROCEDURE

      The Airframe shall be manufactured in accordance with the relevant requirements of the laws of the jurisdiction of incorporation of the Seller or of its relevant Affiliate as enforced by the Aviation Authority of such jurisdiction.

6.2   INSPECTION

6.2.1 Subject to providing the Seller with certificates evidencing compliance with the insurance requirements set forth in Clause 19, the Buyer or its duly authorised representatives (the "BUYER'S INSPECTOR(S)") shall be entitled to inspect the manufacture of the Airframe and all materials and parts obtained by the Seller for the manufacture of the Airframe on the following terms and conditions;

      (i) any inspection shall be made according to a procedure to be agreed upon with the Buyer but shall be conducted pursuant to the Seller's own system of inspection as developed under the supervision of the relevant Aviation Authority;

      (ii) the Buyer's Inspector(s) shall have access to such relevant technical data as is reasonably necessary for the purpose of the inspection;

      (iii) any inspection and any related discussions with the Seller and other relevant personnel by the Buyer's Inspector(s) shall be at reasonable times during business hours and shall take place in the presence of relevant inspection department personnel of the Seller;

      (iv) the inspections shall be performed in a manner not to unduly delay or hinder the manufacture or assembly of the Aircraft or the performance of this Agreement by the Seller or any other work in progress at the Manufacture Facilities.

6.2.2 LOCATION OF INSPECTIONS

      The Buyer's Inspector(s) shall be entitled to conduct any such inspection at the relevant Manufacture Facility of the Seller or the Affiliates and where possible at the Manufacture Facilities of the sub-contractors provided that if access to any part of the Manufacture Facilities where the Airframe manufacture is in progress or materials or parts are stored are restricted for security or confidentiality reasons, the Seller shall be allowed reasonable time to make the relevant items available elsewhere.

6.3   SELLER'S SERVICE FOR BUYER'S INSPECTOR(S)

      For the purpose of the inspections, and commencing with the date of this Agreement until the Delivery Date, the Seller shall furnish without additional charge suitable space and office equipment in or conveniently located with respect to the Delivery Location for the use of a reasonable number of Buyer's Inspector(s).

      The Seller shall provide free local transportation by bus for a reasonable number of Buyer's representatives, to and from hotel and the office.

                              Clause 6 - Page 1/1

7     CERTIFICATION

7.1   TYPE CERTIFICATION

      The Aircraft has been type certificated under Joint Aviation Authorities
      (JAA) procedures for joint certification in the transport category. The Seller has obtained the relevant type certificate (the "TYPE CERTIFICATE") to allow the issuance of the Export Airworthiness Certificate and its acceptance by the Buyer's Aviation Authority ("CAAC"). (Reference for validation of Type Certificate to regulation AP-21-01R1 of CAAC).

7.2   EXPORT AIRWORTHINESS CERTIFICATE

7.2.1 The Aircraft shall be delivered to the Buyer with an Export Airworthiness Certificate.

7.2.2 If, any time before the date on which the Aircraft is Ready for Delivery, any law or regulation is enacted, promulgated, becomes effective and/or an interpretation of any law or regulation is issued which requires any change to the Specification for the purposes of obtaining the Export Airworthiness Certificate (a "CHANGE IN LAW"), the Seller shall make the required variation or modification and the parties hereto shall sign a Specification Change Notice which specifies the effects, if any, upon the guaranteed performances, weights, interchangeability, time of Delivery, price of the Aircraft and text of the Specification.

7.2.3 The Seller shall as far as practicable (but at its sole discretion and without prejudice to Clause 7.3.1 (ii)) take into account the information available to it concerning any proposed law, regulation or interpretation which could become a Change in Law in order to minimise the costs of changes to the Specification as a result of such proposed law, regulation or interpretation becoming effective prior to the Aircraft being Ready for Delivery.

7.3   COSTS OF SCNS FOR CERTIFICATION

7.3.1 The costs of implementing the variation or modification referred to in Clause 7.2.2 above shall be

      (i) for the account of the Seller if the Change in Law became effective prior to the date of this Agreement;

      (ii) shared equally between the Seller and the Buyer if the Change in Law became effective after the date of this Agreement.

7.3.2. Notwithstanding the provisions of sub-Clauses 7.3.1 (i)and (ii), if the Change in Law relates to the Propulsion Systems and in particular to engine accessories, quick engine change units or thrust reversers, the costs shall be borne in accordance with such arrangements as may be made separately between the Buyer and the Propulsion Systems Manufacturer.

                               Clause 7 - Page 1/2

7.4   VALIDATION OF THE EXPORT AIRWORTHINESS CERTIFICATE

7.4.1 The Seller shall endeavour to obtain the validation of the Export Airworthiness Certificate by the Buyer's Aviation Authority.

7.4.2 Where the Buyer's Aviation Authority requires a modification to comply with additional import aviation requirements and/or supply of additional data prior to the issuance of the Export Airworthiness Certificate, the Seller shall incorporate such modification and/or provide such data at costs to be borne by the Buyer. The parties shall sign a Specification Change Notice which specifies the effects, if any, upon the guaranteed performances, weights, interchangeability, time of Delivery and price of the Aircraft.

                               Clause 7 - Page 2/2

8         BUYER'S TECHNICAL ACCEPTANCE

8.1       TECHNICAL ACCEPTANCE PROCESS

8.1.1 Prior to Delivery the Aircraft shall undergo a technical acceptance process, proposed by the Seller (the "Technical Acceptance Process"). Completion of the Technical Acceptance Process shall demonstrate the satisfactory functioning of the Aircraft and shall be deemed to demonstrate compliance with the Specification. Should it be established that the Aircraft does not comply with the Technical Acceptance Process requirements, the Seller shall without hindrance from the Buyer be entitled to carry out any necessary changes and, as soon as practicable thereafter, resubmit the Aircraft to such further Technical Acceptance Process as is necessary to demonstrate the elimination of the non-compliance.

8.1.2     The Technical Acceptance Process shall:

          (i)   take place at the Delivery Location;

          (ii)  be carried out by the personnel of the Seller;

          (iii) include a technical acceptance flight which shall not exceed a period of three (3) hours (each time).

8.2       BUYER'S ATTENDANCE

8.2.1 The Buyer shall be entitled to elect to attend the Technical Acceptance Process.

8.2.2 If the Buyer elects to attend the Technical Acceptance Process, the Buyer;

          (i) shall co-operate in complying with the reasonable requirements of the Seller with the intention of completing the Technical Acceptance Process within seven (7) business days after its commencement;

          (ii) may have a maximum of six (6) of the Buyer's representatives (with no more than three (3) such representatives having access to the cockpit at any one time) accompany the Seller's representatives on a technical acceptance flight and during such flight the Buyer's representatives shall comply with the instructions of the Seller's representatives.

8.2.3 If the Buyer does not attend and/or purposely fails to co-operate in the Technical Acceptance Process, the Seller shall be entitled to complete the Technical Acceptance Process and the Buyer shall be deemed to have accepted the Technical Acceptance Process as satisfactory in all respects.

8.3       CERTIFICATE OF ACCEPTANCE

          Upon successful completion of the Technical Acceptance Process, the Buyer shall, on or before the Delivery Date, sign and deliver to the Seller a certificate of acceptance in respect of the Aircraft in the form of Exhibit D (the "CERTIFICATE OF ACCEPTANCE").

                               Clause 8 - Page 1/2

8.4       AIRCRAFT UTILISATION

          The Seller shall, without payment or other liability, be entitled to use the Aircraft prior to Delivery as may be necessary to obtain the certificates required under Clause 7, and such use shall not prejudice the Buyer's obligation to accept Delivery of the Aircraft hereunder.

          Should the Seller wish to use the Aircraft of the Buyer before delivery for other purposes than the ones described above, the Seller has to obtain the Buyer's authorization and commercial compensation may be requested by the Buyer.

                               Clause 8 - Page 2/2

9         DELIVERY

9.1       DELIVERY SCHEDULE

          Aircraft No.1        ***
          Aircraft No.2        ***
          Aircraft No.3        ***
          Aircraft No.4        ***
          Aircraft No.5        ***
          Aircraft No.6        ***
          Aircraft No.7        ***
          Aircraft No.8        ***
          Aircraft No.9        ***
          Aircraft No.10       ***
          Aircraft No.11       ***
          Aircraft No.12       ***
          Aircraft No.13       ***
          Aircraft No.14       ***
          Aircraft No.15       ***
          Aircraft No.16       ***
          Aircraft No.17       ***
          Aircraft No.18       ***
          Aircraft No.19       ***
          Aircraft No.20       ***

9.1.2 The Seller shall give the Buyer at least forty-five (45) days prior written notice of the anticipated date on which the Aircraft shall be Ready for Delivery. Thereafter the Seller shall notify the Buyer of any change in such date necessitated by the conditions of manufacture or flight.

9.2       DELIVERY

9.2.1 The Buyer shall send its representatives to the Delivery Location to take Delivery of, and collect, the Aircraft within seven (7) days after the date on which the Aircraft is Ready for Delivery and shall pay the Balance of the Final Price on or before the Delivery Date.

9.2.2 The Seller shall deliver and transfer title to the Aircraft free and clear of all encumbrances to the Buyer provided that the Balance of the Final Price has been paid by the Buyer pursuant to Clause 5.4 and that the Certificate of Acceptance has been signed and delivered to the Seller pursuant to Clause 8.3. The Seller shall provide the Buyer with a bill of sale in the form of Exhibit E (the "BILL OF SALE") and/or such other documentation confirming transfer of title and receipt of the Final Price as may reasonably be requested by the Buyer. Title to, property in and risk of loss of or damage to the Aircraft shall be transferred to the Buyer on Delivery.

9.2.3     Should the Buyer fail to

          (i) deliver the signed Certificate of Acceptance to the Seller within the delivery period as defined in Clause 9.2.1; or

                               Clause 9 - Page 1/2

          (ii) pay the Balance of the Final Price for the Aircraft to the Seller within the above defined period then the Buyer shall be deemed to have rejected delivery of the Aircraft without warrant when duly tendered to it hereunder. In addition to Clause 5.7 and the Seller's other rights under this Agreement, the Seller shall retain title to the Aircraft but the Buyer shall thereafter bear all risk of loss of or damage to the Aircraft and shall indemnify and hold the Seller harmless against any and all costs (including but not limited to any parking, storage, and insurance costs) and consequences resulting from such failure.

9.3       FLY AWAY

9.3.1 The Buyer and the Seller shall co-operate to obtain any licenses which may be required by the Aviation Authority of the Delivery Location for the purpose of exporting the Aircraft.

9.3.2 All expenses of, or connected with, flying the Aircraft from the Delivery Location after Delivery shall be borne by the Buyer. The Buyer shall make direct arrangements with the supplying companies for the fuel and oil required for all post-Delivery flights.

                               Clause 9 - Page 2/2

10        EXCUSABLE DELAY

10.1 The Buyer acknowledges that the Aircraft (is) (are) to be manufactured by Seller in performance of this Agreement and that the Scheduled Delivery Month(s) (is) (are) based on the assumption that there shall be no delay due to causes beyond the control of the Seller. Accordingly, Seller shall not be responsible for any delay in the Delivery of the Aircraft or delay or interruption in the performance of the other obligations of the Seller hereunder due to causes beyond its control, and not occasioned by its fault or negligence including (but without limitation) acts of God or the public enemy, war, civil war, warlike operations, terrorism, insurrections or riots, fires, explosions, natural disasters, compliance with any applicable foreign or domestic governmental regulation or order, labour disputes causing cessation, slowdown or interruption of work, inability after due and timely diligence to procure materials, equipment or parts, general hindrance in transportation or failure of a sub-contractor or supplier to furnish materials, equipment or parts. Any delay or interruption resulting from any of the foregoing causes is referred to as an "EXCUSABLE DELAY".

10.2      If an Excusable Delay occurs:

          (i) the Seller shall notify the Buyer of such Excusable Delay as soon as practicable after becoming aware of the same;

          (ii) the Seller shall not be responsible for any damages arising from or in connection with such Excusable Delay suffered or incurred by the Buyer;

          (iii) the Seller shall not be deemed to be in default in the performance of its obligations hereunder as a result of such Excusable Delay; and

          (iv) the Seller shall as soon as practicable after the removal of the cause of the delay resume performance of its obligations under this Agreement and in particular shall notify to the Buyer the revised Scheduled Delivery Month.

10.3      TERMINATION ON EXCUSABLE DELAY

10.3.1 If the Delivery of any Aircraft is delayed as a result of an Excusable Delay for a period of more than twelve (12) months after the last day of the Scheduled Delivery Month then either party may terminate this Agreement with respect to the Aircraft so affected by giving written notice to the other party within thirty (30) days after the expiry of such twelve (12) month period provided that the Buyer shall not be entitled to terminate this Agreement pursuant to this Clause if the Excusable Delay results from a cause within its control.

10.3.2 If the Seller concludes that the Delivery of any Aircraft shall be delayed for more than twelve (12) months after the last day of the Scheduled Delivery Month due to an Excusable Delay and as a result thereof reschedules Delivery of such Aircraft to a date or month reflecting such delay then the Seller shall promptly notify the Buyer in writing to this effect and shall include in such notification the new Scheduled Delivery Month. Either party may thereupon terminate this Agreement with respect to such Aircraft by giving written notice to the other party within thirty (30) days after receipt by the Buyer of the notice of anticipated delay.

10.3.3 If this Agreement shall not have been terminated with respect to the delayed Aircraft during the thirty (30) day period referred to in either Clause 10.3.1 or 10.3.2 above, then the Seller shall be entitled to reschedule Delivery and the new Scheduled Delivery Month shall be notified to the Buyer and shall be binding on the parties.

                              Clause 10 - Page 1/2

10.4      TOTAL LOSS, DESTRUCTION OR DAMAGE

          If prior to Delivery, any Aircraft is lost, destroyed or in the reasonable opinion of the Seller is damaged beyond repair ("TOTAL LOSS"), the Seller shall notify the Buyer to this effect within one
          (1) month of such occurrence. The Seller shall include in said notification (or as soon after the issue of the notice as such information becomes available to the Seller) the earliest date consistent with the Seller's other commitments and production capabilities that an aircraft to replace the Aircraft may be delivered to the Buyer and the Scheduled Delivery Month shall be extended as specified in the Seller's notice to accommodate the delivery of the replacement aircraft; provided, however, that in the event the specified extension of the Scheduled Delivery Month to a month is exceeding twelve (12) months after the last day of the original Scheduled Delivery Month then this Agreement shall terminate with respect to said Aircraft unless:

          (i) the Buyer notifies the Seller within one (1) month of the date of receipt of the Seller's notice that it desires the Seller to provide a replacement aircraft during the month quoted in the Seller's notice; and

          (ii) the parties execute an amendment to this Agreement recording the variation in the Scheduled Delivery Month;

          provided, however, that nothing herein shall require the Seller to manufacture and deliver a replacement aircraft if such manufacture would require the reactivation of its production line for the model or series of aircraft which includes the Aircraft purchased hereunder.

10.5      TERMINATION RIGHTS EXCLUSIVE

          In the event that this Agreement shall be terminated as provided for under the terms of Clauses 10.3 or 10.4, such termination shall discharge all obligations and liabilities of the parties hereunder with respect to such affected Aircraft and undelivered material, services, data or other items applicable thereto and to be furnished hereunder and neither party shall have any claim against the other for any loss resulting from such non-delivery. The Seller shall in no circumstances have any liability whatsoever for Excusable Delay other than as set forth in this Clause 10.

                              Clause 10 - Page 2/2

11        NON-EXCUSABLE DELAY

11.1      LIQUIDATED DAMAGES

          ***

11.2      ***

11.3      ***

11.4      LIMITATION OF DAMAGES

          The Buyer and the Seller agree that payment by the Seller of the amounts due pursuant to Clause 11.1 shall be considered to be a liquidated damages and has been calculated to compensate the Buyer for its entire damages for all losses of any kind due to Non-Excusable Delay. The Seller shall not in any circumstances have any liability whatsoever for Non-Excusable Delay other than as set forth in this Clause 11.

                              Clause 11 - Page 1/1

12        WARRANTIES AND SERVICE LIFE POLICY

          This Clause covers the terms and conditions of the warranty and service life policy.

12.1      STANDARD WARRANTY

12.1.1    NATURE OF WARRANTY

          Subject to the conditions and limitations as hereinafter provided for and except as provided for in Clause 12.1.2, the Seller warrants to the Buyer that each Aircraft and all Warranted Parts as defined hereinafter shall at Delivery to the Buyer:

          (i)   be free from defects in material;

          (ii) be free from defects in workmanship, including without limitation processes of manufacture;

          (iii) be free from defects in design (including without limitation the selection of materials) having regard to the state of the art at the date of such design; and

          (iv) be free from defects arising from failure to conform to the Specification, except to those portions of the Specification relating to performance or where it is expressly stated that they are estimates, approximations or design aims.

          For the purpose of this Agreement the term "WARRANTED PART" shall mean any Seller proprietary component, equipment, accessory or part as installed on an Aircraft at Delivery of such Aircraft and

          (a) which is manufactured to the detailed design of the Seller or a subcontractor of the Seller and

          (b) which bears a part number of the Seller at the time of such delivery.

12.1.2    EXCLUSIONS

          The warranties set forth in Clause 12.1.1 shall not apply to Buyer Furnished Equipment, nor to the Propulsion Systems, nor to any component, equipment, accessory or part purchased by the Seller that is not a Warranted Part except that:

          (i) any defect in the Seller's workmanship incorporated in the installation of such items in the Aircraft, including any failure by the Seller to conform to the installation instructions of the manufacturer of such item that invalidates any applicable warranty from such manufacturer, shall constitute a defect in workmanship for the purpose of this Clause and be covered by the warranty set forth in sub-Clause 12.1.1 (ii); and

          (ii) any defect inherent in the Seller's design of the installation, in view of the state of the art at the date of such design, which impair the use of such item shall constitute a defect in design for the purpose of this Clause and be covered by the warranty set forth in sub-Clause 12.1.1 (iii).

                                Clause 12 - 1/14

12.1.3    WARRANTY PERIOD

          The warranties contained in Clauses 12.1.1 and 12.1.2 shall be limited to those defects which become apparent within thirty six (36) months after Delivery of the affected Aircraft ("WARRANTY PERIOD").

12.1.4    BUYER'S REMEDY AND SELLER'S OBLIGATION

12.1.4.1 The Buyer's remedy and the Seller's obligation and liability under Clauses 12.1.1 and 12.1.2 are limited to the repair, replacement or correction of any Warranted Part which is defective or to the supply of modification kits rectifying the defect, at the Seller's expense and option.

          The Seller may equally at its option furnish a credit to the Buyer equal to the price at which the Buyer is entitled to purchase a replacement for the defective Warranted Part.

12.1.4.2  In the event of a defect covered by sub-Clauses 12.1.1 (iii), 12.1.1
          (iv) and 12.1.2 (ii) becoming apparent within the Warranty Period and the Seller being obliged to correct such defect, the Seller shall also, if so requested by the Buyer, make such correction in any Aircraft which has not yet been delivered to the Buyer; provided, however,

          (i) that the Seller shall not be responsible nor deemed to be in default on account of any delay in delivery of any Aircraft or otherwise, in respect of the performance of this Agreement due to the Seller's undertaking to make such correction and provided further

          (ii) that, rather than accept a delay in the delivery of any such Aircraft, the Buyer and the Seller may agree to deliver such Aircraft with subsequent correction of the defect by the Buyer at the Seller's expense, or the Buyer may elect to accept delivery and thereafter file a warranty claim as though the defect had become apparent immediately after Delivery of such Aircraft.

12.14.3 In addition to the remedies set forth in Clauses 12.1.4.1 and 12.1.4.2, the Seller shall reimburse the direct labor costs spent by the Buyer in performing inspections of the Aircraft to determine whether or not a defect exists in any Warranted Part within the Warranty Period or until the corrective technical solution removing the need for the inspection is provided by the Seller.

          The above commitment is subject to the following conditions:

          (i) such inspections are recommended by a Seller Service Bulletin to be performed within the Warranty Period;

          (ii) the inspection is performed outside of a scheduled maintenance check as recommended by the Seller's Maintenance Planning Document;

          (iii) the reimbursement shall not apply for any inspections performed as an alternative to accomplishing corrective action when such corrective action has been made available to the Buyer and such corrective action could have reasonably been accomplished by the Buyer at the time such inspections are performed or earlier,

          (iv) the labor rate to be used for the reimbursement shall be labor rate

                                Clause 12 - 2/14
                defined in Clause 12.1.7, and

          (v) the manhours used to determine such reimbursement shall not exceed the Seller's estimate of the manhours required by the Buyer for such inspections.

12.1.5    WARRANTY CLAIM REQUIREMENTS

          Each Buyer's warranty claim ("WARRANTY CLAIM") shall be considered by the Seller only if the following conditions are first fulfilled:

          (i)   the defect having become apparent within the Warranty Period;

          (ii) the Buyer having submitted to the Seller proof reasonably satisfactory to the Seller that the claimed defect is due to a matter embraced within this Clause 12.1, and that such defect has not resulted from any act or omission of the Buyer, including but not limited to, any failure to operate and maintain the affected Aircraft or part thereof in accordance with the standards set forth or any matter covered in Clause 12.1.10;

          (iii) the Buyer having returned as soon as practicable the Warranted Part claimed to be defective to the repair facilities as may be designated by the Seller, except when the Buyer elects to repair a defective Warranted Part in accordance with the provisions of Clause 12.1.7;

          (iv) the Seller having received a Warranty Claim as set forth in Clause 12.1.6.

12.1.6    WARRANTY ADMINISTRATION

          The warranties set forth in Clause 12.1 shall be administered as hereinafter provided for:

          (i)   CLAIM DETERMINATION

                Warranty Claim determination by the Seller shall be reasonably based upon the claim details, reports from the Seller's local representative, historical data logs, inspection, tests, findings during repair, defect analysis and other suitable documents.

          (ii)  TRANSPORTATION COSTS

                Transportation costs for sending a defective Warranted Part to the facilities designated by the Seller and for the return therefrom of a repaired or replaced Warranted Part shall be borne by the Seller.

          (iii) RETURN OF AN AIRCRAFT

                In the event of the Buyer desiring to return an Aircraft to the Seller for consideration of a Warranty Claim, the Buyer shall notify the Seller of its intention to do so and the Seller shall, prior to such return, have the right to inspect such Aircraft and thereafter, without prejudice to its rights hereunder, to repair such Aircraft, at its sole option, either at the Buyer's facilities or at another place acceptable to the Seller. Return of any Aircraft by the Buyer to the Seller will be at the Buyer's expense and return of such Aircraft to the Buyer's facilities shall be at the Seller's expense.

                                Clause 12 - 3/14

          (iv)  ON-AIRCRAFT WORK BY THE SELLER

                In the event that a defect subject to this Clause 12.1 may justify the dispatch by the Seller of a working team to repair or correct such defect through the embodiment of one or several Seller's Service Bulletins at the Buyer's facilities, or in the event of the Seller accepting the return of an Aircraft to perform or have performed such repair or correction, then the labor costs for such on-Aircraft work are to be borne by the Seller at the labor rate defined in Clause 12.1.7.

                The condition which has to be fulfilled for on-Aircraft work by the Seller is that in the opinion of the Seller, the work necessitates the technical expertise of the Seller as manufacturer of the Aircraft.

                If said condition is fulfilled and if the Seller is requested to perform the work, the Seller and the Buyer shall agree on a schedule and place for the work to be performed.

          (v)   WARRANTY CLAIM SUBSTANTIATION

                In connection with each claim by the Buyer made under this Clause 12.1, the Buyer shall file a Warranty Claim on the Buyer's form within sixty (60) days after a defect became apparent. Such form must contain at least the following data:

                a) description of defect and action taken, if any,

                b) date of incident and/or removal date,

                c) description of the defective part,

                d) part number,

                e) serial number (if applicable),

                f) position on Aircraft,

                g) total flying hours or calendar time, as applicable at the date of defect appearance,

                h) time since last shop visit at the date of defect appearance,

                i) manufacturer serial number ("Manufacturer's Serial Number")
                   of the Aircraft and/or its registration,

                j) Aircraft total flying hours and/or number of landings at the date of defect appearance,

                k) Warranty Claim number,

                l) date of Warranty Claim,

                m) delivery date of Aircraft or part to the Buyer,

                Warranty Claims are to be addressed as follows:

                AIRBUS
                CUSTOMER SERVICES DIRECTORATE
                WARRANTY ADMINISTRATION
                Rond-Point Maurice Bellonte
                B.P. 33
                F-31707 BLAGNAC CEDEX

                                Clause 12 - 4/14

                FRANCE

          (vi)  REPLACEMENTS

                Components, equipment, accessories or parts, which the Seller has replaced pursuant to this Clause, shall become the Seller's property. The replacement components, equipment, accessories or parts provided by the Seller to the Buyer pursuant to this Clause shall become the Buyer's property.

          (vii) SELLER'S REJECTION

                The Seller shall provide reasonable written substantiation in case of rejection of a Warranty Claim. In such event the Buyer shall refund to the Seller reasonable inspection and test charges incurred in connection therewith.

          (viii)SELLER'S INSPECTION

                The Seller shall have the right to inspect the affected Aircraft and documents and other records relating thereto in the event of any Warranty Claim under this Clause 12.1.

12.1.7    INHOUSE WARRANTY

          (i)   SELLER'S AUTHORIZATION

                The Seller hereby authorizes the Buyer to perform the repair of Warranted Parts ("INHOUSE WARRANTY") subject to the terms of this Clause 12.1.7.

          (ii)  CONDITIONS FOR SELLER'S AUTHORIZATION

                The Buyer shall be entitled to repair such Warranted Parts only:

                - if the Buyer notifies the Seller's Representative of its intention to perform Inhouse Warranty repairs before any such repairs are started where the estimated cost of such repair is in excess of US Dollars five thousand (US$5,000). The Buyer's notification shall include sufficient detail regarding the defect, estimated labor hours and material to allow the Seller to ascertain the reasonableness of the estimate. The Seller agrees to use all reasonable efforts to ensure a prompt response and shall not unreasonably withhold authorization;

                - if adequate facilities and qualified personnel are available to the Buyer;

                - in accordance with the Seller's written instructions set forth in the applicable Seller's technical documentation;

                - to the extent specified by the Seller, or, in the absence of such specification, to the extent reasonably necessary to correct the defect, in accordance with the standards set forth in Clause 12.1.10.

                                Clause 12 - 5/14

          (iii) SELLER'S RIGHTS

                The Seller shall have the right to have any Warranted Part, or any part removed therefrom, claimed to be defective, returned to the Seller, as set forth in sub-Clause 12.1.6 (ii) if, in the judgement of the Seller, the nature of the defect requires technical investigation. The Seller shall further have the right to have a representative present during the disassembly, inspection and testing of any Warranted Part claimed to be defective, subject to its presence being practical and not unduly delaying the repair.

          (iv)  INHOUSE WARRANTY CLAIM SUBSTANTIATION

                Claims for Inhouse Warranty credit shall contain the same information as that required for Warranty Claims under sub-Clause 12.1.6 (v) and in addition shall include:

                a) a report of technical findings with respect to the defect,

                b) for parts required to remedy the defect:

                   - part numbers,

                   - serial numbers (if applicable),

                   - parts description,

                   - quantity of parts,

                   - unit price of parts,

                   - related Seller's or third party's invoices (if applicable),

                   - total price of parts,

                c) detailed number of labor hours,

                d) Inhouse Warranty Labor Rate,

                e) total claim value.

          (v)   CREDIT

                The Buyer's account shall be credited with an amount equal to the mutually agreed direct labor costs expended in performing the off-Aircraft repair of a Warranted Part and to the direct costs of materials incorporated in said repair.

                - For the determination of direct labor costs only manhours spent on disassembly, inspection, repair, reassembly, and final inspection and test of the Warranted Part are permissible. Any manhours required for maintenance work concurrently being carried out on the Aircraft or Warranted Part as well as for removal and installation of the Warranted Part are not included.

                - The manhours permissible above shall be multiplied by an agreed labor rate, ("INHOUSE WARRANTY LABOUR RATE") and representing the Buyer's composite labor rate meaning the average hourly rate (excluding all fringe benefits, premium time allowances, social charges, business taxes and the like) paid to the Buyer's employees whose jobs are directly related to the performance of the repair.

                - Direct material costs are determined by the prices at which the Buyer acquired such material, excluding any parts and materials

                                Clause 12 - 6/14
                   used for overhaul and as may be furnished by the Seller at no charge.

         (vi)  LIMITATION

               The Buyer shall in no event be credited for repair costs (including labor and material) in excess of sixty-five per cent (65%) of the current catalogue price for a replacement of the defective Warranted Part,

               or

               where the repair cost (including labor and material) is in excess of US Dollars five thousand (US$ 5,000) unless previously approved by the Seller in accordance with sub-Clause 12.1.7 (ii).


         (vii) SCRAPPED MATERIAL

               The Buyer shall retain any defective Warranted Part beyond economic repair and any defective part removed from a Warranted Part during repair for a period of either one hundred and twenty
               (120) days after the date of completion of repair or sixty (60) days after submission of a claim for Inhouse Warranty credit relating thereto, whichever is longer. Such parts shall be returned to the Seller within thirty (30) days of receipt of the Seller's request to that effect.

               Notwithstanding the foregoing, the Buyer may scrap any such defective parts which are beyond economic repair and not required for technical evaluation locally with the agreement of the Seller's local representative. Scrapped Warranted Parts shall be evidenced by a record of scrapped material certified by an authorized representative of the Buyer.

12.1.8   STANDARD WARRANTY TRANSFERABILITY

         The warranties provided for in this Clause 12.1 for any Warranted Part shall accrue to the benefit of any airline in revenue service, other than the Buyer, if the Warranted Part enters into the possession of any such airline as a result of a pooling or leasing agreement between such airlines and the Buyer, in accordance with the terms and subject to the limitations and exclusions of the foregoing warranties, and to the extent permitted by any applicable law or regulations.

12.1.9   WARRANTY FOR CORRECTED, REPLACED OR REPAIRED WARRANTED PARTS

         Whenever any Warranted Part which contains a defect for which the Seller is liable under Clause 12.1 has been corrected, replaced or repaired pursuant to the terms of this Clause 12.1, the period of the Seller's warranty with respect to such corrected, replaced or repaired Warranted Part whichever may be the case, shall be the remaining portion of the original warranty.

12.1.10  ACCEPTED INDUSTRY STANDARD PRACTICES - NORMAL WEAR AND TEAR

         The Buyer's rights under this Clause 12.1 are subject to the Aircraft and each component, equipment, accessory and part thereof being maintained, overhauled, repaired, and operated in accordance with accepted industry standard practices, all technical documentation and any other instructions issued by the Seller and the Suppliers and the Propulsion Systems Manufacturer and all applicable rules,

                               Clause 12 - 7/14
          regulations and directives of relevant Aviation Authorities.

12.1.10.1 The Seller's liability under this Clause 12.1 shall not extend to normal wear and tear nor to:

          (i) any Aircraft or component, equipment, accessory or part thereof which has been repaired, altered or modified after Delivery except by the Seller or in a manner approved by the Seller;

          (ii) any Aircraft or component, equipment, accessory or part thereof which has been operated in a damaged state;

          (iii) any component, equipment, accessory and part from which the trademark, name, part or serial number or other identification marks have been removed;

12.2      SELLER SERVICE LIFE POLICY

12.2.1 In addition to the warranties set forth in Clause 12.1, the Seller further agrees that should any item listed in Exhibit "F" ("ITEM") sustain any breakage or defect which can reasonably be expected to occur on a fleetwide basis, and which materially impairs the utility of the Item ("FAILURE"), and subject to the general conditions and limitations set forth in Clause 12.2.4, then the provisions of this Clause 12.2 ("SELLER SERVICE LIFE POLICY") shall apply.

12.2.2    PERIODS AND SELLER'S UNDERTAKINGS

          The Seller agrees that if a Failure occurs in an Item before the Aircraft in which such Item has been originally installed has completed thirty thousand (30,000) flying hours, or has completed twenty thousand (20,000) flight cycles, or within twelve (12) years after the Delivery of said Aircraft to the Buyer, whichever shall first occur, the Seller shall at its own discretion and as promptly as practicable and with the Seller's financial participation as hereinafter provided either:

12.2.2.1 design and furnish to the Buyer a correction for such Item with a Failure and provide any parts required for such correction (including Seller designed standard parts but excluding industry standard parts), or,

12.2.2.2  replace such Item.

                                Clause 12 - 8/14

12.2.3    ***

12.2.4    GENERAL CONDITIONS AND LIMITATIONS

12.2.4.1 The undertakings given in this Clause 12.2 shall be valid after the period of the Seller's warranty applicable to an Item under Clause 12.1.

12.2.4.2 The Buyer's remedy and the Seller's obligation and liability under this Service Life Policy are subject to the prior compliance by the Buyer with the following conditions:

          (i) the Buyer shall maintain log books and other historical records with respect to each Item adequate to enable determination of whether the alleged Failure is covered by this Service Life Policy and if so to define the costs to be borne by the Seller in accordance with Clause 12.2.3;

          (ii) the Buyer shall keep the Seller informed of any significant incidents relating to an Aircraft howsoever occurring or recorded;

                                Clause 12 - 9/14

          (iii) the Buyer shall comply with the conditions of Clause 12.1.10;

          (iv) the Buyer shall carry out specific structural inspection programs for monitoring purposes as may be established from time to time by the Seller. Such programs shall be as compatible as possible with the Buyer's operational requirements and shall be carried out at the Buyer's expense. Reports relating thereto shall be regularly furnished to the Seller;

          (v) in the case of any breakage or defect, the Buyer must have reported the same in writing to the Seller within sixty (60) days after any breakage or defect in an Item becomes apparent whether or not said breakage or defect can reasonably be expected to occur in any other aircraft, and the Buyer shall have informed the Seller of the breakage or defect in sufficient detail to enable the Seller to determine whether said breakage or defect is subject to this Service Life Policy.

12.2.4.3 Except as otherwise provided for in this Clause 12.2, any claim under this Service Life Policy shall be administered as provided for in and shall be subject to the terms and conditions of Clause 12.1.6.

12.2.4.4 In the event that the Seller shall have issued a modification applicable to an Aircraft, the purpose of which is to avoid a Failure, the Seller may elect to supply the necessary modification kit free of charge or under a pro rata formula. If such a kit is so offered to the Buyer, then, to the extent of such Failure and any Failures that could ensue therefrom, the validity of the Seller's commitment under this Clause 12.2 shall be subject to the Buyer's incorporating such modification in the relevant Aircraft, as promulgated by the Seller and in accordance with the Seller's instructions, within a reasonable time.

12.2.4.5 This Service Life Policy is neither a warranty, performance guarantee, nor an agreement to modify any Aircraft or airframe components to conform to new developments occurring in the state of airframe design and manufacturing art.

          The Seller's obligation herein is to furnish only those corrections to the Items or provide replacement therefor as provided for in Clause 12.2.3.

          The Buyer's sole remedy and relief for the non-performance of any obligation or liability of the Seller arising under or by virtue of this Service Life Policy shall be in monetary damages, limited to the amount the Buyer reasonably expends in procuring a correction or replacement for any Item which is the subject of a Failure covered by this Service Life Policy and to which such non-performance is related.

          The Buyer hereby waives, releases and renounces all claims to any further damages, direct, incidental or consequential, including loss of profits and all other rights, claims and remedies, arising under or by virtue of this Service Life Policy.

12.2.5    TRANSFERABILITY

          The Buyer's rights under this Clause 12.2 shall not be assigned, sold, leased, transferred or otherwise alienated by operation of law or otherwise, without the Seller's prior consent thereto, which shall not be unreasonably withheld and given in writing.

                                Clause 12 - 10/14

          Any unauthorized assignment, sale, lease, transfer or other alienation of the Buyer's rights under this Service Life Policy shall, as to the particular Aircraft involved, immediately void this Service Life Policy in its entirety.

12.3      SUPPLIER PRODUCT SUPPORT AGREEMENTS

          Prior to the Delivery of the first Aircraft, the Seller shall provide the Buyer with such warranties and service life policies that the Seller has obtained pursuant to the Supplier Product Support Agreement.

12.3.1    DEFINITIONS

12.3.1.1  "SUPPLIER" means any supplier of Supplier Parts.

12.3.1.2 "SUPPLIER PART" means any component, equipment, accessory or part installed in an Aircraft at the time of Delivery thereof as to which there exists a Supplier Product Support Agreement. However, the Propulsion Systems and Buyer Furnished Equipment and other equipment selected by the Buyer to be supplied by Suppliers with whom the Seller has no existing enforceable warranty agreements are not Supplier Parts.

12.3.1.3 "SUPPLIER PRODUCT SUPPORT AGREEMENT" means an agreement between the Seller and a Supplier containing enforceable and transferable warranties and in the case of landing gear suppliers, service life policies for selected structural landing gear elements.

12.3.2    SUPPLIER'S DEFAULT

12.3.2.1 In the event of any Supplier, under any standard warranty obtained by the Seller pursuant to Clause 12.3.1, defaulting in the performance of any material obligation with respect thereto and the Buyer submitting in reasonable time to the Seller reasonable proof that such default has occurred, then Clause 12.1 shall apply to the extent the same would have been applicable had such Supplier Part been a Warranted Part, except that the Supplier's warranty period as indicated in the Supplier Product Support Agreement shall apply.

12.3.2.2 In the event of any Supplier, under any Supplier Service Life Policy obtained by the Seller pursuant to Clause 12.3,1, defaulting in the performance of any material obligation with respect thereto and the Buyer submitting in reasonable time to the Seller reasonable proof that such default has occurred, then Clause 12.2 shall apply to the extent the same would have been applicable had such Supplier Item been listed in Exhibit F, Seller Service Life Policy, except that the Supplier's Service Life Policy period as indicated in the Supplier Product Support Agreement shall apply.

12.3.2.3 At the Seller's request, the Buyer shall assign to the Seller, and the Seller shall be subrogated to, all of the Buyer's rights against the relevant Supplier with respect to and arising by reason of such default and shall provide reasonable assistance to enable the Seller to enforce the rights so assigned.

                                Clause 12 - 11/14

12.4      INTERFACE COMMITMENT

12.4.1    INTERFACE PROBLEM

          If the Buyer experiences any technical problem in the operation of an Aircraft or its systems due to a malfunction, the cause of which, after due and reasonable investigation, is not readily identifiable by the Buyer, but which the Buyer reasonably believes to be attributable to the design characteristics of one or more components of the Aircraft ("INTERFACE PROBLEM"), the Seller shall, if so requested by the Buyer, and without additional charge to the Buyer except for transportation of the Seller's personnel to the Buyer's facilities, promptly conduct or have conducted an investigation and analysis of such problem to determine, if possible, the cause or causes of the problem and to recommend such corrective action as may be feasible. The Buyer shall furnish to the Seller all data and information in the Buyer's possession relevant to the Interface Problem, and shall cooperate with the Seller in the conduct of the Seller's investigations and such tests as may be required.

          At the conclusion of such investigation the Seller shall promptly advise the Buyer in writing of the Seller's opinion as to the cause or causes of the Interface Problem and the Seller's recommendations as to corrective action.

12.4.2    SELLER'S RESPONSIBILITY

          If the Seller determines that the Interface Problem is primarily attributable to the design of a Warranted Part, the Seller shall, if so requested by the Buyer and pursuant to the terms and conditions of Clause 12.1, correct the design of such Warranted Part to the extent of the Seller's obligation as defined in Clause 12.1.

12.4.3    SUPPLIER'S RESPONSIBILITY

          If the Seller determines that the Interface Problem is primarily attributable to the design of any Supplier Part, the Seller shall, if so requested by the Buyer, reasonably assist the Buyer in processing any warranty claim the Buyer may have against the Supplier.

12.4.4    JOINT RESPONSIBILITY

          If the Seller determines that the Interface Problem is attributable partially to the design of a Warranted Part and partially to the design of any Supplier Part, the Seller shall, if so requested by the Buyer, seek a solution to the Interface Problem through cooperative efforts of the Seller and any Supplier involved.

          The Seller shall promptly advise the Buyer of such corrective action as may be proposed by the Seller and any such Supplier. Such proposal shall be consistent with any then existing obligations of the Seller hereunder and of any such Supplier to the Buyer. Such corrective action when accepted by the Buyer shall constitute full satisfaction of any claim the Buyer may have against either the Seller or any such Supplier with respect to such Interface Problem.

12.4.5    GENERAL

12.4.5.1 All requests under this Clause 12.4 shall be directed to both the Seller and the Supplier.

                                Clause 12 - 12/14

12.4.5.2 Except as specifically set forth in this Clause 12.4, this Clause shall not be deemed to impose on the Seller any obligations not expressly set forth elsewhere in this Clause 12.

12.4.5.3 All reports, recommendations, data and other documents furnished by the Seller to the Buyer pursuant to this Clause 12.4 shall be deemed to be delivered under this Agreement and shall be subject to the terms, covenants and conditions set forth in this Clause 12.

12.5      WAIVER, RELEASE AND RENUNCIATION

          THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND REMEDIES OF THE BUYER SET FORTH IN THIS CLAUSE 12 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER AND/OR ITS SUPPLIERS EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE OR DATA DELIVERED UNDER THIS AGREEMENT INCLUDING BUT NOT LIMITED TO:

          (A)   ANY WARRANTY AGAINST HIDDEN DEFECTS;

          (B)   ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

          (C) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

          (D) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE SELLER'S AND/OR ITS SUPPLIERS' NEGLIGENCE, ACTUAL OR IMPUTED; AND

          (E) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE OR DATA DELIVERED UNDER THIS AGREEMENT.

          THE SELLER AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE OR DATA DELIVERED UNDER THIS AGREEMENT.

          FOR THE PURPOSES OF THIS CLAUSE 12.5, "THE SELLER" SHALL INCLUDE THE SELLER, AND ITS AFFILIATES.

12.6      DUPLICATE REMEDIES

          The Seller shall not be obliged to provide any remedy which duplicates any other remedy already provided to the Buyer in respect of the same defect under any part of this Clause 12 as such Clause may be amended, complemented or supplemented by other contractual agreements or by other Clauses of this

                                Clause 12 - 13/14

          Agreement.

12.7      NEGOTIATED AGREEMENT

          The Buyer specifically recognises that:

          (i) the Specification has been agreed upon after careful consideration by the Buyer using its judgment as a professional operator;

          (ii) this Agreement, and in particular this Clause 12, has been the subject of discussion and negotiation and is fully understood by the Buyer;

          (iii) the price of the Aircraft and the other mutual agreements of the Buyer set forth in this Agreement were arrived at in consideration of, inter alia, the provisions of this Clause 12, specifically including the waiver, release and renunciation by the Buyer set forth in Clause 12.5.

                                Clause 12 - 14/14

13        PATENT AND COPYRIGHT INDEMNITY

13.1      INDEMNITY

13.1.1 Subject to the provisions of Clause 13.2.3, the Seller shall indemnify the Buyer from and against any damages, costs or expenses including legal costs (excluding damages, costs, expenses, loss of profits and other liabilities in respect of or resulting from loss of use of the Aircraft) resulting from any infringement or claim of infringement by the Airframe (or any part or software installed therein at Delivery) of:

          (i)   any British, French, German, Spanish or U.S. patent;

          and

          (ii) any patent issued under the laws of any other country in which the Buyer may lawfully operate the Aircraft, provided that:

                (1) from the time of design of such Airframe, accessory, equipment or part and until infringement claims are resolved, such country and the flag country of the Aircraft are each a party to the Chicago Convention on international Civil Aviation of December 7, 1944, and are each fully entitled to all benefits of Article 27 thereof, or in the alternative,

                (2) from such time of design and until infringement claims are resolved, such country and the flag country of the Aircraft are each a party to the International Convention for the Protection of Industrial Property of March 20, 1883 ("Paris Convention");

          and

          (iii) in respect of computer software installed on the Aircraft, any copyright, provided that the Seller's obligation to indemnify shall be limited to infringements in countries which, at the time of infringement, are members of The Berne Union and recognise computer software as a "work" under the Berne Convention.

13.1.2    Clause 13.1.1 shall not apply to

          (i)   Buyer Furnished Equipment or Propulsion Systems; or

          (ii) parts not supplied pursuant to a Supplier Product Support Agreement; or

          (iii) software not created by the Seller but provided by the Buyer or caused to be provided by the Buyer.

                              Clause 13 - Page 1/2

13.1.3 In the event that the Buyer is prevented from using the Aircraft (whether by a valid judgement of a court of competent jurisdiction or by a settlement arrived at between claimant, Seller and Buyer), the Seller shall at its expense either:

          (i) procure for the Buyer the right to use the same free of charge to the Buyer; or

          (ii) replace the infringing part of the Aircraft as soon as possible with a non-infringing substitute complying in all other respects with the requirements of this Agreement.

13.2      ADMINISTRATION OF PATENT AND COPYRIGHT INDEMNITY CLAIMS

13.2.1 If the Buyer receives a written claim or a suit is threatened or commenced against the Buyer for infringement of a patent or copyright referred to in Clause 13.1, the Buyer shall:

          (i)   forthwith notify the Seller giving particulars thereof;

          (ii) furnish to the Seller all data, papers and records within the Buyer's control or possession relating to such patent or claim;

          (iii) refrain from admitting any liability or making any payment or assuming any expenses, damages, costs or royalties or otherwise acting in a manner prejudicial to the defense or denial of such suit or claim provided always that nothing in this sub-Clause
                (iii) shall prevent the Buyer from paying such sums as may be required in order to obtain the release of the Aircraft, provided such payment is accompanied by a denial of liability and is made without prejudice;

          (iv) fully co-operate with, and render all such assistance to, the Seller as may be pertinent to the defense or denial of the suit or claim;

          (v) act in such a way as to mitigate damages and / or to reduce the amount of royalties which may be payable as well as to minimise costs and expenses.

13.2.2 The Seller shall be entitled either in its own name or on behalf of the Buyer to conduct negotiations with the party or parties alleging infringement and may assume and conduct the defense or settlement of any suit or claim in the manner which, in the Seller's opinion, it deems proper.

13.2.3 The Seller's liability hereunder shall be conditional upon the strict and timely compliance by the Buyer with the terms of this Clause and is in lieu of any other liability to the Buyer express or implied which the Seller might incur at law as a result of any infringement or claim of infringement of any patent or copyright.

                              Clause 13 - Page 2/2

14        TECHNICAL DATA AND SOFTWARE SERVICES

          This Clause covers the terms and conditions for the supply of technical data and software services (hereinafter "TECHNICAL DATA") to support the Aircraft operation.

14.1      SCOPE

          The Technical Data shall be supplied in the English language using the aeronautical terminology in common use.

          Range, form, type, format, Air Transport Association ("ATA") / Non ATA compliance, quantity and delivery schedule of the Technical Data to be provided under this Agreement are covered in Exhibit G.

          Not used or only partially used Technical Data provided pursuant to this Clause shall not be compensated or credited to the Buyer.

14.2      AIRCRAFT IDENTIFICATION FOR TECHNICAL DATA

14.2.1 For the customized Technical Data the Buyer agrees to the allocation of fleet serial numbers ("FLEET SERIAL NUMBERS") in the form of block of numbers selected in the range from 001 to 999.

14.2.2 The sequence shall not be interrupted except if two (2) different Propulsion Systems or two (2) different Aircraft models are selected.

14.2.3 The Buyer shall indicate to the Seller the Fleet Serial Number allocated to the Aircraft Manufacturer's Serial Number within forty-five (45) days after execution of this Agreement. The allocation of Fleet Serial Numbers to Manufacturer's Serial Numbers shall not constitute any property, insurable or other interest of the Buyer whatsoever in any Aircraft prior to the Delivery of such Aircraft as provided for in this Agreement.

          The affected customized Technical Data are:

          -     Aircraft Maintenance Manual (and associated products),

          -     Illustrated Parts Catalog,

          -     Trouble Shooting Manual,

          -     Aircraft Wiring Manual,

          -     Aircraft Schematics Manual,

          -     Aircraft Wiring Lists.

14.3      INTEGRATION OF EQUIPMENT DATA

14.3.1    SUPPLIER EQUIPMENT

          Information relating to Supplier equipment which is installed on the Aircraft by the Seller shall be introduced into the customized Technical Data to the extent necessary for the comprehension of the systems concerned, at no additional charge to the Buyer for the Technical Data basic issue.

14.3.2    BUYER FURNISHED EQUIPMENT

14.3.2.1 The Seller shall introduce Buyer Furnished Equipment data, for equipment which is installed on the Aircraft by the Seller, into the customized Technical Data at no

                              Clause 14 - Page 1/24
          additional charge to the Buyer for the Technical Data basic issue, provided such data is provided in accordance with the conditions set forth in Clauses 14.3.2.2 through 14.3.2.5 hereunder.

14.3.2.2 The Buyer shall supply the data related to Buyer Furnished Equipment to the Seller at least six (6) months before the scheduled delivery of the customized Technical Data. The Buyer Furnished Equipment data supplied to the Buyer by the Seller shall be in English Language.

14.3.2.3 The supplied Buyer Furnished Equipment data shall be established in compliance with ATA 100/2200 standard Specification, in the Revision applicable to the corresponding Aircraft type.

          Subsequent revisions of the ATA Specification shall be considered as applicable.

14.3.2.4 The Buyer and the Seller shall enter into a "Data Supply/Exchange Agreement" with the aim of managing the Buyer Furnished Equipment data integration process in an efficient, expedite and economic manner.

14.3.2.5 The Buyer Furnished Equipment data shall be delivered in digital format (SGML) and/or in Portable Document Format (PDF), as shall have been set forth in the Data Supply/Exchange Agreement.

14.3.2.6 All costs related to the delivery to the Seller of the applicable Buyer Furnished Equipment data shall be borne by the Buyer.

14.4      DELIVERY

14.4.1 The Technical Data and corresponding revisions to be supplied by the Seller shall be sent to one address only as advised by the Buyer.

14.4.2 Packing and shipment of the Technical Data and their revisions shall be carried out in consideration of the quickest transportation methods. The shipment shall be Free Carrier (FCA) TOULOUSE, FRANCE and/or Free Carrier (FCA) HAMBURG, FEDERAL REPUBLIC OF GERMANY, as the term Free Carrier (FCA) is defined by publication no. 560 of the International Chamber of Commerce, published in January 2000.

14.4.3 The delivery schedule of the Technical Data shall be phased as mutually agreed to correspond with Aircraft deliveries. The Buyer agrees to provide forty (40) days notice when requesting a change to the delivery schedule.

14.4.4 It shall be the responsibility of the Buyer to coordinate and satisfy local Aviation Authorities' needs for Technical Data. Reasonable quantities of such Technical Data shall be supplied by the Seller at no charge to the Buyer Free Carrier (FCA) TOULOUSE, FRANCE and/or Free Carrier (FCA) HAMBURG, FEDERAL REPUBLIC OF GERMANY.

14.5      REVISION SERVICE

          Unless otherwise specifically stated, revision service shall be provided on a free of charge basis for a period of three (3) years after delivery of the last firmly ordered Aircraft covered under this Agreement.

                              Clause 14 - Page 2/24

          Thereafter revision service shall be provided at the standard conditions set forth in the then current Seller's Customer Services Catalog.

14.6      SERVICE BULLETINS (SB) INCORPORATION

          During the period of revision service and upon the Buyer's request for incorporation, which shall be made within two years after issuance of a Service Bulletin, Seller's Service Bulletin information shall be incorporated into the Technical Data for the Buyer's Aircraft after formal notification by the Buyer of its intention to accomplish a Service Bulletin. The split effectivity for the corresponding Service Bulletin shall remain in the Technical Data until notification from the Buyer that embodiment has been completed on all the Buyer's Aircraft. The above is applicable for Technical Data relating to maintenance. For the operational Data only the pre or post Service Bulletin status shall be shown.

14.7      FUTURE DEVELOPMENTS

          The Seller shall continuously monitor technological developments and apply them to data and document production and methods of transmission where beneficial and economical. The Buyer accepts to consider any new development proposed by the Seller for possible implementation.

14.8      TECHNICAL DATA FAMILIARIZATION

          Upon request by the Buyer, the Seller is ready to provide a one (1) week Technical Data familiarization training at the Seller's or at the Buyer's facilities. If such familiarization is conducted at the Buyer's facilities, the Buyer shall reimburse the Seller for all air travel (business class) and living expenses of the representatives of the Seller conducting such familiarization.

14.9      CUSTOMER ORIGINATED CHANGES (COC)

14.9.1 Buyer originated data may be introduced as COC into the following customized Technical Data:

          -     Aircraft Maintenance Manual (and associated products),

          -     Illustrated Parts Catalog,

          -     Trouble Shooting Manual,

          -     Aircraft Wiring Manual,

          -     Aircraft Schematics Manual,

          -     Aircraft Wiring Lists,

          -     Flight Crew Operating Manual,

          -     Quick Reference Handbook.

14.9.2 COC data shall be established by the Buyer according to the Customer Guide for Customer Originated Changes, as issued by the Seller. The Buyer shall ensure that any such data is in compliance with the requirements of its local Aviation Authorities.

          COC data shall be incorporated by the Seller into all affected customized Technical Data unless the Buyer specifies in writing the documents of its choice into which the COC data shall be incorporated. The customized Technical Data into which the COC data are incorporated shall only show the Aircraft configuration reflecting the

                              Clause 14 - Page 3/24

          COC data and not the configuration before such COC data's incorporation.

14.9.3.1 The Buyer hereby acknowledges and accepts that the incorporation of any COC into the Technical Data issued by the Seller shall be entirely at the Buyer's risk and that the Seller shall not be required to check any COC data submitted for incorporation.

          Further, the Buyer acknowledges full liability for the effects, including all related costs, which any COC may have on any subsequent Service Bulletins and/or modifications.

14.9.3.2 THE SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OR LIABILITIES, EXPRESSED OR IMPLIED, ORAL OR WRITTEN, ARISING BY LAW, COURSE OF DEALING OR OTHERWISE, AND WITHOUT LIMITATION ALL WARRANTIES AS TO QUALITY, OPERATION, MERCHANTABILITY, FITNESS FOR ANY INTENDED PURPOSE, AND ALL OTHER CHARACTERISTICS WHATSOEVER, INCLUDING ANY OMISSIONS OR INACCURACIES THEREIN, OF ANY CUSTOMER ORIGINATED CHANGES INCORPORATED INTO THE TECHNICAL DATA ISSUED BY THE SELLER.

          THE FOREGOING DISCLAIMER SHALL ALSO APPLY TO ANY OTHER PORTION OF THE SELLER'S TECHNICAL DATA WHICH MAY BE AFFECTED BY ANY SUCH CUSTOMER ORIGINATED CHANGES.

14.9.3.3 In the event of the Seller being required under any court order or settlement to indemnify any third party for injury, loss or damage incurred directly or indirectly as a result of incorporation of any COC into the Technical Data issued by the Seller, the Buyer agrees to reimburse the Seller for all payments or settlements made in respect of such injury, loss or damage including any expenses incurred by the Seller in defending such claims.

14.9.4 The incorporation of any COC as aforesaid shall be performed under the conditions specified in the Seller's then current Customer Services Catalog.

14.10     SOFTWARE SERVICES

14.10.1   PERFORMANCE ENGINEER'S PROGRAMS

14.10.1.1 In addition to the standard operational manuals, the Seller shall provide to the Buyer software components and databases composing the Performance Engineer's Programs (PEP) for the Aircraft type covered under this Agreement under licence conditions as defined in Appendix A to this Clause.

14.10.1.2 Use of the PEP shall be limited to one (1) copy to be used on one (1) computer. The PEP is intended for use on ground only and shall not be embarked on board of the Aircraft.

14.10.1.3 The licence to use the PEP shall be granted free of charge for as long as the revisions of the PEP are free of charge in accordance with Clause 14.5. At the end of such period, the yearly revision service for the PEP shall be provided to the Buyer at the standard commercial conditions set forth in the then current Seller's Customer Services Catalog.

14.10.2   AIRN@V BASIC CONSULTATION

                              Clause 14 - Page 4/24

            Certain Technical Data are provided on DVD under licence conditions as defined in Appendix A to this Clause.

            The affected Technical Data under Basic AirN@v are the following;

            -     Trouble Shooting Manual,

            -     Aircraft Maintenance Manual,

            -     Illustrated Parts Catalog.

            The licence to use Basic AirN@v shall be granted free of charge for the Aircraft for as long as the revisions of Basic AirN@v are free of charge in accordance with Clause 14.5. At the end of such period, the yearly revision service for Basic AirN@v shall be provided to the Buyer at the standard commercial conditions set forth in the then current Seller's Customer Services Catalog.

14.10.3     AIRBUS ON-LINE SERVICES

            Airbus On-Line Services is a database allowing the Buyer to access through a web-portal a wide range of services.

            For the sake of clarification, it is hereby specified that Technical Data accessed through Airbus On-Line Services, which access is covered by licence conditions set forth in Appendix C hereto, remain subject to the conditions of this Clause 14.

            In addition, should Airbus On-Line Services provide access to Technical Data in software format, the use of such software shall be further subject to the conditions of Appendix A hereto.

14.10.3.1   AIRBUS ON-LINE BASIC SERVICES

            The Airbus On-Line Basic Services available free of charge under this Agreement, as described in Appendix B hereto, shall be provided for as long as the Aircraft are operated by the Buyer.

14.10.3.2   ON-LINE TECHNICAL DATA

14.10.3.2.1 Certain Technical Data as defined in Exhibit "G" are provided on-line at no cost as long as revision service is provided in accordance with Clause 14.5.

14.10.3.2.2 The list of the Technical Data available on-line may be extended from time to time.

            For any Technical Data which is or becomes available on-One, the Seller reserves the right to suppress other formats for the concerned Technical Data.

14.10.3.3 Access to Airbus On-Line Services shall be granted free of charge for a maximum of twenty-five (25) of the Buyer's users (including one Buyer Administrator) for the Technical Data related to the Aircraft which shall be operated by the Buyer.

14.10.3.4 Access to Airbus On-Line Services is subject to licence conditions as set forth in Appendix C hereto.

14.11       WARRANTIES

14.11.1 The Seller warrants that the Technical Data are prepared in accordance with the

                              Clause 14 - Page 5/24
            state of art at the date of their conception. Should any Technical Data prepared by the Seller contain non-conformity or defect, the sole and exclusive liability of the Seller shall be to take all reasonable and proper steps to, at its option, correct or replace such Technical Data. Notwithstanding the above, no warranties of any kind are given for the Customer Originated Changes, as set forth in Clause 14.9.

14.11.2 THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND REMEDIES OF THE BUYER SET FORTH IN THIS CLAUSE 14 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER AND/OR ITS SUPPLIERS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY TECHNICAL DATA DELIVERED UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO:

            (A)   ANY WARRANTY AGAINST HIDDEN DEFECTS;

            (B)   ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

            (C) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

            (D) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE SELLER'S AND/OR ITS SUPPLIERS' NEGLIGENCE, ACTUAL OR IMPUTED; AND

            (E) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART THEREOF OR ANY TECHNICAL DATA DELIVERED HEREUNDER.

            THE SELLER AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY TECHNICAL DATA DELIVERED UNDER THIS AGREEMENT.

            FOR THE PURPOSES OF THIS CLAUSE 14.11.2, "THE SELLER" SHALL INCLUDE THE SELLER AND ANY OF ITS AFFILIATES.

14.12       PROPRIETARY RIGHTS

14.12.1 All proprietary rights, including but not limited to patent, design and copyrights, relating to Technical Data shall remain with the Seller and/or its Affiliates as the case may be.

            These proprietary rights shall also apply to any translation into a language or languages or media that may have been performed or caused to be performed by the Buyer.

14.12.2 Whenever this Agreement provides for manufacturing by the Buyer, the consent given by the Seller shall not be construed as express or implicit approval howsoever neither of the Buyer nor of the manufactured products. The supply of the Technical Data shall not be construed as any further right for the Buyer to design or manufacture any Aircraft or part thereof or spare part.

                             Clause 14 - Page 6/24

14.13       CONFIDENTIALITY

14.13.1 The Technical Data and their content are designated as confidential. All such Technical Data are supplied to the Buyer for the sole use of the Buyer who undertakes not to disclose the contents thereof to any third party without the prior written consent of the Seller save as permitted therein or otherwise pursuant to any government or legal requirement imposed upon the Buyer.

14.13.2 In the case of the Seller having authorized the disclosure to third parties either under this Agreement or by an express prior written authorization, the Buyer shall undertake that such third party agree to be bound by the same conditions and restrictions as the Buyer with respect to the disclosed Technical Data.

                              Clause 14 - Page 7/24

                            APPENDIX A TO CLAUSE 14

                                 LICENCE FOR USE

                                       OF

                                    SOFTWARE

                              Clause 14 - Page 8/24

                           LICENCE FOR USE OF SOFTWARE

1.    DEFINITIONS

      For the purposes of this licence the following definitions shall apply:

      "LICENSOR" means the Seller.

      "LICENSEE" means the Buyer.

      "SOFTWARE" means the set of programs, configurations, processes, rules and, if applicable, documentation related to the operation of the data processing.

      "FREEWARE" means the Software furnished free of charge to the Licensee.

      "COMPOSITE WORK" means the work composed of various elements, such as database, software or data, and which necessitates the use of the Software

      "USER GUIDE" means the documentation, which may be in electronic format, designed to assist the Licensee to use the Software, Freeware or Composite Work, as applicable.

      Capitalized terms used herein and not otherwise defined in this Software Licence shall have the meaning assigned thereto in the Agreement.

2.    GRANT

      The Licensor grants the Licensee the right to use the Software under the conditions set forth below ("the SOFTWARE LICENCE"). The Software Licence shall also apply to any Freeware and/or Composite Work delivered by the Licensor.

3.    PERSONAL LICENCE

      The sole right granted to the Licensee under this Software Licence is the right to use the Software. The Software Licence is personal to the Licensee, for its own internal use, and is non-transferable and non-exclusive.

4.    COPIES

      Use of the Software is limited to the number of copies delivered by the Licensor to the Licensee and to the medium on which the Software is delivered. No reproduction shall be made without the written consent of the Licensor. It is however agreed that the Licensee is authorized to copy the Software for back-up and archiving purposes. Any copy authorized by the Licensor to be made by the Licensee shall be performed under the sole responsibility of the Licensee. The Licensee agrees to reproduce the copyright and other notices as they appear on or within the original media on any copies that the Licensee makes of the Software.

5.    TERM

      Subject to the Licensee having complied with the terms of this Software Licence, the rights under the Software Licence shall be granted from the date of first delivery of the Software to

                             Clause 14 - Page 9/24

      December 31st of the year of delivery. For the following years, the rights under this Software Licence shall be automatically granted to the Licensee from January 1st to December 31st, subject to compliance by the Licensee with its obligations.

      The Licensee may terminate the Software Licence by notifying in writing to the Licensor its desire not to renew the service for the following year. Such notification shall be received by the Licensor not later than November 30th of the current year.

      For clarification purposes, it is hereby expressly stated that the Software may be offered for a limited period. In the event that the Licensor should offer a replacement product, the conditions for using such product shall be subject to a separate agreement.

6.    CONDITIONS OF USE

      Under the present Software Licence, the Licensee shall:

      - do its utmost to maintain the Software and the relating documentation in good working condition, in order to ensure the correct operation thereof;

      - use the Software in accordance with such documentation and the User Guide, and ensure that the staff using the Software has received the appropriate training;

      - use the Software exclusively in the technical environment defined in the applicable User Guide, except as otherwise agreed in writing between the parties (subject to said agreement, decompilation may be exceptionally agreed to by the Licensor in order for the Licensee to obtain the necessary information to enable the Software to function in another technical environment);

      - use the Software for its own internal needs and on its network only, when technically possible, and exclusively on the machine referenced and the site declared;

      - not alter, reverse engineer, modify or adapt the Software, nor integrate all or part of the Software in any manner whatsoever into another software product;

      - when the source code is provided to the Licensee, the Licensee shall have the right to study and test the Software, under conditions to be expressly specified by the Licensor, but in no event shall the Licensee have the right to correct, modify or translate the Software;

      - nor correct the Software, except that such correction right may exceptionally be granted to the Licensee by the Licensor in writing

      - not translate, disassemble or decompile the Software, nor create a software product derived from the Software;

      - not attempt to or authorize a third party to discover or re-write the Software source codes in any manner whatsoever;

      - not delete any identification or declaration relative to the intellectual property rights, trademarks or any other information related to ownership or intellectual property rights provided in the Software by the Licensor;

      - not pledge, sell, distribute, grant, sub-licence, lease, lend, whether on a free-of-charge basis or against payment, or permit access on a time-sharing basis or any other utilization of the Software, whether in whole or in part, for the benefit of a third party;

                             Clause 14 - Page 10/24

      - not permit any third party to use the Software in any manner, including but not limited to, any outsourcing, loan, commercialization of the Software or commercialization by merging the Software into another software or adapting the Software, without prior written consent from the Licensor.

      The Licensor shall be entitled, subject to providing reasonable prior written notice thereof to the Licensee, to come and verify in the Licensee's facilities whether the conditions specified in the present Software Licence are respected. This shall not however engage the responsibility of the Licensor in any way whatsoever.

7.    TRAINING

      In addition to the User Guide provided with the Software, training and other assistance shall be provided upon the Licensee's request on a chargeable basis.

8.    PROPRIETARY RIGHTS

      The Software is proprietary to the Licensor or the Licensor has acquired the intellectual property rights necessary to grant this Software Licence. The copyright and all other proprietary rights in the Software are and shall remain the property of the Licensor.

      The Licensor reserves the right to modify any Software at its sole discretion without prior notice to the Licensee.

9.    COPYRIGHT INDEMNITY

      The Licensor shall defend and indemnify the Licensee against any claim that the normal use of the Software infringes the intellectual property rights of any third party, provided that the Licensee:

      -     Immediately notifies the Licensor of any such claim;

      -     Makes no decision or settlement of any claim;

      - Allows the Licensor to have sole control over all negotiations for its settlement;

      - Gives the Licensor all reasonable assistance in connection therewith.

      Should the Licensee be prevented from using the Software by any enforceable court decision, the Licensor shall at its own costs and at its choice either modify the Software to avoid infringement or obtain for the Licensee the right to use the Software.

10.   CONFIDENTIALITY

      The Software and its contents are designated as confidential. The Licensee undertakes not to disclose the Software or parts thereof to any third party without the prior written consent of the Licensor. In so far as it is necessary to disclose aspects of the Software to the employees, such disclosure is permitted solely for the purpose for which the Software is supplied and only to those employees who need to know the same.

      The obligations of the Licensee to maintain confidentiality shall survive the termination of the Software Licence grant for a period of ten (10) years.

                             Clause 14 - Page 11/24

11.   WARRANTY

      The Licensor warrants that the Software is prepared in accordance with the state of art at the date of its conception and shall perform substantially in accordance with its functional and technical specification at the time of delivery. Should the Software be found to contain any non-conformity or defect, the Licensee shall notify the Licensor promptly thereof and the sole and exclusive liability of the Licensor under this Software Licence shall be to correct the same.

      THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE LICENSOR AND/OR ITS SUPPLIERS AND REMEDIES OF THE LICENSEE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE LICENSEE HEREBY WAIVES, RELEASE AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE LICENSOR AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF THE LICENSEE AGAINST THE LICENSOR, ITS SUPPLIERS AND/OR THEIR INSURERS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY SOFTWARE DELIVERED UNDER THIS SOFTWARE LICENCE INCLUDING BUT NOT LIMITED
      TO:

      (A)   ANY WARRANTY AGAINST HIDDEN DEFECTS;

      (B)   ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

      (C) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

      (D) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE LICENSOR'S AND/OR ITS SUPPLIERS' NEGLIGENCE, ACTUAL OR IMPUTED; AND

      (E) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART THEREOF OR ANY SOFTWARE DELIVERED HEREUNDER.

      THE LICENSOR AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY SOFTWARE DELIVERED UNDER THIS SOFTWARE LICENCE.

      FOR THE PURPOSES OF THIS CLAUSE 11, "THE LICENSOR" SHALL INCLUDE THE LICENSOR, ITS AFFILIATES AND ANY OF THEIR RESPECTIVE INSURERS.

      The Licensor shall have no liability for data that is entered into the Software by the Licensee and/or used for computation purposes.

12.   LIABILITY AND INDEMNITY

      The Software is supplied under the express condition that the Licensor shall have no liability in contract or in tort arising from or in connection with the use or possession by the Licensee of the Software and that the Licensee shall indemnify and hold the Licensor harmless from and against any liabilities and claims resulting from such use or possession.

13.   EXCUSABLE DELAYS

13.1 The Licensor shall not be responsible nor be deemed to be in default on account of delays in delivery or otherwise in the performance of this Software Licence or any part thereof due to causes reasonably beyond Licensor's or its subcontractors' control including but not limited to:

                             Clause 14 - Page 12/24
      natural disasters, fires, floods, explosions or earthquakes, epidemics or quarantine restrictions, serious accidents, total or constructive total loss, any act of the government of the country of the Licensee or the governments of the countries of Licensor or its subcontractors, war, insurrections or riots, failure of transportation, communications or services, strikes or labor troubles causing cessation, slow down or interruption of services, inability after due and timely diligence to procure materials, accessories, equipment or parts, failure of a subcontractor or vendor to furnish materials, accessories, equipment or parts due to causes reasonably beyond such subcontractor's or vendor's control or failure of the Licensee to comply with its obligations arising out of the present Software Licence.

13.2 The Licensor shall, as soon as practicable after becoming aware of any delay falling within the provisions of this Clause, notify the Licensee of such delay and of the probable extent thereof and shall, subject to the conditions as hereinafter provided and as soon as practicable after the removal of the cause or causes for delay, resume performance under the Software Licence.

13.3  Should an event of force majeure last for a period extending beyond three
      (3) months, the Software Licence shall be automatically terminated, as a matter of right, unless otherwise agreed in writing, without compensation for either the Licensor or the Licensee.

14.   TERMINATION

      In the event of breach of an obligation set forth in this Software Licence by either the Licensor or the Licensee, which is not cured within 30 days from the date of receipt of a written notice notifying the breach, the non-breaching party shall be entitled to terminate this Software Licence.

      In the event of termination for any cause, the Licensee shall no longer have any right to use the Software and shall return to the Licensor all copies of the Software and any relating documentation together with an affidavit to that effect. In case of breach by the Licensee, the Licensor shall be entitled to retain any amount paid for the ongoing year.

15.   GENERAL PROVISIONS

15.1 This Software Licence or part thereof shall not be assigned to a third party without the prior written consent of the other party except that the Licensor may assign this Licence to any of the Licensor's Affiliates.

15.2 This Software Licence shall be governed by the laws of France. All disputes arising in connection with this Software Licence shall be submitted to the competent courts of Toulouse, France.

15.3 In the event that any provision of this Software Licence should for any reason be held ineffective, the remainder of this Software Licence shall remain in full force and effect.

      The invalid provision shall be replaced by such valid one as the parties would have chosen had they been aware of such invalidity.

15.4 All notices and requests required or authorized hereunder shall be given in writing either by registered mail (return receipt requested) or by telefax. In the case of any such notice or request being given by registered mail, the date upon which the answerback is recorded by the addressee or, in case of a telefax, the date upon which the answerback is recorded by the sender's telefax machine, shall be deemed to be the effective date of such notice or request.

                             Clause 14 - Page 13/24

                                                         APPENDIX B TO CLAUSE 14

                             APPENDIX B TO CLAUSE 14

                             AIRBUS ON-LINE SERVICES

                                 BASIC SERVICES

                             Clause 14 - Page 14/24

                                                         APPENDIX B TO CLAUSE 14

                                 BASIC SERVICES

[ ] MAINTENANCE & ENGINEERING

      -     ENGINEERING TECHNICAL DATA SERVICE (ETDS)

            The ETDS service shall provide access, via a document index, to the contents of:

                  - Service Bulletins - issued since beginning of 1993 (SB's after July 1997 in SGML; SB's between 1993 and July 1997 in PDF)

                  -     Modification Information Document (MID)

                  -     All Operators Telex (AOT)

                  -     Flight Operations Telex (FOT)

                  -     Service Information Letter (SIL)

                  -     Consignes de Navigabilite (CN)

                  -     Airworthiness Directives (AD)

                  -     Technical follow-up (TFU)

                  -     Operators Information Telex (OIT)

      -     QUARTERLY SERVICE REPORT (QSR)

            The QSR-WEB is the new electronic format of the Quarterly Service Report, featuring Web technology.

      -     REPAIR GUIDE (ARG/AOG)

            This service shall provide the Buyer with information about Suppliers' authorized repair stations and the AOG stock locations.

      -     MODIFICATION COMPARISON LIST (ACCL)

            The purpose of this service is to provide the Buyer with Modification Comparison Lists that are created for each and every aircraft delivered.

[ ] TRAINING

            The training catalog is available.

                             Clause 14 - Page 15/24

                                                         APPENDIX B TO CLAUSE 14

[ ] MATERIEL

      -     SPARES ORDERING

            This service is already available in an autonomous mode (http://spares.airbus.com). The integration in Airbus On-Line Services Basic services is in progress.

[ ] GENERAL INFORMATION

      -     CUSTOMER SERVICES CATALOG

      -     WARRANTY CLAIM (CAWA)

            Four main functions are available:

            -     Warranty claims booking

            -     Consultation of the warranty claims status

            - Consultation of statistics on response time regarding closed/open files

            -     Consultation of warranty guide

            NOTE: Warranty Services are aimed at people who have authority to file warranty claims.

      -     VENDOR INFORMATION MANUAL (VIM)

            The VIM/E gives contact for major equipment Suppliers, who have signed Customer Support agreements with the Seller, including their Regional Customer Support facilities and equipment by aircraft type.

      -     SUPPLIER PRODUCT SUPPORT AGREEMENT (SPSA)

            The SPSA is the collection of the Agreements that the Seller has reached with its major Suppliers; these Agreements are transferable to the Buyer.

            These Agreements are based on the Seller's GCP/General Conditions of Purchase, Part II, 450, 650 and 2000.

                             Clause 14 - Page 16/24

                                                         APPENDIX C TO CLAUSE 14

                             APPENDIX C TO CLAUSE 14

                   LICENCE FOR USE OF AIRBUS ON-LINE SERVICES

                             Clause 14 - Page 17/24

                                                         APPENDIX C TO CLAUSE 14

             AIRBUS ON-LINE SERVICES GENERAL CONDITIONS OF LICENSING

These Airbus On-Line Services General Conditions of Licensing ("the CONDITIONS") shall apply to services provided by the Seller in relation with Airbus On-Line Services.

1.    DEFINITIONS

      In these Conditions:

      The "Access Procedure Kit"          means the information necessary for
                                          accessing the Database.

      The "Administrator"                 means the person appointed by the User
                                          Entity to be responsible for
                                          qualifying, suspending or canceling
                                          the qualification of an Authorized
                                          User, gathering identification
                                          information relative to such
                                          Authorized User, applying to the
                                          Certification-Service-Provider for the
                                          appropriate Certificate, providing the
                                          necessary access equipment as
                                          specified by the Seller, registering
                                          the Authorized User and the Authorized
                                          User related Certificate with the
                                          Seller and managing the Authorized
                                          Users.

      The "Authorized User"               means a natural person who has been
                                          authorized by the Administrator of the
                                          User Entity to access the Database
                                          under these Conditions.

      The "Certificate"                   means an electronic record (file) that
                                          binds a Public Key to the identity of
                                          the owner of a Public - Private Key
                                          pair and is signed by the
                                          Certification-Service-Provider.

      The "Certification-Service-         means an entity or a legal or natural
      Provider"                           person retained by the Seller, who
                                          issues Certificates and/or provides
                                          other services related to Electronic
                                          Signature.

      The "Data"                          means usual representation of a piece
                                          of information - whether collected or
                                          produced on any medium - so as to
                                          facilitate its processing on the
                                          Database.

      The "Database"                      means Data of the Seller organized in
                                          such a manner as to be used by
                                          computer programs forming distinct
                                          applications to facilitate electronic
                                          or telecommunication Data exchange and
                                          computer programs comprising the
                                          necessary electronic elements for the
                                          operation of the Database such as a
                                          Database index, viewing systems, and
                                          database services known as Airbus
                                          On-Line Services.

      The "Electronic Signature"          means data in electronic form which
                                          are attached to or logically
                                          associated with other electronic data
                                          and which serve as a method of
                                          authentication.

      The "Extracting"                    means temporary or permanent transfer
                                          of Data from a Database by any means
                                          or media.

      The "Multibase"                     means a set of databases, which
                                          compose the Database.

      The "On-Line Help"                  means on-line operating assistance and
                                          guidance information.

      The "Public key"                    means the public cryptographic key
                                          used for the purpose of verifying an
                                          Electronic Signature.

      The "Public Key Infrastructure"     means the system organizing the
                                          generation and distribution of keys
                                          and Certificates.

                             Clause 14 - Page 18/24

                                                         APPENDIX C TO CLAUSE 14

      The "Private Key"                   means the private cryptographic key
                                          used for the purpose of creating an
                                          Electronic Signature.

      The "Reader"                        means equipment to be acquired by the
                                          User Entity to be used with the
                                          Smartcard for authentication of the
                                          User Entity's Authorized Users.

      The "Smartcard"                     means a card supplied by the Seller,
                                          memorizing the User Entity's
                                          Authorized User's identity, personal
                                          password and Private Key for use with
                                          the Reader for authentication and
                                          security purposes.

      The "Substantial Extraction"        means permanent or temporary transfer
                                          of a substantial part of the Data from
                                          the Database by any means or media.

      The "Use"                           means viewing, Extracting, reviewing,
                                          printing, reproducing, on any media,
                                          of Data from the Database, under the
                                          conditions set forth in these
                                          Conditions.

      The "User Entity"                   means the Buyer.

      The "User Guide"                    means documentation, which may be in
                                          electronic format, designed to assist
                                          the Authorized User to use the
                                          Database.

      Capitalized terms used herein and not otherwise defined in these Conditions shall have the meaning assigned thereto in the Agreement.

2.    SCOPE

2.1 The Seller has built an original Database from Data realized and collected by the Seller related to Airbus aircraft technical and commercial documentation and information, which is available via a set of services known as Airbus On-Line Services ("AIRBUS ON-LINE SERVICES"). The different Airbus On-Line Services may be accessed via Airbus On-Line Services website.

2.2 The Conditions define the terms and conditions under which the Seller grants the User Entity, who accepts, a personal, non-exclusive, non-assignable and non-transferable right to use Data from the Airbus On-Line Services Database for its own professional needs.

2.3 The User Entity represents to be competent to use and evaluate the Airbus On-Line Services and represents further that the Database matches its professional needs. The User Entity also represents to have the adequate resources to administer its Authorized Users and to implement Electronic Signature technology.

3.    LICENCED RIGHTS

      The User Entity shall be granted, for Authorized Users only, a non-exclusive, personal, non-transferable, non-assignable right to access, use, extract, reproduce, print Data from the Database from the site(s) designated by the Seller for its own strictly professional needs for the duration of these Conditions.

      Such right shall extend to all Authorized Users of the User Entity on the basis of the level of service selected by the User Entity. The User Entity shall not, under any circumstances, carry out a Substantial Extraction of Data from the Database.

4.    CONFIGURATION

      The User Entity acknowledges that the Seller may not be held responsible for any consequences attached to the Seller's modification from time to time of its information system's configuration, including its operating system, and of any software used in connection with the Database.

                             Clause 14 - Page 19/24

                                                         APPENDIX C TO CLAUSE 14

5.    DATABASE CONDITIONS OF USE

5.1 The User Entity shall appoint one or several Administrators who shall be responsible for qualifying, suspending or canceling the qualification of Authorized Users, gathering identification information relative to such Authorized Users, applying to the Certification-Service-Provider for the appropriate Certificate, providing the necessary access equipment as specified by the Seller, registering the Authorized Users and the Authorized User related Certificates with the Seller and managing the Authorized Users.

      An Authorized User may access Airbus On-Line Services by logging onto the Airbus On-line Services website as specified by the Seller. Log on procedures set forth by the Seller and in the Access Procedure Kit made available to the User Entity require a Certificate issued by a Certification-Service-Provider, used with the Authorized User's Smartcard and a Reader for the Administrator.

5.2 The User Entity is only granted the right to use the Airbus On-Line Services Database services under the terms and conditions set forth herein. The Database shall only be used for the User Entity's own professional needs. The User Entity shall be solely responsible for the choice of the services it wishes to access.

      The User Entity is solely responsible for defining its own search strategy on the Database, for evaluating the appropriateness of the search results and for defining how to use the Data obtained from the Database.

      The User Entity shall take every measure necessary to prevent unauthorized access to the Database, the Data and to the documentation including the User Guide. Positive authentication of an Authorized User in the conditions set forth herein and as specified by the Seller shall bind the User Entity for each and every transaction performed by such Authorized User and the User Entity expressly waives any right to repudiate any transaction resulting from such Use.

      The User Entity shall comply with the security procedure as defined by the Seller.

6.    DATABASE AVAILABILITY

      The Database shall be available to the User Entity on a 24 hours a day / 7 days a week basis. Notwithstanding the above, the Seller reserves the right to suspend temporarily the access to Airbus On-Line Services where such suspension is necessary for fixing security problems, performing maintenance services, updating and/or upgrading the Database. The Seller shall inform the User Entity in due time before any scheduled suspension, except in case of security problems.

7.    EVIDENTIARY AGREEMENT

      The electronic logs produced by the Seller's information system shall be held as valid evidence of the communications, transactions and payments made between the Seller and the User Entity via reiterated, electronically communicated consent. The Seller shall store such logs in a reasonably secure manner on its information system or any third party's system or medium.

      The Seller shall also ensure that such data contained on such logs are not altered or modified after their initial recording.

8.    ELECTRONIC SIGNATURE

      The use by the User Entity of the Certificates together with the Readers remains within the User Entity's sole control and shall attest:

      -     authentication of the User Entity and the Authorized User;

      - authentication of the Data communicated by and/or to the User Entity and the Authorized User;

      -     Electronic Signature of the User Entity and the Authorized User.

                             Clause 14 - Page 20/24

                                                         APPENDIX C TO CLAUSE 14

9.     CERTIFICATION

       The Seller shall specify a Certification-Service-Provider, who shall provide for certification of the Authorized Users.

       Such Certification-Service-Provider shall, upon the User Entity's application, issue one or several Certificates containing the identification of the Certification-Service-Provider and the country in which such Certificate was established, the identification of the User Entity and the Authorized User, the User Entity's and the Authorized User's Public Key corresponding to the User Entity's and the Authorized User's Private Key, the identity code of the Certificate, the Electronic Signature of the Certification-Service-Provider issuing the Certificate and possible limitations on the scope of use of the Certificate.

10.    INTELLECTUAL PROPERTY RIGHTS

10.1 The User Entity is hereby informed that the Database is owned by the Seller and/or its Affiliates, as the case may be, pursuant to French intellectual property laws. The User Entity shall not infringe directly or indirectly the Seller's and/or its Affiliates' ownership rights on the Database. The User Entity shall not deactivate the Database-integrated security system.

10.2 The User Entity is not authorized to make representations in any form whatsoever, to market or to promote the Database or any Data from the Database, whether gratuitously or for a consideration. The User Entity is not authorized to adapt, modify, alter, arrange or translate the Database for any reason. The User Entity is not authorized to create a new Database competing with the Seller's Database. The User Entity is not authorized to alter in any way the Database's architecture.

10.3 The User Entity shall inform members of its personnel, agents and representatives of the terms of the foregoing disposition as well as of the terms limiting the Database Use provided under these Conditions. The User Entity shall take all necessary steps to prevent unauthorized access to the Database. The User Entity shall maintain all copyright mentions appearing on the Database, Data and documentation including User Guide, on any media.

10.4 The foregoing does not operate any assignment of intellectual property rights to the User Entity but, rather, grants the User Entity rights to use the Database as provided under these Conditions.

10.5 User documentation, including User Guide and On-Line Help, is and shall remain the Seller's property. The User Entity is granted a right to use such documentation solely in connection with its Use of the Database.

11.    INTELLECTUAL PROPERTY RIGHTS INDEMNITY

       The Seller shall defend and indemnify the User Entity against any claim that the normal Use of the Database infringes the intellectual property rights of any third party, provided that the User Entity:

       -     immediately notifies the Seller of any such claim;

       -     makes no admission or settlement of any claim;

       -     allows the Seller to have sole control over such claim;

       -     gives the Seller all reasonable assistance in connection therewith.

12.    WARRANTY

12.1 The Seller warrants that the Database is prepared in accordance with the state of art at the date of conception. Should the Database be found to contain any non-conformity or defect, the User Entity shall notify the Seller promptly thereof and the sole and exclusive liability of the Seller under these Conditions shall be to correct the same at its own expense.

12.2   The above warranty is subject to the following conditions:

12.2.1 By reason of (i) the diversity of the information sources, (ii) the information processing complexity, (iii) the difficulty to control sources by cross-checking, the User Entity shall use the Data with care.

12.2.2 The User Entity shall inform the Seller of any error or lack of Data it may become aware of during the performance

                             Clause 14 - Page 21/24

                                                         APPENDIX C TO CLAUSE 14

       of these Conditions. Data transmission occurs at the User Entity's own risks.

12.2.3 The User Entity shall be solely responsible for selecting and maintaining telecommunication lines, information system equipment and configuration, software, including browser, and software products enabling the User Entity to access the Airbus On-Line Services website.

12.2.4 The User Entity is aware of the limitations of the Airbus On-Line Services website, including in terms of the network's availability, speed or malfunction and that it shall in no event hold the Seller responsible for such shortcomings inherent to the network. Further, the User Entity shall ensure that any software, including proprietary software, which may interface with the relevant Database does not affect the Database access conditions.

12.2.5 The User Entity shall comply with its obligations related to the access and Use of the Database defined in these Conditions.

12.3   WAIVER, RELEASE AND RENUNCIATION

       THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND REMEDIES OF THE USER ENTITY SET FORTH IN THESE CONDITIONS ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE USER ENTITY HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF THE USER ENTITY AGAINST THE SELLER, ITS SUPPLIERS AND/OR THEIR INSURERS EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN THE DATABASE MADE AVAILABLE UNDER THESE CONDITIONS INCLUDING BUT NOT LIMITED TO:

       (A)   ANY WARRANTY AGAINST HIDDEN DEFECTS;

       (B)   ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

       (C) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

       (D) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE SELLER'S AND/OR ITS SUPPLIERS' NEGLIGENCE, ACTUAL OR IMPUTED; AND

       (E) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART THEREOF, OR THE DATABASE MADE AVAILABLE HEREUNDER.

       THE SELLER AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN THE DATABASE MADE AVAILABLE UNDER THESE CONDITIONS.

       FOR THE PURPOSES OF THIS CLAUSE 12.3, "THE SELLER" SHALL INCLUDE THE SELLER, ITS AFFILIATES AND ANY OF THEIR RESPECTIVE INSURERS.

13.    NON DISCLOSURE

       The User Entity shall not disclose the Database or parts thereof and its contents to any third party without the prior written consent of the Seller. In so far as it is necessary to disclose aspects of the Database to employees, such disclosure is permitted only for the purpose for which the Database is supplied and only to the employee who needs to know the same.

14.    ADMINISTRATIVE AUTHORIZATIONS

       The Seller and the User Entity shall assist one another and co-operate in order to obtain and hold all necessary administrative authorizations for the performance of these Conditions.

                             Clause 14 - Page 22/24

                                                         APPENDIX C TO CLAUSE 14

15.   PERSONAL DATA PROTECTION

      The Seller and the User Entity shall register with the relevant authority or authorities any personal data files or personal data automated processing systems as provided under applicable local laws and shall inform each other of any information system evolution, which could affect such registration(s).

      The User Entity is hereby notified in accordance with article 27 of French law no. 78-17 of January 6,1978, that the Seller shall request personal data from the User Entity for accessing the Database. Failure to provide such data shall prevent access to the Database. Personal data shall be used by the Seller, its Affiliates and subcontractors for the sole purpose of connecting and accessing the Database by the User Entity and shall be kept strictly confidential. Such personal data are protected by the above mentioned law.

      Personal data may be accessed by the User Entity and, as the case may be, rectified in writing addressed to the Seller. The User Entity shall notify Authorized Users of their aforementioned rights and shall personally abide by applicable rules on personal data protection.

16.   EXCUSABLE DELAYS

16.1 The Seller shall not be responsible nor be deemed to be in default on account of delays in delivery or otherwise in the performance of these Conditions or any part thereof due to causes reasonably beyond the Seller's or its subcontractors' control including but not limited to: natural disasters, fires, floods, explosions or earthquakes, epidemics or quarantine restrictions, serious accidents, total or constructive total loss, any act of the government of the country of the User Entity or the governments of the countries of the Seller or its subcontractors, war, insurrections or riots, failure of transportation, communications or services, strikes or labor troubles causing cessation, slow down or interruption of services, inability after due and timely diligence to procure materials, accessories, equipment or parts, failure of a subcontractor or vendor to furnish materials, accessories, equipment or parts due to causes reasonably beyond such subcontractor's or vendor's control or failure of the User Entity to comply with its obligations arising out of the present Conditions.

16.2 The Seller shall, as soon as practicable after becoming aware of any delay falling within the provisions of this Clause, notify the User Entity of such delay and of the probable extent thereof and shall, subject to the conditions as hereinafter provided and as soon as practicable after the removal of the cause or causes for delay, resume performance under these Conditions.

16.3  Should an event of force majeure last for a period extending beyond three
      (3) months, these Conditions shall be automatically terminated, as a matter of right, unless otherwise agreed in writing, without compensation for either the Seller or the User Entity.

17.   TERMINATION

17.1 In the event of breach of an obligation set forth in these Conditions by either the Seller or the User Entity, which is not cured within 30 days from the date of receipt of a written notice notifying the breach, the non-breaching party shall be entitled to terminate these Conditions.

17.2 In the event of termination for any cause, the User Entity shall no longer have any right to use the Database, the Seller shall be entitled to retain any amount paid for the ongoing year.

18.   GENERAL PROVISIONS

18.1  ASSIGNMENT

      These Conditions or part thereof may not be assigned to a third party without the prior consent of the other party except that the Seller may assign all or part of these Conditions to any of its Affiliates.

                             Clause 14 - Page 23/24

                                                         APPENDIX C TO CLAUSE 14

18.2  LAW

      These Conditions shall be governed by the laws of France. Ail disputes arising in connection with these Conditions shall be submitted to the competent courts in Toulouse, France.

18.3  INVALIDITY

      In the event that any provision of these Conditions should for any reason be held ineffective, the remainder of these Conditions shall remain in full force and effect.

18.4  NOTICES

      All notices and requests required or authorized hereunder shall be given in writing either by registered mail (return receipt requested] or by telefax at the addresses set forth below. In the case of any such notice or request being given by registered mail, the date upon which it is received by the addressee or, in the case of a telefax, the date upon which it is sent with a correct confirmation printout, shall be deemed to be the effective date of such notice or request.

                             Clause 14 - Page 24/24

15          SELLER REPRESENTATIVES

15.1        CUSTOMER SUPPORT MANAGER

            The Seller shall assign one (1) customer support manager based at the Seller's main office to coordinate customer support matters between the Seller's main office and the Buyer after signature of this Agreement for as long as one (1) Aircraft is operated by the Buyer.

15.2        CUSTOMER SERVICES REPRESENTATIVES

15.2.1      ***

15.2.2      ***

15.2.3      ***

15.2.4      ***

15.2.5      ***

15.3        ***

15.3.1      ***

15.3.2      ***

15.3.3      ***

15.3.4      ***

                                Clause 15 - 1/3

15.3.5 The Buyer shall assist the Seller to obtain from the civil authorities of the Buyer's country those documents which are necessary to permit the Seller's Representatives to live and work in the Buyer's country. Failure of the Seller to obtain the necessary documents shall relieve the Seller of any obligation to the Buyer under the provisions of Clause 15.2.

15.3.6 The Buyer shall reimburse to the Seller charges, taxes, duties, imposts or levies of any kind whatsoever, imposed by authorities of the Buyer's country upon:

            - the entry into or exit from the Buyer's country of the Seller's Representatives and their families,

            - the entry into or the exit from the Buyer's country of the Seller's Representatives and their families' personal property,

            - the entry into or the exit from the Buyer's country of the Seller's property.

15.4        WITHDRAWAL OF THE SELLER'S REPRESENTATIVES

            The Seller shall have the right to withdraw its assigned Seller Representatives as it sees fit if conditions arise which are in the Seller's opinion dangerous to their safety or health or prevent them from fulfilling their contractual tasks.

15.5        SELLER'S REPRESENTATIVES' STATUS

            In providing the above technical services, the Seller's Representatives and other employees are deemed to be acting in an advisory capacity only and at no time shall they be deemed to act as Buyer's employees or agents, either directly or indirectly.

15.6        INDEMNITIES

            INDEMNIFICATION PROVISIONS APPLICABLE TO THIS CLAUSE 15 ARE SET FORTH IN CLAUSE 19.

                                Clause 15 - 2/3

                                                         APPENDIX A TO CLAUSE 15

                        SELLER REPRESENTATIVE ALLOCATION

      The Seller Representative allocation that is provided to the Buyer pursuant to Clause 15.2 is defined hereunder.

1 The Buyer shall be provided a total of one hundred fifty (150) man-months of Seller Representative services at the Buyer's main base or at other locations to be mutually agreed.

2 For clarification, such Seller Representatives' services shall include initial Aircraft Entry Into Service (EIS) assistance and sustaining support services.

3 The number of the Seller's Representatives assigned to the Buyer at any one time shall be mutually agreed, but at no time shall it exceed three
      (3) men.

4 Absence of an assigned Seller's Representative during normal statutory vacation periods are covered by the Seller's Representatives as defined in Clause 15.2.2 and as such are accounted against the total allocation provided in item 1 above.

                                Clause 15 - 3/3

16          TRAINING AND TRAINING AIDS

16.1        GENERAL

            This Clause 16 covers the terms and conditions for the supply of training and training aids for the Buyer's personnel to support the Aircraft operation.

16.2        SCOPE

16.2.1 The range and quantity of training and training aids to be provided free of charge under this Agreement are covered in Appendix A to this Clause 16.

16.2.2.1 With respect to Maintenance Training, training courses shall be provided up to one (1) year after Delivery of the last Aircraft ordered under this Agreement.

16.2.2.2 With respect to Flight Operations Training, the quantity of training allocated to each Aircraft shall be provided up to one (1) year after Delivery of each corresponding Aircraft.

16.2.3 In the event that the Buyer should use none or only part of the training or training aids to be provided pursuant to this Clause 16, no compensation or credit of any sort shall be provided.

16.3        TRAINING ORGANISATION/LOCATION

16.3.1 The Seller shall provide training at its training center in Blagnac, France (the "SELLER'S TRAINING CENTER") or one of its affiliated training centers in Miami, U.S.A., or Beijing, China (the "AFFILIATED TRAINING CENTERS").

16.3.2 In the event of the non-availability of facilities or scheduling imperatives making training by the Seller impractical, the Seller shall make arrangements for the provision to the Buyer of such training support elsewhere.

16.3.3 Upon the Buyer's request, the Seller may also provide certain training at a location other than the Seller's Training Center or Affiliated Training Centers, including one of the Buyer's bases, if and when practicable for the Seller, under terms and conditions to be mutually agreed upon. In this event, all additional charges listed in Clause 16.6.2 shall be borne by the Buyer.

16.4        TRAINING COURSES

16.4.1 Training courses, as well as the minimum and maximum numbers of trainees per course provided for the Buyer's personnel, are defined in the applicable brochure describing the various Seller's training courses (the "SELLER'S TRAINING COURSE CATALOG") and shall be scheduled as mutually agreed upon during a training conference ("the TRAINING CONFERENCE") to be held at least twelve (12) months prior to Delivery of the first Aircraft.

16.4.2      When training is performed by the Seller:

            (i) Training courses shall be the Seller's standard courses as described in the applicable Seller's Training Course Catalog valid at the time of the execution of the course. The Seller shall be responsible for all training

                                Clause 16 - 1/18
                  course syllabi, training aids and training equipment necessary for the organisation of the training courses;

            (ii) The equipment used for training of flight and maintenance personnel shall not be fully customised, however such equipment and the training curricula used for training of flight and/or maintenance personnel shall be configured in order to obtain the relevant Aviation Authorities' approval and to support the Seller's training programs. Training data and documentation shall not be revised;

            (iii) Training data and documentation for trainees receiving the training at the Seller's Training Center or Affiliated Training Centers shall be free-of-charge. Training data and documentation shall be marked "FOR TRAINING ONLY" and as such are supplied for the sole and express purpose of training;

            (iv) Upon the Buyer's request, the Seller shall collect and pack for consolidated shipment to the Buyer's facility, all training data and documentation of the Buyer's trainees attending training at the Seller's Training Center or Affiliated Training Centers at no charge to the Buyer;

                  The above shipment shall be delivered Free Carrier ("FCA") Toulouse, Blagnac Airport, or the airport closest to the Seller's Affiliated Training Center at which the training actually takes place, as applicable, as the term Free Carrier ("FCA") is defined by publication No. 560 of the International Chamber of Commerce published in January 2000. Title to and risk of loss of said shipment shall pass to the Buyer upon delivery.

16.4.3 When the training courses are provided by the Seller's instructors, upon successful completion of the training course by the trainee(s), the Seller shall deliver to the trainees a certificate of completion at the end of any such training course. The Seller's certificate does not represent authority or qualification by any Aviation Authorities but may be presented to such Aviation Authorities in order to obtain relevant formal qualification.

            In the event of the training being provided by a training provider selected by the Seller, the Seller shall cause such training provider, upon successful completion of the training course by the trainee(s), to deliver a certificate of completion at the end of any such training. Such certificate shall not represent authority or qualification by any Aviation Authorities but may be presented to such Aviation Authorities in order to obtain relevant formal qualification.

16.4.4 In the event of the Buyer deciding to cancel or re-schedule a training course, if the cancellation is notified between 60 and 45 days prior to the training, a cancellation charge of fifty percent (50%) shall be applied.

            If the notification occurs less than 45 days prior to the training, a cancellation charge of one hundred percent (100%) shall be applied.

            The above cancellation charges shall be applied, when courses cannot be allocated to other customers, through deduction from the training allowances defined in Appendix A to this Clause 16.

                                Clause 16 - 2/18

16.5        PREREQUISITES AND CONDITIONS

16.5.1 Training shall be conducted in English and all training aids are written in English using common aeronautical terminology. Trainees shall have the prerequisite knowledge and experience defined in Appendix "B" to this Clause 16.

            The Buyer hereby acknowledges that the Seller's training courses are "Transition Training Courses" and not "Ab Initio Training Courses".

            The Buyer shall be responsible for the selection of the trainees and for any liability with respect to the entry knowledge level of the trainees.

16.5.2.1 The Buyer shall provide the Seller with an attendance list of the trainees for each course with the validated qualification of each trainee. The Seller reserves the right to check the trainees' proficiency and previous professional experience. The Seller shall in no case warrant or otherwise be held liable for any trainee's performance as a result of any training provided.

16.5.2.2 The Buyer shall further return to the Seller the "Airbus Pre-Training Survey" or the "Maintenance Training Survey", as applicable, detailing the trainees' associated background at the latest two (2) months before the start of the training course.

16.5.2.3 In the event of the Buyer having to make a change to the trainees attendance list within the two (2) month period stated in Clause 16.5.2.2, the Buyer shall immediately inform the Seller thereof and send to the Seller an updated Airbus Pre-Training Survey or Maintenance Training Survey reflecting such change.

16.5.3 Upon the Buyer's request, the Seller may be consulted to direct the above mentioned trainee(s) through a relevant entry level training program, which shall be at the Buyer's charge, and, if necessary, to coordinate with competent outside organisations for this purpose. Such consultation shall be held during the Training Conference.

            In the event of the Seller determining that a trainee lacks the required entry level, following consultation with the Buyer, such trainee shall be withdrawn from the program.

16.6        LOGISTICS

16.6.1      TRAINEES

16.6.1.1 The Seller shall provide free local transportation by bus for the Buyer's trainees to and from designated pick-up points and the Seller's Training Center or Affiliated Training Centers.

16.6.1.2 Living expenses for the Buyer's trainees shall be borne by the Buyer.

16.6.2      TRAINING AT EXTERNAL LOCATION - SELLER'S INSTRUCTORS

            In the event of training being provided at an external location specifically at the Seller's request, the conditions relative to expenses shall be the same as those which would have been applicable if the training had been provided at the Seller's Training Center or Affiliated Training Centers.

                                Clause 16 - 3/18

            In the event of training being provided by the Seller's instructors at any location other than the Seller's Training Center or Affiliated Training Centers at the Buyer's request or as otherwise detailed in this Clause 16, the Buyer shall reimburse the Seller for all the expenses related to the assignment of such instructors and their performance of the duties as aforesaid.

16.6.2.1    LIVING EXPENSES

            Such expenses, covering the entire period from day of departure from to day of return to the Seller's base, shall include but shall not be limited to lodging, food and local transportation to and from the place of lodging and the training course location. The Buyer shall reimburse the Seller for such expenses at the per diem rate currently used by the Seller for its personnel.

16.6.2.2    AIR TRAVEL

            The Buyer shall reimburse the Seller the costs for the Seller's instructors in confirmed business class to and from the Buyer's designated training site and the Seller's Training Center or Affiliated Training Center, as applicable.

16.6.2.3    TRAINING MATERIAL

            The Buyer shall reimburse the Seller the cost of shipment for the training material needed to conduct such courses.

16.6.2.4    TRANSPORTATION

            The Buyer shall be solely liable for any and all delay in the performance of the training outside of the Seller's or the Seller's Affiliated Training Centers associated with any transportation described in this Clause 16.6.

16.6.3      TRAINING EQUIPMENT AVAILABILITY - TRAINING AT EXTERNAL LOCATION

            Training equipment necessary for course performance at any course location other than the Seller's Training Center or Affiliated Training Centers or the facilities of the training provider selected by the Seller shall be provided by the Buyer in accordance with the Seller's specifications.

16.7        FLIGHT OPERATIONS TRAINING

16.7.1      FLIGHT CREW TRAINING COURSE

16.7.1.1 The Seller shall perform a flight crew training course program (standard transition course or a cross crew qualification program as applicable) for the Buyer's flight crews, each of which shall consist of one (1) captain and one (1) first officer. The training manual used shall be the Seller's Flight Crew Operating Manual.

16.7.1.2    Base Flight Training

16.7.1.2.1 The Buyer shall use its delivered Aircraft, or any other aircraft operated by the Buyer, for any base flight training, which shall not exceed one (1) session of forty five (45) minutes per pilot, according to the related Airbus training course definition.

                                Clause 16 - 4/18

16.7.1.2.2 In the event of it being necessary to ferry the Buyer's delivered Aircraft to the location where the base flight training shall take place, the additional flight time required for the ferry flight to and/or from the base training field shall not be deducted from the base flight training allowance.

            However, if the base flight training is performed outside of the zone where the Seller usually performs such training, the ferry flight to the location where the base flight training shall take place shall be performed by a crew composed of the Seller's and/or the Buyer's qualified pilots, in accordance with the Aviation Authorities' regulations related to the place of performance of the base flight training.

16.7.1.2.3 During any and all flights performed in accordance with this Clause 16.7.1.2, the Buyer shall bear full responsibility for the aircraft upon which the flight is performed, including but not limited to any required maintenance, all expenses such as fuel, oil or landing fees and the provision of insurance in line with Clause 16.12.

16.7.2      FLIGHT CREW LINE INITIAL OPERATING EXPERIENCE

16.7.2.1 To assist the Buyer with initial operating experience after Delivery of the first Aircraft, the Seller shall provide to the Buyer pilot instructor(s) as defined in Appendix A to this Clause 16.

16.7.2.2 The Buyer shall reimburse the expenses for each such instructor in accordance with Clause 16.6.2. Additional pilot instructors can be provided at the Buyer's expense and upon conditions to be mutually agreed upon.

16.7.3      INSTRUCTOR CABIN ATTENDANTS' FAMILIARIZATION COURSE

            The Seller shall provide instructor cabin attendants' course(s) to the Buyer's cabin attendants, as defined in Appendix A to this Clause 16, at one of the locations defined in Clause 16.3.1.

            The instructor cabin attendants' course, when incorporating the features of the Buyer's Aircraft, can be given at the earliest one
            (1) month before the Delivery date of the Buyer's first Aircraft.

16.7.4      PERFORMANCE/OPERATIONS COURSE

            The Seller shall provide performance/operations training for the Buyer's personnel as defined in Appendix A to this Clause 16.

            The available courses are listed in the Seller's applicable Training Courses Catalog.

16.7.5      TYPE RATING INSTRUCTOR (TRI) COURSE

            The Seller shall provide type rating instructor (TRI) training for the Buyer's flight crew instructors as defined in Appendix A to this Clause 16.

            This course provides the Buyer's instructors with the training in flight instruction and synthetic instruction required to instruct on Airbus aircraft.

16.8        MAINTENANCE TRAINING

                                Clause 16 - 5/18

            The Seller shall provide maintenance training for the Buyer's ground personnel as defined in Appendix A to this Clause 16.

            The available courses are listed in the Seller's applicable Training Courses Catalog.

            The Buyer shall provide the Seller with an attendance list of trainees at the latest one (1) month before the start of the training course.

            The practical training provided in the frame of maintenance training is performed exclusively on the training devices in use in the Seller's Training Center or Affiliated Training Centers. In the event of additional practical training being required, such additional practical training can be organised with the assistance of the Seller, in accordance with Clause 16.8.1 hereunder.

16.8.1      PRACTICAL TRAINING

            In the event of the Buyer requiring JAR 147, or equivalent, approved practical training, the Seller may assist the Buyer in organising such practical training, which shall be at the Buyer's expense.

            If the Seller is requested to provide an instructor for the practical training, such provision shall be deducted from the trainee days allowance defined in Appendix A to this Clause 16, subject to the conditions detailed in Paragraph 3.2 thereof.

            The Buyer shall reimburse the expenses for said instructor(s) in accordance with Clause 16.6.2.

16.8.2      LINE MAINTENANCE INITIAL OPERATING EXPERIENCE TRAINING

            In order to assist the Buyer during the entry into service of the Aircraft, the Seller shall provide to the Buyer maintenance instructor(s) at the Buyer's base as defined in Appendix A to this Clause 16.

16.8.2.1 This line maintenance training shall cover training in handling and servicing of Aircraft, flight crew / maintenance coordination, use of Technical Data and any other activities that may be deemed necessary after Delivery of the first Aircraft.

16.8.2.2 The Buyer shall reimburse the expenses for said instructor(s) in accordance with Clause 16.6.2. Additional maintenance instructors can be provided at the Buyer's expense.

16.9        SUPPLIER AND ENGINE MANUFACTURER TRAINING

            The Seller shall ensure that major Suppliers and the applicable Propulsion Systems Manufacturer provide maintenance training and overhaul training on their products at appropriate times.

            A list of the Suppliers concerned may be supplied to the Buyer upon request.

16.10       TRAINING AIDS FOR THE BUYER'S TRAINING ORGANISATION

16.10.1 The Seller shall provide to the Buyer the AIRBUS COMPUTER BASED TRAINING (AIRBUS CBT) and training aids, as used in the Seller's Training Center, free of charge as defined in Appendix A to this Clause 16.

                                Clause 16 - 6/18

            The Airbus CBT and training aids supplied to the Buyer shall be similar to those used in the Seller's Training Center for the training provided for the Buyer. The Airbus CBT in use at the Seller's Training Center is revised on a regular basis and such revision shall be provided to the Buyer during the period when training courses provided under Appendix A of this Clause 16 are performed for the Buyer or up to one (1) year after Delivery of the last Aircraft delivered under this Agreement, whichever first occurs.

16.10.2     DELIVERY

16.10.2.1 The Seller shall deliver to the Buyer the Airbus CBT and training aids, as defined in Appendix A to this Clause 16, at a date to be mutually agreed during the Training Conference.

16.10.2.2 The items supplied to the Buyer pursuant to Clause 16.10.1 shall be delivered FCA Toulouse, Blagnac Airport. Title to and risk of loss of said items shall pass to the Buyer upon delivery.

16.10.2.3 All costs related to transportation and insurance of said items from the FCA point to the Buyer's facilities shall be at the Buyer's expense.

16.10.3     INSTALLATION OF THE AIRBUS CBT

16.10.3.1.1 Before the initial delivery of the Airbus CBT, as defined in
            Appendix A hereto, the Seller shall provide to up to six (6) trainees of the Buyer, at the Buyer's facilities, the Airbus CBT Administrator Course, as defined in Appendix C hereto.

            To conduct the course, the workstations and/or "Servers", as applicable, shall be ready for use and shall comply with the latest "Airbus CBT Workstation Technical Specification" or "Airbus CBT Server Technical Specification", as applicable (collectively "the Airbus CBT Technical Specification").

16.10.3.1.2 The Airbus CBT shall be installed by the Buyer's personnel, who shall have followed the Airbus CBT Administrator Course. The Seller shall be held harmless from any injury to person and/or damage to property caused by or in any way connected with the handling and/or installation of the Airbus CBT by the Buyer's personnel.

16.10.3.2 Upon the Buyer's request and subject to conditions to be quoted by the Seller, the Seller may assist the Buyer with the initial installation of the Airbus CBT at the Buyer's facilities. Such assistance shall follow notification in writing that the various components, which shall be in accordance with the specifications defined in the Airbus CBT Technical Specification, are ready for installation and available at the Buyer's facilities.

16.10.3.3 The Buyer shall reimburse the expenses in accordance with Clause 16.6.2, for the Seller's personnel required at the Buyer's facilities to conduct the Airbus CBT Administrator Course and/or provide installation assistance.

16.10.4     AIRBUS CBT LICENSE

16.10.4.1 The Seller shall grant the Buyer a Licence to use the Airbus CBT, under conditions defined in Appendix C to this Clause 16.

                                Clause 16 - 7/18

16.10.4.2 Supply of sets of CBT Courseware, as defined in Appendix C, and additional to those indicated in Appendix A, as well as any extension to the Licence of such CBT Courseware, shall be subject to terms and conditions to be mutually agreed.

16.10.5 The Seller shall not be responsible for and hereby disclaims any and all liabilities resulting from or in connection with the use by the Buyer of the Airbus CBT and any training aids provided under this Clause 16.10.

16.11       PROPRIETARY RIGHTS

            The Seller's training data and documentation, Airbus CBT and training aids are proprietary to the Seller and/or its Affiliates and/or its suppliers and the Buyer agrees not to disclose the content of the courseware or any information or documentation provided by the Seller in relation to training, in whole or in part, to any third party without the prior written consent of the Seller.

16.12       INDEMNITIES AND INSURANCE

            INDEMNIFICATION PROVISIONS AND INSURANCE REQUIREMENTS APPLICABLE TO THIS CLAUSE 16 ARE AS SET FORTH IN CLAUSE 19.

                                Clause 16 - 8/18

                                                         APPENDIX A TO CLAUSE 16

                            APPENDIX "A" TO CLAUSE 16

                               TRAINING ALLOWANCE

For the avoidance of doubt, all quantities indicated below are the total quantities granted for the whole of the Buyer's fleet of twenty (20) Aircraft, unless otherwise specified.

1.          FLIGHT OPERATIONS TRAINING

1.1         FLIGHT CREW LINE INITIAL OPERATING EXPERIENCE

1.1.1 The Seller shall provide to the Buyer pilot instructor(s) free of charge for a period of twelve (12) pilot instructor months.

1.1.2 The maximum number of pilot instructors present at any one time shall be limited to three (3) pilot instructors.

1.2         INSTRUCTOR CABIN ATTENDANTS' FAMILIARIZATION COURSE

            The Seller shall provide to the Buyer two (2) courses of instructor cabin attendants' training free of charge for fourteen (14) of the Buyer's instructor cabin attendants per course.

1.3         PERFORMANCE/OPERATIONS COURSE(S)

1.4.1 The Seller shall provide to the Buyer four hundred (400) trainee days of performance/operations training free of charge for the Buyer's personnel.

1.4.2 The above trainee days shall be used solely for the performance/operations training courses as defined in the Seller's applicable Training Course Catalog.

1.5         INITIAL TYPE RATING INSTRUCTOR (TRI) COURSE

            The Seller shall provide to the Buyer type rating instructor training (initial, transition or CCQ, as applicable) free of charge for twenty (20) of the Buyer's flight instructors.

2           MAINTENANCE TRAINING

2.1         MAINTENANCE TRAINING COURSES

2.1.1 The Seller shall provide to the Buyer four thousand two hundred (4,200) trainee days of maintenance training free of charge for the Buyer's personnel.

2.1.2 The above trainee days shall be used solely for the Maintenance training courses as defined in the Seller's applicable Training Courses Catalog.

                                 Clause 16 - 9/18

                                                         APPENDIX A TO CLAUSE 16

2.1.3 Within the trainee days allowance in Paragraph 2.1.1 above, the number of Engine Run-up courses shall be limited to one (1) course for three (3) trainees per firmly ordered Aircraft and to a maximum of nine (9) courses in total.

2.2         LINE MAINTENANCE INITIAL OPERATING EXPERIENCE TRAINING

            The Seller shall provide to the Buyer an allowance of maintenance instructor(s) weeks at the Buyer's base free of charge for of eight
            (8) weeks, up to the "A" check.

3           TRAINEE DAYS ACCOUNTING

            Trainee days are counted as follows:

3.1 For instruction at the Seller's Training Center or Affiliated Training Centers: one (1) day of instruction for one (1) trainee equals one (1) trainee day. The number of trainees originally registered at the beginning of the course shall be counted as the number of trainees to have taken the course.

3.2 For instruction outside of the Seller's Training Center or Affiliated Training Centers: one (1) day of instruction by one (1) Seller instructor equals the actual number of trainees attending the course or a minimum of twelve (12) trainee days.

3.3 In the event of training being provided outside of the Seller's Training Center or Affiliated Training Centers specifically at the Seller's request, Paragraph 3.1 hereabove shall be applicable to the trainee days accounting for such training.

4           TRAINING AIDS FOR BUYER'S TRAINING ORGANISATION

            The Seller shall provide to the Buyer free of charge:

            - one (1) Airbus CBT (flight and/or maintenance) related to the Aircraft type(s) as covered by this Agreement (including one (1) set of CBT Courseware and one (1) set of CBT Software for flight and one (1) set of CBT Courseware and one (1) set of CBT Software for maintenance, as applicable). The detailed description of the Airbus CBT shall be provided to the Buyer at the Training Conference;

            -  one (1) set of training documentation on CD-ROM;

            -  one (1) CD-ROM of cockpit panels for training.

5           AIRMAN

            The Seller shall provide to the Buyer: Airman system free of charge for a period of three (3) years

                               Clause 16 - 10/18

                                                         APPENDIX B TO CLAUSE 16

                           APPENDIX "B" TO CLAUSE 16

                        MINIMUM RECOMMENDED QUALIFICATION

                      IN RELATION TO TRAINING REQUIREMENTS

                          (Standard Transition Courses)

The prerequisites listed below are the minimum recommended requirements specified for Airbus training. If the appropriate Aviation Authorities or the specific airline policy of the trainee demand greater or additional requirements, they shall apply as prerequisites.

-           CAPTAIN PREREQUISITES

            - Fluency in English (able to write, read and communicate at an adequately understandable level in English language)

            -  1500 hours minimum flying experience as pilot

            -  1000 hours experience on FAR/JAR 25 aircraft

            - 200 hours experience as airline, corporate pilot or military pilot

            - Have flown transport type aircraft, as flying pilot, within the last 12 months.

-           FIRST OFFICER PREREQUISITES

            - Fluency in English (able to write, read and communicate at an adequately understandable level in English language)

            - 500 hours minimum flying experience as pilot of fixed wing aircraft

            -  300 hours experience on FAR/JAR 25 aircraft

            - 200 hours flying experience as airline, corporate pilot or military pilot

            - Have flown transport type aircraft, as flying pilot, within the last 12 months.

            For both CAPTAIN and FIRST OFFICER, if one or several of the above criteria is not met, the trainee shall follow:

            (i) an adapted course (example : if not fluent in English, an adapted course with a translator) or,

            (ii) For Ab Initio Pilots, an ELT (Entry Level Training) program or equivalent before coming to the training center to follow the regular or the adapted course.

            Such course(s), if required, shall be at the Buyer's expense.

-           CCQ ADDITIONAL PREREQUISITES

            Both CAPTAIN and FIRST OFFICER must:

            -  be qualified and current on the base aircraft type

            - have 150 hours minimum and 3 months minimum of operations on the base aircraft type.

                               Clause 16 - 11/18

                                                         APPENDIX B TO CLAUSE 16

-           FLIGHT INSTRUCTORS ADDITIONAL PREREQUISITES FOR TRI COURSE (CAPTAIN
            ONLY)

            have flown at least 30 route sectors for initial TRI training, or 15 route sectors for the transition TRI training, within the twelve
            (12) months preceding the application, on the corresponding aircraft type or a similar type as agreed by the Aviation Authorities. Out of such sectors, no more than 15 sectors for the initial TRI training and 7 sectors for the transition TRI shall have been completed in a flight simulator.

-           PERFORMANCE AND OPERATIONS PERSONNEL PREREQUISITES

            The Buyer's performance and operations personnel shall be fluent in English.

            All further detailed prerequisites shall be provided by the Seller to the Buyer during the Training Conference, depending on the type of training course(s) selected by the Buyer.

-           MAINTENANCE PERSONNEL PREREQUISITES

            - Fluency in English (understanding of English (written and spoken) adequate to be able to follow the training (If this is not the case, the Buyer shall assign a minimum of one (1) translator for eight (8) trainees))

            -  Experience on first or second jet transport category aircraft

            - Qualification as line or line and base mechanic on one type of Airbus aircraft family (for Aircraft Rigging Course)

            - Qualification as line or line and base mechanic on the concerned Airbus aircraft type (for Maintenance Initial Operating Experience Course)

-           MAINTENANCE TRAINING DIFFERENCE COURSES ADDITIONAL PREREQUISITES

            Be current and operating on the base aircraft

                               Clause 16 - 12/18

                             APPENDIX C TO CLAUSE 16

               LICENCE FOR USE OF AIRBUS COMPUTER BASED TRAINING

                               Clause 16 - 13/18

                                                         APPENDIX C TO CLAUSE 16

         LICENCE FOR USE OF AIRBUS COMPUTER BASED TRAINING (AIRBUS CBT)

1           DEFINITIONS

1.1 For the purpose of this Appendix C to Clause 16, the following definitions shall apply:

1.1.1 "AIRBUS CBT" means the combination of the Airbus CBT Software and the Airbus CBT Courseware.

1.1.2 "AIRBUS CBT" COURSEWARE" means the programmed instructions that provide flight crew and maintenance training.

1.1.3 "AIRBUS CBT SOFTWARE" means the system software that permits the use of the Airbus. CBT Courseware.

1.1.4 "STUDENT/INSTRUCTOR MODE" means the mode that allows the Buyer to run the Airbus CBT Courseware.

1.1.5 "AIRBUS CBT ADMINISTRATOR COURSE" means the training enabling the Buyer to load and use the Airbus CBT either on stand-alone workstations or in a Server mode.

1.1.6 "NETWORK" means the group of the Buyer's computers connected to each other through cables and allowing the transmission of data and instructions, which can be used by all of the Buyer's computers so linked.

1.1.7 "SERVER" means the computer dedicated to the administration of a Network and on which the Airbus CBT is installed and can be reached through the Network.

1.1.8 "TECHNICAL SPECIFICATION" means either the "Airbus CBT Workstation Technical Specification" or the "Airbus CBT Server Technical Specification", as applicable.

1.1.9 "INTRANET" means the Buyer's private and local Network using the same technical protocols as internet but which is not open to public connection.

1.1.10 "EXTRANET" means the network constituted of an external Intranet, allowing communication between the Buyer and certain defined external entities.

1.1.11 "USER GUIDE" means the documentation, which may be in electronic format, designed to assist the Buyer to use the Airbus CBT.

1.2 Capitalised terms used herein and not otherwise defined in this Airbus CBT Licence shall have the meaning assigned thereto in the Agreement.

1.3 Any and all hardware required for the operation of the Airbus CBT is not part of the Airbus CBT and shall be procured under the sole responsibility of the Buyer. The Seller shall not be responsible for any incompatibility of such hardware with the Airbus CBT.

                               Clause 16 - 14/18

                                                         APPENDIX C TO CLAUSE 16

2        GRANT

         The Seller grants the Buyer the right, pursuant to the terms and conditions herein, to use the Airbus CBT for the Term of this licence ("AIRBUS CBT LICENCE").

3        COPIES

         Use of the Airbus CBT is limited to the number of copies delivered by the Seller to the Buyer and to the medium on which the Airbus CBT is delivered. No reproduction shall be made without the prior written consent of the Seller. Notwithstanding the above, specific rights as detailed hereafter shall be granted for respectively the Airbus CBT Software and the Airbus CBT Courseware.

3.1      AIRBUS CBT SOFTWARE

         The Buyer shall be permitted to copy the Airbus CBT Software for back-up and archiving purposes and for loading of the Airbus CBT Software exclusively on the Buyer's workstations or Server, as applicable. In such cases, the Buyer shall advise the Seller in writing of the number of any copies made. Any other copy for any other purpose is strictly prohibited.

3.2      AIRBUS CBT COURSEWARE

         The Buyer shall be permitted to copy the Airbus CBT Courseware for the sole purpose of internal training of the Buyer's personnel, explicitly such copies shall be used by the Buyer's employees only on their laptops for training purposes.

         In such cases, the Buyer shall advise the Seller in writing of the number of copies made and shall cause its employees to strictly comply with the conditions of use and the confidentiality provisions of this Airbus CBT Licence. In particular, the Buyer's employees shall agree to use such copy for training purposes only and to make no additional copy. The Buyer shall further ensure that any copy provided to an employee is returned to the Buyer either upon request by the Buyer or upon termination of the employment of the employee. Any other copy for any other purpose is strictly prohibited.

3.3 Any copy made by the Buyer shall be performed under the sole responsibility of the Buyer. The Buyer agrees to reproduce the copyright and other notices as they appear on or within the original media on any copies that the Buyer makes of the Airbus CBT Software or the Airbus CBT Courseware. The Seller shall not provide revision service for any copies made.

4        TERM

         The rights under this Airbus CBT Licence shall be granted to the Buyer for as long as the Buyer operates the Seller's Aircraft model to which the Airbus CBT Software and the Airbus CBT Courseware apply ("the Term"). At the end of the Term, the Buyer shall return the Airbus CBT and any copies thereof to the Seller, accompanied by a note certifying that the Buyer has returned all existing copies.

                               Clause 16 - 15/18

                                                         APPENDIX C TO CLAUSE 16

5        PERSONAL ON-SITE LICENCE

         The sole right granted to the Buyer under this Airbus CBT Licence is the right to use the Airbus CBT. The Airbus CBT Licence is personal to the Buyer, for its own internal use, and is non-transferable and non-exclusive.

6        CONDITIONS OF USE

6.1      The Buyer shall:

         - do its utmost to maintain the Airbus CBT and the relating documentation in good working condition, in order to ensure the correct operation thereof;

         - use the Airbus CBT in accordance with such documentation and the User Guide, and ensure that the staff using the Airbus CBT has received the appropriate training;

         - use the Airbus CBT exclusively in the technical environment defined in the Technical Specification, except as otherwise agreed in writing between the parties;

         - use the Airbus CBT for its own internal needs and on its Network, when technically possible, only and exclusively on the machine referenced and the site declared;

         - not transmit the Airbus CBT electronically by any means, nor use the Airbus CBT on either the internet or Extranet;

         - not alter, reverse engineer, modify or adapt the Airbus CBT, or integrate all or part of the Airbus CBT in any manner whatsoever into another software product;

         - not correct the Airbus CBT, except that such correction right may exceptionally be granted to the Buyer by the Seller in writing;

         - not translate, disassemble or decompile the Airbus CBT Software or create a software product derived from the Airbus CBT Software;

         - not attempt to or authorise a third party to discover or re-write the Airbus CBT source codes in any manner whatsoever;

         - not delete any identification or declaration relative to the intellectual property rights, trademarks or any other information related to ownership or intellectual property rights provided in the Airbus CBT by the Seller;

         - not pledge, sell, distribute, grant, sub-license, lease, lend, whether on a free-of-charge basis or against payment, or permit access on a time-sharing basis or any other utilisation of the Airbus CBT, whether in whole or in part, for the benefit of a third party;

         - not permit any third party to use the Airbus CBT in any manner, including but not limited to, any outsourcing, loan, commercialisation of the Airbus CBT or commercialisation by merging the Airbus CBT into another software or adapting the Airbus CBT, without prior written consent from the Seller.

         The Seller shall be entitled, subject to providing reasonable prior written notice thereof to the Buyer, to come and verify in the Buyer's facilities whether the conditions specified in this Airbus CBT License are respected. This shall not however commit the responsibility of the Seller in any way whatsoever.

                               Clause 16 - 16/18

                                                         APPENDIX C TO CLAUSE 16

6.2      USE OF THE AIRBUS CBT SOFTWARE

         Notwithstanding Clause 6.1 above, the Buyer shall use the Airbus CBT Software for the exclusive purpose of, for the student delivery mode:

         (i) rostering students for one or several courses syllabi in order to follow students' progression,

         (ii) rearranging courses syllabi or creating new ones using available courseware modules.

         However, the Seller disclaims any responsibility regarding any course(s) that may be modified or rearranged by the Buyer.

6.3      USE OF THE AIRBUS CBT COURSEWARE

         Notwithstanding Clause 5 above, the Buyer shall use the Airbus CBT Courseware for the exclusive purpose of performing training of its personnel, or of third party personnel contracted to perform maintenance work on the Buyer's Aircraft on behalf of the Buyer. Such training shall be performed exclusively at the Buyer's facility.

7        PROPRIETARY RIGHTS AND NON DISCLOSURE

         The Airbus CBT Software and Airbus CBT Courseware, the copyrights and any and all other author rights, intellectual, commercial or industrial proprietary rights of whatever nature in the Airbus CBT Software and Airbus CBT Courseware are and shall remain with the Seller and/or its Affiliates or suppliers, as the case may be. The Airbus CBT Software and Airbus CBT Courseware and their contents are designated as confidential. The Buyer shall not take any commercial advantage by copy or presentation to third parties of the Airbus CBT Software, the documentation, the Airbus CBT Courseware, and/or any rearrangement, modification or copy thereof.

         The Buyer acknowledges the Seller's proprietary rights in the Airbus CBT and undertakes not to disclose the Airbus CBT Software or Airbus CBT Courseware or parts thereof or their contents to any third party without the prior written consent of the Seller. Insofar as it is necessary to disclose aspects of the Airbus CBT Software and Airbus CBT Courseware to the Buyer's personnel, such disclosure is permitted only for the purpose for which the Airbus CBT Software and Airbus CBT Courseware are supplied to the Buyer under the present Airbus CBT Licence.

8        WARRANTY

8.1 The Seller warrants that the Airbus CBT is prepared in accordance with the state of art at the date of its conception. Should the Airbus CBT be found to contain any non-conformity or defect, the Buyer shall promptly notify the Seller thereof and the sole and exclusive liability of the Seller under this Clause 8.1 shall be to correct the same at its own expense.

                               Clause 16 - 17/18

                                                         APPENDIX C TO CLAUSE 16

8.2 THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND REMEDIES OF THE BUYER SET FORTH IN AIRBUS CBT LICENCE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER AND/OR ITS SUPPLIERS EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE OR DATA DELIVERED UNDER THIS AGREEMENT INCLUDING BUT NOT LIMITED TO:

               (A)   ANY WARRANTY AGAINST HIDDEN DEFECTS;

               (B)   ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

               (C)   ANY IMPLIED WARRANTY ARISING FROM COURSE OF
                     PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

               (D) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE SELLER'S AND/OR ITS SUPPLIERS' NEGLIGENCE, ACTUAL OR IMPUTED; AND

               (E) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE OR DATA DELIVERED UNDER THIS AGREEMENT.

         THE SELLER AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE OR DATA DELIVERED UNDER THIS AGREEMENT.

         FOR THE PURPOSES OF THIS CLAUSE 8.2, "THE SELLER" SHALL INCLUDE THE SELLER AND ITS AFFILIATES.

                               Clause 16 - 18/18

17          EQUIPMENT SUPPLIER PRODUCT SUPPORT

17.1        EQUIPMENT SUPPLIER PRODUCT SUPPORT AGREEMENTS

17.1.1 The Seller has obtained enforceable and transferable product support agreements from Suppliers of Seller Furnished Equipment listed in the Specification.

17.1.2 These agreements are based on the "World Airlines Suppliers Guide" and include Supplier commitments as contained in the "Supplier Product Support Agreements" which include the following provisions:

17.1.2.1 Technical data and manuals required to operate, maintain, service and overhaul the Supplier Parts. Such technical data and manuals shall be prepared in accordance with the applicable provisions of ATA Specification including revision service and be published in the English language. The Seller shall recommend that software data, where applicable, be supplied in the form of an appendix to the Component Maintenance Manual, such data shall be provided in compliance with the applicable ATA Specification.

17.1.2.2 Warranties and guarantees including standard warranties. In addition, landing gear Suppliers shall provide service life policies for selected structural landing gear elements.

17.1.2.3 Training to ensure efficient operation, maintenance and overhaul of the Supplier Parts for the Buyer's instructors, shop and line service personnel.

17.1.2.4 Spares data in compliance with ATA 200/2000 Specification, initial provisioning recommendations, spare parts and logistic service including routine and expedited deliveries.

17.1.2.5 Technical service to assist the Buyer with maintenance, overhaul, repair, operation and inspection of Supplier Parts as well as required tooling and spares provisioning.

17.2        SUPPLIER COMPLIANCE

            The Seller shall monitor Supplier compliance with support commitments defined in the "Supplier Product Support Agreements" and shall take remedial action together with the Buyer if necessary.

                                 Clause 17 - 1/1

18          BUYER FURNISHED EQUIPMENT

18.1        ADMINISTRATION

18.1.1 Without additional charge, the Seller shall provide for the installation of those items of equipment which are identified in the Specification as being furnished by the Buyer ("BUYER FURNISHED EQUIPMENT" or "BFE"), provided that they are referred to in the Airbus BFE Catalog of Approved Suppliers by Products valid at time of ordering of the concerned BFE.

            The Seller shall advise the Buyer of the dates by which, in the planned release of engineering for the Aircraft, the Seller requires a written detailed engineering definition including the description of the dimensions and weight of BFE, the information related to its certification and information necessary for the installation and operation thereof. The Buyer shall furnish such detailed description and information by the dates so specified. Such information, dimensions and weights shall not thereafter be revised unless authorised by a Specification Change Notice.

            The Seller shall also furnish in due time to the Buyer a schedule of dates and indication of shipping addresses for delivery of BFE and, where requested by the Seller, additional spare BFE to permit installation in the Aircraft and delivery of the Aircraft in accordance with the delivery schedule. The Buyer shall provide such equipment by such dates in a serviceable condition, in order to allow performance of any assembly, test, or acceptance process in accordance with the industrial schedule.

            The Buyer shall also provide, when requested by the Seller, at AIRBUS FRANCE S.A.S. works in TOULOUSE (FRANCE) and/or at AIRBUS DEUTSCHLAND GmbH, Division Hamburger Flugzeugbau Works in HAMBURG (FEDERAL REPUBLIC OF GERMANY) adequate field service including support from BFE suppliers to act in a technical advisory capacity to the Seller in the installation, calibration and possible repair of any BFE.

18.1.2 The Seller shall be entitled to refuse any item of BFE which it considers incompatible with the Specification, the above mentioned engineering definition or the certification requirements.

18.1.3 The BFE shall be imported into FRANCE or into the FEDERAL REPUBLIC OF GERMANY by the Buyer under a suspensive customs system ("Regime delentrepot industriel pour fabrication coordonnee" or "Zollverschluss") without application of any French or German tax or customs duty, and shall be Delivered Duty Unpaid (DDU) according to the Incoterms definition.

           Shipping Addresses:

           AIRBUS FRANCE S.A.S.
           316 Route de Bayonne
           31300 TOULOUSE
           FRANCE

           or

                              Clause 18 - Page 1/3

            AIRBUS DEUTSCHLAND GmbH
            Division Hamburger Flugzeugbau
            Kreetslag 10
            21129 HAMBURG
            FEDERAL REPUBLIC OF GERMANY

            as provided in Clause 18.1.

18.1.4 If the Buyer requests the Seller to supply directly certain items which are considered as BFE according to the Specification and if such request is notified to the Seller in due time in order not to affect the Scheduled Delivery Month of the Aircraft, the Seller may agree to order such items subject to the execution of a Specification Change Notice reflecting the effect on price, escalation adjustment, and any other conditions of the Agreement. In such a case the Seller shall be entitled to the payment of a reasonable handling charge and shall bear no liability in respect of delay and product support commitments for such items which shall be the subject of separate arrangements between the Buyer and the relevant supplier.

18.2        AVIATION AUTHORITIES' REQUIREMENTS

            The Buyer is responsible for, at its expense, and warrants that BFE shall be manufactured by a qualified supplier, shall meet the requirements of the applicable Specification, shall comply with applicable requirements incorporated by reference to the Type Certificate and listed in the Type Certificate Data Sheet, shall be approved by the Aviation Authorities delivering the Export Certificate of Airworthiness and by the Buyer's Aviation Authority for installation and use on the Aircraft at the time of Delivery of such Aircraft.

18.3        BUYER'S OBLIGATION AND SELLER'S REMEDIES

18.3.1 Any delay or failure in complying with the foregoing warranty or in providing the descriptive information or service representatives mentioned in Clause 18.1 or in furnishing the BFE in serviceable condition at the requested delivery date or in obtaining any required approval for such equipment under the above mentioned Aviation Authorities regulations may delay the performance of any act to be performed by the Seller, and cause the Final Price of the Aircraft to be adjusted in accordance with the updated delivery schedule and to include in particular the amount of the Seller's additional costs, attributable to such delay or failure such as storage, taxes, insurance and costs of out-of sequence installation.

18.3.2      Further, in any such event, the Seller may:

            (i) select, purchase and install an equipment similar to the involved one, in which event the Final Price of the affected Aircraft shall also be increased by the purchase price of such equipment plus reasonable costs and expenses incurred by the Seller for handling charges, transportation, insurance, packaging and if so required and not already provided for in the price of the Aircraft for adjustment and calibration; or

            (ii) if the BFE shall be so delayed by more than thirty (30) days, or unapproved within thirty (30) days deliver the Aircraft without the installation of such equipment, notwithstanding the terms of Clause 7 insofar as it may otherwise have applied, and the Seller shall thereupon be relieved of all obligations to install such equipment. The Buyer may also elect to have the Aircraft so delivered.

                              Clause 18 - Page 2/3

18.4        TITLE AND RISK OF LOSS

            Title to and risk of loss or risk of damage of any BFE shall at all times remain with the Buyer except that risk of loss (limited to cost of replacement of said BFE and excluding in particular loss of use) shall be with the Seller for as long as such BFE shall be under the care, custody and control of the Seller.

            The Seller shall not use Buyer's BFE for any aircraft other than Buyer's Aircraft without prior consent from the Buyer.

                              Clause 18 - Page 3/3

19          INDEMNIFICATION AND INSURANCE

19.1 INDEMNITIES RELATING TO INSPECTION, TECHNICAL ACCEPTANCE PROCESS AND GROUND TRAINING

19.1.1 The Seller shall except in case of gross negligence or wilful misconduct of the Buyer, its directors, officers, agents or employees, be solely liable for and shall indemnify and hold harmless the Buyer, its directors, officers, agents and employees, its Affiliates and their respective insurers from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) in respect of loss of or damage to the Seller's property and/or injury to or death of the directors, officers, agents or employees of the Seller and/or from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) for any damage caused by the Seller to third parties arising out of or in any way connected with any ground check, check or controls under Clause 6 or Clause 8 of this Agreement and/or Ground Training Services and for any damage caused by the Buyer and/or the Seller to third parties arising out of or in any way connected with technical acceptance flights under Clause 8 of this Agreement.

19.1.2 The Buyer shall, except in case of gross negligence or wilful misconduct of the Seller, its directors, officers, agents or employees, be solely liable for and shall indemnify and hold harmless the Seller, its Affiliates, its Suppliers and their respective insurers from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) in respect of loss of or damage to the Buyer's property and/or injury to or death of the directors, officers, agents or employees of the Buyer and/or from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) for any damage caused by the Buyer to third parties, arising out of or in any way connected with any ground check, check or controls under Clause 6 or Clause 8 of this Agreement and/or Ground Training Services.

19.2        INDEMNITIES RELATING TO TRAINING ON AIRCRAFT AFTER DELIVERY

19.2.1 The Buyer shall, except in the case of gross negligence or wilful misconduct of the Seller, its directors, officers, agents and employees, be solely liable for and shall indemnify and hold harmless the Seller, its Affiliates, its Suppliers and their respective insurers from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) incident thereto or incident to successfully establishing the right to indemnification, for injury to or death of any person (including any of the Buyer's directors, officers, agents and employees utilising such training services, but not directors, officers, agents and employees of the Seller) and/or for loss of or damage to any property and/or for loss of use thereof arising (including the aircraft on which the training services are performed), arising out of or in any way connected to the performance of any Aircraft Training Services.

19.2.2 The foregoing indemnity shall not apply with respect to the Seller's legal liability towards any person other than the Buyer, its directors, officers, agents or employees arising out of an accident caused solely by a product defect in the Aircraft delivered to and accepted by the Buyer hereunder.

                              Clause 19 - Page 1/3

19.3        INDEMNITIES RELATING TO SELLER REPRESENTATIVES SERVICES

19.3.1 The Buyer shall, except in case of gross negligence or wilful misconduct of the Seller, its directors, officers, agents or employees, be solely liable for and shall indemnify and hold harmless the Seller, its Affiliates, its Suppliers and their respective insurers from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) for all injuries to or death of persons (excepting injuries to or death of the Seller's Representatives) and for loss of or damage to property and/or loss of use thereof howsoever arising out of or in connection with the Seller's Representatives' Services.

19.3.2 The Seller shall, except in case of gross negligence or wilful misconduct of the Buyer, its directors, officers, agents or employees, be solely liable for and shall indemnify and hold harmless the Buyer, its directors, officers, agents and employees, its Affiliates and their respective insurers from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) for all injuries to or death of the Seller's Representatives in connection with the Seller's Representatives' Services.

19.4        INSURANCES

            For all training periods on aircraft, the Buyer shall cause the Seller, as defined in Clause 19.5 hereof, its Affiliates, its Suppliers and their respective insurers to be named as additional insureds under the Buyer's Comprehensive Aviation Legal Liability insurance policies, including War Risks and Allied Perils, to the extent of the Buyer's undertaking set forth in Clause 19.2.1. With respect to the Buyer's Hull All Risks and Hull War Risks insurances and Allied Perils, the Buyer shall cause the insurers of the Buyer's hull insurance policies to waive all rights of subrogation against the Seller, as defined in Clause 19.5 hereof, its Affiliates, its Suppliers and their respective insurers to the extent of the Buyer's undertaking set forth in Clause 19.2.1.

            Any applicable deductible shall be borne by the Buyer. With respect to the above policies, the Buyer shall furnish to the Seller, not less than seven (7) working days prior to the start of any such training period, certificates of insurance, in English, evidencing the limit of liability cover and period of insurance in a form acceptable to the Seller from the Buyer's insurance broker(s) certifying that such policies have been endorsed as follows:

            (i) under the Comprehensive Aviation Legal Liability Insurances, the Buyer's policies are primary and non-contributory to any insurance maintained by the Seller;

            (ii) such insurance can only be cancelled or materially altered by the giving of not less than thirty (30) days (but seven (7) days or such lesser period as may be customarily available in respect of War Risks and Allied Perils) prior written notice thereof to the Seller; and

            (iii) under any such cover, all rights of subrogation against the
                  Seller, its Affiliates, its Suppliers and their respective insurers, have been waived to the extent of the Buyer's undertaking and specifically referring to Clause 19.2.1 and to this Clause 19.4.

                              Clause 19 - Page 2/3

19.5        SELLER AND AFFILIATES

            For the purposes of this Clause 19, "the Seller and its Affiliates" include the Seller, its subsidiaries, Airbus North America Customer Services, Hua-Ou Airbus - CASC Aviation Training Center, its shareholders, each of the sub-contractors, the assignees of each of the foregoing, and their respective directors, officers, agents and employees.

19.6        NOTICE OF CLAIMS

            If any claim is made or suit is brought against either party (or its respective directors, officers, agents or employees) for damages for which liability has been assumed by the other party in accordance with the provisions of this Agreement, the party against which a claim is so made or suit is so brought shall promptly give notice to the other party, and the latter shall (unless otherwise requested by the former party against which a claim is so made or suit is so brought, in which case the other party nevertheless shall have the right to) assume and conduct the defence thereof, or effect any settlement which it, in its opinion, deems proper.

                              Clause 19 - Page 3/3

20          TERMINATION

20.1        TERMINATION FOR INSOLVENCY

            In the event that either the Seller or the Buyer:

            (a) makes a general assignment for the benefit of creditors or becomes insolvent;

            (b)   files a voluntary petition in bankruptcy;

            (c) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets;

            (d) commences under the laws of any competent jurisdiction any proceeding involving its insolvency, bankruptcy, readjustment of debt, liquidation or any other similar proceeding for the relief of financially distressed debtors;

            (e) becomes the object of any proceeding or action of the type described in (c) or (d) above and such proceeding or action remains undismissed or unstayed for a period of at least sixty
                  (60) days; or

            (f) is divested of a substantial part of its assets for a period of at least sixty (60) days,

            then the other party may, to the full extent permitted by law, by written notice, terminate all or part of this Agreement.

20.2        TERMINATION FOR NON-PAYMENT OF PREDELIVERY PAYMENTS

            If for any Aircraft the Buyer fails to make any Predelivery Payments at the time, in the manner and in the amount specified in Clause 5.3 the Seller may, by written notice, terminate all or part of this Agreement with respect to undelivered Aircraft.

20.3        TERMINATION FOR FAILURE TO TAKE DELIVERY

            If the Buyer fails to comply with its obligations as set forth under Clause 8 and/or Clause 9, or fails to pay the Final Price of the Aircraft, the Seller shall have the right to put the Buyer on notice to do so within a period of thirty (30) business days after the date of such notification.

            If the Buyer has not cured such default within such period, the Seller may, by written notice, terminate all or part of this Agreement with respect to undelivered Aircraft.

            All costs referred to in Clause 9.2.3 and relating to the period between the notified date of delivery (as referred to in Clause 9.2.3) and the date of termination of all or part of this Agreement shall be borne by the Buyer.

                              Clause 20 - Page 1/2

20.4        TERMINATION FOR DEFAULT UNDER OTHER AGREEMENTS

            If the Buyer or any of its Affiliates fails to perform or comply with any material obligation expressed to be assumed by it in any other agreement between the Buyer or any of its Affiliates and the Seller or any of its Affiliates and such failure is not remedied within fifteen (15) business days after the Seller has given notice thereof to the Buyer, then the Seller may, by written notice, terminate all or part of this Agreement.

20.5        GENERAL

20.5.1 To the full extent permitted by law, the termination of all or part of this Agreement pursuant to Clauses 20.1, 20.2, 20.3 and 20.4 shall become effective immediately upon receipt by the relevant party of the notice of termination sent by the other party without it being necessary for either party to take any further action or to seek any consent from the other party or any court or arbitral panel having jurisdiction.

20.5.2 The right for either party under Clause 20.1 and for the Seller under Clauses 20.2, 20.3, and 20.4 to terminate all or part of this Agreement shall be without prejudice to any other rights and remedies available to such party to seek termination of all or part of this Agreement before any court or arbitral panel having jurisdiction pursuant to any failure by the other party to perform its obligations under this Agreement.

20.5.3 If the party taking the initiative of terminating this Agreement decides to terminate part of it only, the notice sent to the other party shall specify those provisions of this Agreement which shall be terminated.

20.5.4 In the event of termination of this Agreement following a default from the Buyer, including but not limited to a default under Clauses 20.1, 20.2, 20.3 and 20.4, the Seller without prejudice to any other rights and remedies available under this Agreement or by law, shall retain an amount equal to all predelivery payments, commitment fees, option fees and any other monies paid by the Buyer to the Seller under this Agreement and corresponding to the Aircraft, services, data and other items covered by such termination.

                              Clause 20 - Page 2/2

21          ASSIGNMENTS AND TRANSFERS

21.1        ASSIGNMENTS BY BUYER

            Except as hereinafter provided, the Buyer may not sell, assign, novate or transfer its rights and obligations under this Agreement to any person without the prior written consent of the Seller, which shall not unreasonably be withheld.

21.1.1      ASSIGNMENTS FOR PREDELIVERY FINANCING

            The Buyer shall be entitled to assign its rights under this Agreement at any time in order to provide security for the financing of any Predelivery Payments subject to such assignment being in form and substance acceptable to the Seller.

21.1.2      ASSIGNMENTS FOR DELIVERY FINANCING

            The Buyer shall be entitled to assign its rights under this Agreement at any time in connection with the financing of its obligation to pay the Final Price subject to such assignment being in form and substance acceptable to the Seller.

21.2        ASSIGNMENTS BY SELLER

            The Seller may at any time sell, assign, novate or transfer its rights and obligations under this Agreement to any person, provided such sale, assignment or transfer be notified to Buyer and shall not have a material adverse effect on any of Buyer's rights and obligations under this Agreement.

21.2.1      TRANSFER OF RIGHTS AND OBLIGATIONS UPON RESTRUCTURING

            In the event that the Seller is subject to a corporate restructuring having as its object the transfer of, or succession by operation of law in, all or a substantial part of its assets and liabilities, rights and obligations, including those existing under this Agreement, to a person ("the Successor") under the control of the ultimate controlling shareholders of the Seller at the time of that restructuring, for the purpose of the Successor carrying on the business carried on by the Seller at the time of the restructuring, such restructuring shall be completed without consent of the Buyer following notification by the Seller to the Buyer in writing. The Buyer recognises that succession of the Successor to the Agreement by operation of law, which is valid under the law pursuant to which that succession occurs, shall be binding upon the Buyer.

                              Clause 21 - Page 1/1

22          MISCELLANEOUS PROVISIONS

22.1        DATA RETRIEVAL

            The Buyer shall provide the Seller, as the Seller may reasonably request, with all the necessary data as customarily compiled by the Buyer and pertaining to the operation of the Aircraft to assist the Seller in making efficient and coordinated survey of all reliability, maintainability, operational and cost data with a view to improving the safety, availability and operational costs of the Aircraft.

22.2        NOTICES

            All notices and requests required or authorized hereunder shall be given in writing either by personal delivery to an authorized representative of the party to whom the same is given or by registered mail (return receipt requested), express mail (tracking receipt requested) or by facsimile, to be confirmed by subsequent registered mail, and the date upon which any such notice or request is so personally delivered or if such notice or request is given by registered mail, the date upon which it is received by the addressee or, if given by facsimile, the date upon which it is sent with a correct confirmation printout, provided that if such date of receipt is not a business day notice shall be deemed to have been received on the first following business day, shall be deemed to be the effective date of such notice or request.

            Seller's address for notices is:

            AIRBUS
            Attn. To V. P. Contracts
            1 Rond-Point Maurice Bellonte
            31707 Blagnac Cedex
            France

            Buyer's address for notices is:

            CHINA EASTERN AVIATION
            IMPORT & EXPORT CORPORATION
            Attention: General Manager
            2550 Hong Qiao Road
            Shangai 200335
            People's Republic of China

            Fax: 86.21.62.68.17.30

            With a copy to:

            CHINA EASTERN AIRLINES CORPORATION
            Planning and Development Department
            Attention: Director
            2550 Hong Qiao Road
            Shangai 200335
            People's Republic of China

            Fax: 86.21.62.68.63.93

            or such other address or such other person as the party receiving the notice or

                              Clause 22 - Page 1/3
            request may reasonably designate from time to time.

22.3        WAIVER

            The failure of either party to enforce at any time any of the provisions of this Agreement, or to exercise any right herein provided, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a present or future waiver of such provisions nor in any way to affect the validity of this Agreement or any part thereof or the right of the other party thereafter to enforce each and every such provision. The express waiver (whether made one (1) or several times) by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

22.4        LAW AND JURISDICTION

            This Agreement shall be governed by and construed in accordance with the laws of England.

            Any dispute arising out of or in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with such rules. Arbitration shall take place in Stockholm in the English language.

22.5        INTERNATIONAL SUPPLY CONTRACT

            The Buyer and the Seller recognise that this Agreement is an international supply contract which has been the subject of discussion and negotiation, that all its terms and conditions are fully understood by the parties, and that the Specification and price of the Aircraft and the other mutual agreements of the parties set forth herein were arrived at in consideration of, inter alia, all the provisions hereof specifically including all waivers, releases and renunciations by the Buyer set out herein.

            The Buyer and the Seller hereby also agree that the United Nations Convention on Contracts for the International Sale of Goods will not apply to this transaction.

22.6        SEVERABILITY

            In the event that any provision of this Agreement should for any reason be held ineffective, the remainder of this Agreement shall remain in full force and effect. To the extent permitted by applicable law, each party hereto hereby waives any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

22.7        ALTERATIONS TO CONTRACT

            This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous understandings, commitments or representations whatsoever oral or written in respect thereto. This Agreement shall not be varied except by an instrument in writing of date even herewith or subsequent hereto executed by both parties or by their duly authorised representatives.

22.8        LANGUAGE

            All correspondence, documents and any other written matters in connection with

                              Clause 22 - Page 2/3
            this Agreement shall be in English.

            This Agreement has been executed in three (3) original copies which are in English, and may be executed in counterparts.

22.9        CONFIDENTIALITY

            This Agreement including any Exhibits or other documents related hereto shall be treated by both parties as confidential and shall not be released in whole or in part to any third party except as may be required by law, or to professional advisors for the purpose of implementation hereof. In particular, each party agrees not to make any press release concerning the whole or any part of the contents and/or subject matter hereof or of any future addendum hereto without the prior consent of the other party hereto.

IN WITNESS WHEREOF this Agreement was entered into the day and year first above written.

CHINA EASTERN AIRLINES                        AIRBUS S.A.S.
CORPORATION LIMITED

Name : /s/ Luo Chaogen                        Name : /s/ Noel Forgeard

Title :                                       Title : CEO

CHINA EASTERN AVIATION
IMPORT AND EXPORT CORPORATION

Name : /s/ Fan Erning

Title :

                              Clause 22 - Page 3/3

                                                                       EXHIBIT A

                                    EXHIBIT A

                                 SPECIFICATION

       The A330 Standard Specification is contained in a separate folder.

                                  - Exhibit A -

                                                                        Page 1/1

                                                                       EXHIBIT B

                                   EXHIBIT B

                                    FORM OF
                          SPECIFICATION CHANGE NOTICE

                                 - Exhibit B -

                                                                        Page 1/1

           AIRBUS INDUSTRIE

[LOGO] SPECIFICATION CHANGE NOTICE        SCN Number
                                          Issue
                (SCN)                     Dated
                                          Page            1 of 3

Title:

DESCRIPTION

EFFECT ON WEIGHT
      Manufacturer's Weight Empty Change :
      Operational Weight Empty Change... :
      Allowable Payload Change.......... :

REMARKS / REFERENCES

      Responds to RFC

SPECIFICATION CHANGED BY THIS SCN

THIS SCN REQUIRES PRIOR OR CONCURRENT ACCEPTANCE OF THE FOLLOWING SCN(S):

PRICE PER AIRCRAFT

US DOLLARS :

AT DELIVERY CONDITIONS :

This change will be effective on       AIRCRAFT No.              and subsequent.

Provided approval is received by

BUYER APPROVAL                               SELLER APPROVAL

By:                                          By:

Date:                                        Date:

           AIRBUS INDUSTRIE

[LOGO] SPECIFICATION CHANGE NOTICE        SCN Number
                                          Issue
                (SCN)                     Dated
                                          Page            2 of 3

SPECIFICATION REPERCUSSION:

      After contractual agreement with respect to weight, performance, delivery, etc, the indicated part of the specification wording will read as follows:

           AIRBUS INDUSTRIE

[LOGO] SPECIFICATION CHANGE NOTICE        SCN Number
                                          Issue
                (SCN)                     Dated
                                          Page            3 of 3

SCOPE OF CHANGE (FOR INFORMATION ONLY)

/ / /31-JAN-1996

                                                                       EXHIBIT D

                           CERTIFICATE OF ACCEPTANCE

In accordance with the terms of the A330 purchase agreement dated [ ] and made between [Airline] and AIRBUS S.A.S., as amended (the "PURCHASE AGREEMENT"), the acceptance tests relating to the A[ ] aircraft, Manufacturer's Serial Number:
[ ], Registration Marks; [ ] (the "AIRCRAFT"), have taken place at Blagnac or Hamburg Works on the [] day of [ ].

In view of said tests having been carried out with satisfactory results, [Airline] hereby approves the Aircraft as being in conformity with the provisions of the Purchase Agreement.

Said acceptance does not impair the rights that may be derived from the warranties relating to the Aircraft set forth in the Purchase Agreement.

Any right at law or otherwise to revoke this acceptance of the Aircraft is hereby waived.

The [ ] day of [ ]

[Airline]

By:

Its:

                                    Page 1/1

                                                                       EXHIBIT E

                                  BILL OF SALE

Know all men by these presents that Airbus S.A.S. (the "SELLER"), a "societe par actions simplifiee" existing under French law and whose address is 1 rond-point Maurice Bellonte, 31707 Blagnac Cedex, FRANCE, was, this [ ] 2004, the owner of the title to the following airframe (the "AIRFRAME"), the engines as specified (the "ENGINES") and all appliances, components, parts, instruments, accessories, furnishings, modules and other equipment of any nature, excluding Buyer Furnished Equipment ("BFE"), incorporated therein, installed thereon or attached thereto on the date hereof (the "PARTS"):

AIRFRAME:                                          ENGINES:

AIRBUS Model A3[ ]                                 [EM's name] Model [   ]

MANUFACTURER'S                                     ENGINE SERIAL NUMBERS:
SERIAL NUMBER:[  ]                                 LH: [   ]
                                                   RH: [   ]

REGISTRATION MARKS: [   ]

The Airframe, Engines and Parts are hereafter together referred to as the Aircraft (the "AIRCRAFT").

The Seller confirms that it did this [ ] day of[ ] sell, transfer and deliver all of its above described rights, title and interest to the Aircraft to the following company and to its successors and assigns forever, said Aircraft to be the property thereof:

                                 [Name of Buyer]

The Seller hereby warrants to the Buyer, its successors and assigns that it had this day good and lawful right to sell, deliver and transfer title to the Aircraft to the Buyer and that there was conveyed to the Buyer good, legal and valid title to the Aircraft, free and clear of all liens, claims, charges, encumbrances and rights of others and that the Seller will warrant and defend such title forever against all claims and demands whatsoever.

This Bill of Sale shall be governed by and construed in accordance with the laws of [same as PA].

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative this_______ day of [ ]

AIRBUS S.A.S.

By:

Title:

Signature:

                                 - Exhibit E -

                                                                       Page 1/1

                                                                       EXHIBIT F

                                    EXHIBIT F

                               SERVICE LIFE POLICY

                           ITEMS OF PRIMARY STRUCTURE

                                 Exhibit F - 1/4

                                                                       EXHIBIT F

                           SELLER SERVICE LIFE POLICY

1 The Items covered by the Service Life Policy pursuant to Clause 12.2 are those Seller Items of primary and auxiliary structure described hereunder.

2        WINGS - CENTER AND OUTER WING BOX (LEFT AND RIGHT)

2.1      WING STRUCTURE

2.1.1    Spars

2.1.2    Ribs and stringers inside the wing box

2.1.3    Upper and lower wing skin panels of the wing box

2.2      FITTINGS

2.2.1    Support structure and attachment fittings for the flap structure

2.2.2    Support structure and attachment fitting for the engine pylons

2.2.3    Support structure and attachment fitting for the main landing gear

2.2.4    Support structure and attachment fitting for the center wing box

2.3      AUXILIARY SUPPORT STRUCTURE

2.3.1    For the slats:

2.3.1.1  Ribs supporting the track rollers on wing box structure

2.3.1.2  Ribs supporting the actuators on wing box structure

2.3.2    For the ailerons:

2.3.2.1  Hinge brackets and ribs on wing box rear spar or shroud box

2.3.2.2  Actuator fittings on wing box rear spar or shroud box

2.3.3    For airbrakes, spoilers, lift dumpers:

2.3.3.1  Hinge brackets and ribs on wing box rear spar or shroud box

2.3.3.2  Actuator fittings on wing box rear spar or shroud box

                                 Exhibit F - 2/4

                                                                       EXHIBIT F

2.4      PYLON

2.4.1    For the Pylon Main Structural Box

2.4.1.1  Spars

2.4.1.2  Ribs

2.4.1.3  Skin, doublers and stiffeners

2.4.1.4  Support structure and attachment fitting for engine supports

3        FUSELAGE

3.1      FUSELAGE STRUCTURE

3.1.1    Fore and aft bulkheads

3.1.2 Pressurized floors and bulkheads surrounding the main and nose gear wheel well and center wing box

3.1.3 Skins with doublers, stringers and frames from the forward pressure bulkheads to the frame supporting the rear attachment of horizontal stabilizer

3.1.4    Window and windscreen attachment structure but excluding transparencies

3.1.5    Passenger and cargo doors internal structure

3.1.6 Sills, excluding scuff plates, and upper beams surrounding passenger and cargo door apertures

3.1.7 Cockpit floor structure and passenger cabin floor beams excluding floor panels and seat rails

3.1.8    Keel beam structure

3.2      FITTINGS

3.2.1    Landing gear support structure and attachment fitting

3.2.2 Support structure and attachment fittings for the vertical and horizontal stabilizers

3.2.3    Support structure and attachment fitting for the APU

                                 Exhibit F - 3/4

                                                                       EXHIBIT F

4        STABILIZERS

4.1      HORIZONTAL STABILIZER MAIN STRUCTURAL BOX

4.1.1    Spars

4.1.2    Ribs

4.1.3    Upper and lower skins and stringers

4.1.4 Support structure and attachment fitting to fuselage and trim screw actuator

4.1.5    Elevator support structure

4.1.5.1  Hinge bracket

4.1.5.2  Servocontrol attachment brackets

4.2      VERTICAL STABILIZER MAIN STRUCTURAL BOX

4.2.1    Spars

4.2.2    Ribs

4.2.3    Skins and stringers

4.2.4    Support structure and attachment fitting to fuselage

4.2.5    Rudder support structure

4.2.5.1  Hinge brackets

4.2.5.2  Servocontrol attachment brackets

5        EXCLUSIONS

         Bearing and roller assemblies, bearing surfaces, bushings, fittings other than those listed above, access and inspection doors, including manhole doors, latching mechanisms, all system components, commercial interior parts, insulation and related installation and connecting devices are excluded from this Seller Service Life Policy.

                                 Exhibit F - 4/4

                                                                     EXHIBIT "H"

                                  EXHIBIT "H"

                                    MATERIEL

                              SUPPLY AND SERVICES

                                Exhibit H - 1/21

                                                                     EXHIBIT "H"

1        GENERAL

1.1 This Exhibit defines the terms and conditions for the materiel support services offered by the Seller to the Buyer in the following areas:

           -     Initial provisioning of data and materiel

           -     Replenishment of materiel

           -     Lease of certain Seller Parts

1.1.1 Capitalized terms used herein and not otherwise defined in this Exhibit "H" shall have the same meanings assigned thereto in the Agreement.

1.1.2 References made to Clauses or sub-Clauses shall refer to Clauses or sub-Clauses of this Exhibit "H" unless otherwise specified.

1.2      SCOPE OF MATERIEL SUPPORT

         Materiel is classified into the following categories (hereinafter referred to as "MATERIEL"):

         (i) Seller Parts (Seller's proprietary Materiel bearing an official part number of the Seller or Materiel for which the Seller has the exclusive sales rights);

         (ii) Supplier Parts classified as Repairable Line Maintenance Parts in accordance with SPEC 2000;

         (iii) Supplier Parts classified as Expendable Line Maintenance Parts in accordance with SPEC 2000;

         (iv)  Ground Support Equipment and Specific (To Type) Tools.

1.2.1 Certain Seller Parts listed in Appendix A of Clause 6 are available for lease by the Seller to the Buyer.

1.2.2 The Materiel support to be provided hereunder by the Seller covers items classified as Materiel in sub-Clauses 1.2 (i) thru (iv) both for initial provisioning as described in Clause 2 ("INITIAL PROVISIONING") and for replenishment as described in Clause 3.

         Repairable Line Maintenance Parts as specified in sub-Clauses 1.2 (i) and 1.2 (ii) above having less than fifty (50) flight-hours are considered as new for invoicing purposes.

1.2.3 Propulsion Systems, nacelles, quick engine change kit and thrust reverser accessories and parts, including associated parts, are not covered under this Exhibit "H" and shall be subject to direct agreements between the Buyer and the relevant Propulsion System Manufacturer. The Seller shall use its reasonable efforts to assist the Buyer in case of any difficulties with availability of Propulsion Systems and associated spare parts.

1.2.4 During a period commencing on the date hereof and continuing for as long as at least five (5) aircraft of (each of) the model(s) covered under this Agreement are operated

                                Exhibit H - 2/21

                                                                     EXHIBIT "H"

         in commercial air transport service ("TERM"), the Seller shall maintain or have maintained such stock of Seller Parts as is deemed reasonable by the Seller and shall furnish at reasonable prices Seller Parts adequate to meet the Buyer's needs for maintenance of the Aircraft.

         The Seller shall use its reasonable efforts to obtain a similar service from all Suppliers of parts which are originally installed on the Aircraft and not manufactured by the Seller.

1.3      MATERIEL SUPPORT CENTRE AND CENTRAL STORE

1.3.1 The Seller has established its materiel support centre in HAMBURG, FEDERAL REPUBLIC OF GERMANY ("MATERIEL SUPPORT CENTRE") and shall maintain or cause to be maintained during the Term a central store of Seller Parts.

1.3.2 The Materiel Support Centre is operated twenty-four (24) hours/day and seven (7) days/week.

1.3.3 The Seller reserves the right to effect deliveries from distribution centres other than Materiel Support Centre or from any designated production or Suppliers' facilities.

         For efficient and convenient deliveries, the Seller and its Affiliate companies operate regional satellite stores.

1.4      AGREEMENTS OF THE BUYER

1.4.1 The Buyer agrees to purchase from the Seller the Seller Parts required for the Buyer's own needs during the Term, provided that the provisions of this Clause 1.4 shall not in any way prevent the Buyer from resorting to the Seller Parts stocks of other operators using the same Aircraft or from purchasing Seller Parts from said operators or from distributors, provided said Seller Parts have been designed and manufactured by the Seller.

1.4.2 The Buyer may manufacture or have manufactured for its own use without paying any license fee to the Seller, or may purchase from other sources, parts equivalent to Seller Parts:

1.4.2.1 after expiration of the Term if at such time the Seller Parts are out of stock,

1.4.2.2 at any time, to the extent Seller Parts are needed to effect aircraft on ground ("AOG") repairs upon any Aircraft delivered under the Agreement and are not available from the Seller within a lead time shorter than or equal to the time in which the Buyer can procure such Seller Parts, and provided the Buyer shall not sell such Seller Parts,

1.4.2.3 in the event that the Seller fails to fulfil its obligations with respect to any Seller Parts pursuant to Clause 1.2 within a reasonable time after written notice thereof from the Buyer,

1.4.2.4 in those instances where a Seller Part is identified as "Local Manufacture" in the Illustrated Parts Catalog (IPC).

1.4.3 The rights granted to the Buyer in Clause 1.4.2 shall not in any way be construed as a license, nor shall they in any way obligate the Buyer to the payment of any license fee

                                Exhibit H - 3/21

                                                                     EXHIBIT "H"

         or royalty, nor shall they in any way be construed to affect the rights of third parties.

2        INITIAL PROVISIONING

2.1      INITIAL PROVISIONING PERIOD

         The INITIAL PROVISIONING PERIOD is defined as the period up to and expiring on the ninetieth (90th) day after delivery of the last Aircraft subject to firm order under the Agreement.

2.2      PRE-PROVISIONING MEETING

2.2.1 The Seller shall organize a pre-provisioning meeting ("PRE-PROVISIONING MEETING") at its Materiel Support Centre or at Buyer's site for the purpose of formulating an acceptable schedule and working procedure to accomplish the initial provisioning of Materiel.

2.2.2 The date of the meeting shall be mutually agreed upon, allowing a minimum preparation time of eight (8) weeks for the Initial Provisioning Conference referred to in Clause 2.4 below.

2.3      INITIAL PROVISIONING TRAINING

         Upon the request of the Buyer, the Seller can provide Initial Provisioning training for the Buyer's provisioning and purchasing personnel. The following areas shall be covered:

         (i) The Seller during the Pre-Provisioning Meeting shall familiarize the Buyer with the provisioning documents.

         (ii) The technical function as well as the necessary technical and commercial Initial Provisioning Data shall be explained during the Initial Provisioning Conference.

         (iii) A familiarization with the Seller's purchase order administration system shall be conducted during the Initial Provisioning Conference.

2.4      INITIAL PROVISIONING CONFERENCE

         The Seller shall organize an Initial Provisioning conference ("INITIAL PROVISIONING CONFERENCE") at the Materiel Support Centre, including participation of major Suppliers as agreed upon during the Pre-Provisioning Meeting.

         Such conference shall not take place earlier than eight (8) weeks after Manufacturer Serial Number allocation, Buyer Furnished Equipment selection or Customer Definition Freeze, whichever is the latest.

2.5      SELLER-SUPPLIED DATA

         The Seller shall prepare and supply to the Buyer the following data.

2.5.1    INITIAL PROVISIONING DATA

                                Exhibit H - 4/21

                                                                     EXHIBIT "H"

         Initial Provisioning data elements generally in accordance with SPEC 2000, Chapter 1, ("INITIAL PROVISIONING DATA") shall be supplied by the Seller to the Buyer in a form, format and a time-scale to be mutually agreed upon during the Pre-Provisioning Meeting.

2.5.1.1 Revision service shall be provided every ninety (90) days, up to the end of the Initial Provisioning Period.

2.5.1.2 In any event, the Seller shall ensure that Initial Provisioning Data is released to the Buyer in due time to give the Buyer sufficient time to perform any necessary evaluation and allow the on-time delivery of any ordered Materiel.

2.5.2    SUPPLEMENTARY DATA

         The Seller shall provide the Buyer with supplementary data to the Initial Provisioning Data, including Local Manufacture Tables (X-File) and Ground Support Equipment and Specific (To-Type) Tools (W-File) in accordance with SPEC 2000, Chapter 1.

2.5.3    DATA FOR STANDARD HARDWARE

         The Initial Provisioning Data provided to the Buyer shall include data for hardware and standard materiel.

2.6      SUPPLIER-SUPPLIED DATA

2.6.1    GENERAL

         The Seller shall obtain from Suppliers agreements to prepare and issue for their own products as per Clause 1.2 (ii) repair/overhaul Initial Provisioning Data in the English language, for those components for which the Buyer has elected to receive data.

         Said data (initial issue and revisions) shall be transmitted to the Buyer through the Suppliers and/or the Seller. The Seller shall not be responsible for the substance of such data.

         In any event, the Seller shall exert its reasonable efforts to supply such Data to the Buyer in due time to give the Buyer sufficient time to perform any necessary evaluation and allow on-time deliveries.

2.6.2    INITIAL PROVISIONING DATA

         Initial Provisioning Data elements for Supplier Parts as per sub-Clause
         1.2 (ii) generally in accordance with SPEC 2000, Chapter 1, shall be furnished as mutually agreed upon during a Pre-Provisioning Meeting with revision service assured up to the end of the Initial Provisioning period.

2.7      INITIAL PROVISIONING DATA COMPLIANCE

2.7.1 Initial Provisioning Data generated by the Seller and supplied to the Buyer shall comply with the latest configuration of the Aircraft to which such data relate as known three (3) months before the date of issue. Said data shall enable the Buyer to order

                                Exhibit H - 5/21

                                                                     EXHIBIT "H"

         Materiel conforming to its Aircraft as required for maintenance and overhaul.

         This provision shall not cover:

         -     Buyer modifications not known to the Seller,

         -     modifications not agreed to by the Seller.

2.8      COMMERCIAL OFFER

2.8.1 At the end of the Initial Provisioning Conference, the Seller shall, at the Buyer's request, submit a commercial offer for all Materiel as defined in Clauses 1.2 (i) thru 1.2 (iv) mutually agreed as being Initial Provisioning based on the Seller's sales prices valid at the time of finalization of the Initial Provisioning Conference. This commercial offer shall be valid for a period to be mutually agreed upon, irrespective of any price changes for Seller Parts during this period, except for significant error and/or price alterations due to part number changes and/or Supplier price changes.

2.8.2 During the Initial Provisioning Period the Seller shall supply Materiel, as defined in Clause 1.2 and ordered from the Seller, which shall be in conformity with the configuration standard of the concerned Aircraft and with the Initial Provisioning Data transmitted by the Seller.

2.8.3 The Seller shall in addition use its reasonable efforts to cause Suppliers to provide a similar service for their items.

2.9      DELIVERY OF INITIAL PROVISIONING MATERIEL

2.9.1 In order to support the operation of the Aircraft, the Seller shall use its reasonable efforts to deliver Materiel ordered during the Initial Provisioning Period against the Buyer's orders and according to a mutually agreed schedule. Provided the Buyer's orders have been placed within thirty (30) days after receipt of the Seller's provisioning data and not later than six (6) months before delivery of the corresponding Aircraft, one hundred percent (100%) of the ordered quantity of each item, including line station items, shall be delivered three (3) months after delivery of the last Aircraft. If said one hundred percent (100%) cannot be accomplished, the Seller shall endeavor to have such items available at its facilities for Seller Parts as per sub-Clause 1.2 (i) or at its Suppliers' facilities for parts as per sub-Clauses 1.2 (ii) thru 1.2 (iv) for immediate supply in case of an AOG.

2.9.2 The above agreed delivery schedule applies only to that portion of the quantity ordered that is recommended for the number of Aircraft operated during the twelve (12) months that follow first Aircraft delivery.

2.9.3 The Buyer may, subject to the Seller's agreement, cancel or modify Initial Provisioning orders placed with the Seller, with no cancellation charge, not later than the quoted lead-time before scheduled delivery of said Materiel.

2.9.4 In the event of the Buyer canceling or modifying (without any liability of the Seller for the cancellation or modification) any orders for Materiel outside the time limits defined in Clause 2.9.3, the Buyer shall reimburse the Seller for any costs incurred in connection therewith.

2.9.5 All transportation costs for the return of Materiel under this Clause 2, including any

                                Exhibit H - 6/21

                                                                     EXHIBIT "H"

         insurance, customs and duties applicable or other related expenditures, shall be borne by the Buyer.

2.10     INITIAL PROVISIONING DATA FOR EXERCISED OPTIONS

2.10.1 All Aircraft for which the Buyer exercises its option shall be included into the revision of the provisioning data that is issued after execution of the relevant amendment to the Agreement if such revision is not scheduled to be issued within four (4) weeks from the date of execution. If the execution date does not allow four (4) weeks preparation time for the Seller, the concerned Aircraft shall be included in the subsequent revision as may be mutually agreed upon.

2.10.2 The Seller shall, from the date of execution of the relevant amendment to the Agreement until three (3) months after delivery of each Aircraft, submit to the Buyer details of particular Supplier components being installed on each Aircraft, with recommendations regarding order quantity. A list of such components shall be supplied at the time of the provisioning data revision as specified above.

2.10.3. The data concerning Materiel shall at the time of each Aircraft delivery at least cover such Aircraft's technical configuration as it existed six (6) months prior to Aircraft delivery and shall be updated to reflect the final status of the concerned Aircraft once manufactured. Such update shall be included in the data revisions issued three (3) months after delivery of such Aircraft.

3        REPLENISHMENT AND DELIVERY

3.1      GENERAL

         Buyer's purchase orders are administered in accordance with SPEC 2000, Chapter 3.

         For the purpose of clarification it is expressly stated that the provisions of Clause 3.2 do not apply to Initial Provisioning Data and Materiel as described in Clause 2.

3.2      LEAD TIMES

         In general, lead times are in accordance with the provisions of the "World Airlines and Suppliers' Guide" (Latest Edition).

3.2.1 Seller Parts as per sub-Clause 1.2 (i) listed in the Seller's Spare Parts Price List can be dispatched within the lead times defined in the Spare Parts Price List.

         Lead times for Seller Parts, which are not published in the Seller's Spare Parts Price List, are quoted upon request.

3.2.2 Materiel of sub-Clauses 1.2 (ii) thru 1.2 (iv) can be dispatched within the Supplier's lead-time augmented by the Seller's own order and delivery processing time.

3.2.3    EXPEDITE SERVICE

         The Seller shall provide a twenty-four (24) hours-a-day, seven (7) days-a-week expedite service to provide for the supply of the relevant Seller Parts available in the

                                Exhibit H - 7/21

                                                                     EXHIBIT "H"

            Seller's stock, workshops and assembly line including long lead time spare parts, to the international airport nearest to the location of such part ("EXPEDITE SERVICE").

3.2.3.1 The Expedite Service is operated in accordance with the "World Airlines and Suppliers' Guide", and the Seller shall notify the Buyer of the action taken to satisfy the expedite within:

            -     four (4) hours after receipt of an AOG Order,

            - twenty-four (24) hours after receipt of a Critical Order (imminent AOG or work stoppage),

            - seven (7) days after receipt of an Expedite Order from the Buyer.

3.2.3.2 The Seller shall deliver Seller Parts requested on an Expedite basis against normal orders placed by the Buyer, or upon telephone or telex requests by the Buyer's representatives. Such telephone or telex requests shall be confirmed by subsequent Buyer's orders for such Seller Parts within a reasonable time.

3.3         DELIVERY STATUS

            The Seller shall report to the Buyer the status of supplies against orders on a monthly basis.

3.4         EXCUSABLE DELAY

            Clause 10.1 of the Agreement shall apply to the Materiel support.

3.5         SHORTAGES, OVERSHIPMENTS, NON-CONFORMITY IN ORDERS

3.5.1 The Buyer shall immediately and not later than thirty (30) days after receipt of Materiel delivered pursuant to a purchase order advise the Seller:

            a) of any alleged shortages or overshipments with respect to such order,

            b) of all non-conformities to specification of parts in such order subjected to inspections by the Buyer.

            In the event of the Buyer not having advised the Seller of any such alleged shortages, overshipments or non-conformity within the above defined period, the Buyer shall be deemed to have accepted the deliveries.

3.5.2 In the event of the Buyer reporting overshipments or non-conformity to the specifications within the period defined in Clause 3.5.1 the Seller shall, if the Seller accepts such overshipment or non-conformity, either replace the concerned Materiel or credit the Buyer for the returned Materiel. In such case, transportation costs shall be borne by the Seller.

            The Buyer shall endeavor to minimize such costs, particularly through the use of its own airfreight system for transportation at no charge to the Seller.

3.6         PACKAGING

                                Exhibit H - 8/21

                                                                     EXHIBIT "H"

            All Materiel shall be packaged in accordance with ATA 300. Specification, Category III for consumable/expendable materiel and Category II for rotables. Category I containers shall be used if requested by the Buyer and the difference between Category I and Category II packaging costs shall be paid by the Buyer together with payment for the respective Materiel.

3.7         CESSATION OF DELIVERIES

            The Seller reserves the right to stop or otherwise suspend deliveries if the Buyer fails to meet its obligations defined in Clauses 4.2 thru 4.4.

4           COMMERCIAL CONDITIONS

4.1.        PRICE

4.1.1       The Materiel prices shall be:

            - Free Carrier (FCA) the Materiel Support Centre for deliveries from the Materiel Support Centre.

            - Free Carrier (FCA) place specified by the Seller for deliveries from other Seller or Supplier facilities as the term Free Carrier (FCA) is defined by the publication
                  No. 560 of the International Chamber of Commerce published in January 2000.

4.1.2 Prices shall be the Seller's sales prices in effect on the date of receipt of the order (subject to reasonable quantities and delivery time) and shall be expressed in US-Dollars.

4.1.3 Prices of Seller Parts shall be in accordance with the current Seller's Spare Parts Price List. Prices shall be firm for each calendar year. The Seller, however, reserves the right to revise the prices of said parts during the course of the calendar year in the following cases:

            -     significant revision in manufacturing costs,

            - significant revision in manufacturer's purchase price of parts or materiels (including significant variation of exchange rates),

            -     significant error in estimation or expression of any price.

4.1.4 Prices of Materiel as defined in sub-Clauses 1.2 (ii) thru 1.2 (iv) shall be the valid list prices of the Supplier augmented by the Seller's handling charge. The percentage of the handling charge shall vary with the Materiel's value and shall be determined item by item.

4.1.5 The Seller warrants that, should the Buyer purchase one hundred percent (100%) of the recommended Initial Provisioning package of the Materiel as defined in sub-Clauses 1.2 (ii) thru 1.2 (iv) through the Seller, the average handling charge on the total package shall not exceed twelve percent (12%).

            The Seller warrants that, should the Buyer purchase part of the recommended Initial

                                Exhibit H - 9/21

                                                                     EXHIBIT "H"

            Provisioning package of the Materiel as defined in sub-Clauses 1.2
            (ii) thru 1.2 (iv) through the Seller, the average handling charge on the total package shall not exceed fifteen percent (15%).

            This average handling charge shall apply when all orders are received by the Seller no later than nine (9) months before first Aircraft delivery.

4.2         PAYMENT PROCEDURES AND CONDITIONS

4.2.1 Payment shall be made in immediately available funds in the quoted currency. In case of payment in any other free convertible currency, the exchange rate valid on the day of actual money transfer shall be applied for conversion.

4.2.2 Payment shall be made by the Buyer to the Seller within thirty (30) days from date of the invoice to the effect that the value date of the credit to the Seller's account of the payment falls within this thirty (30) day period.

4.2.3 The Buyer shall make all payments hereunder to the Seller's account with:

            VEREINS & WESTBANK AG - 20457 Hamburg - Germany

            Account: 910 057 777

            Swift Address: VUWB DE HH,
                  using international IBAN Code: DE61 200 300 000 910 057 777 or as otherwise directed by the Seller.

4.2.4 All payments due to the Seller hereunder shall be made in full without set-off, counterclaim, deduction or withholding of any kind. Consequently, the Buyer shall procure that the sums received by the Seller under this Exhibit "H" shall be equal to the full amounts expressed to be due to the Seller hereunder, without deduction or withholding on account of and free from any and all taxes, levies, imposts, dues or charges of whatever nature except that if the Buyer is compelled by law to make any such deduction or withholding the Buyer shall pay such additional amounts as may be necessary in order that the net amount received by the Seller after such deduction or withholding shall equal the amounts which would have been received in the absence of such deduction or withholding.

4.2.5 If any payment due to the Seller is not received in accordance with the timescale provided in Clause 4.2.2, without prejudice to the Seller's other rights under this Exhibit "H", the Seller shall be entitled to interest for late payment calculated on the amount due from and including the due date of payment up to and including the date when the payment is received by the Seller at a rate equal to the London Interbank Offered Rate (LIBOR) for twelve (12) months deposits in US Dollars (as published in the Financial Times on the due date) plus three percent (3%) per year (part year to be prorated).

4.3         CREDIT ASSURANCE

            The Seller and the Buyer agree that the Seller has the right to request and the Buyer shall upon such request provide the Seller with sufficient financial means in due time in order to assure the Seller of full payment of the Buyers' current and/or expected

                                Exhibit H - 10/21

                                                                     EXHIBIT "H"

            payment obligations.

4.3.1 The Seller's right to request credit assurance from the Buyer shall be limited to the following cases:

4.3.1.1 The Seller has received purchase orders from the Buyer for Initial Provisioning Materiel.

4.3.1.2 The Seller has received purchase and/or service orders exceeding the Buyer's average two (2) month turnover with the Seller.

4.3.1.3     The Buyer is indebted to the Seller for overdue invoices.

4.3.2 The Seller shall accept the following financial means as credit assurance:

4.3.2.1 Irrevocable and confirmed letter of credit, raised by banks of international standing and reputation. The conditions of such letter of credit shall be pertinent to Aircraft support activities and shall be set forth by the Seller.

4.3.2.2 Bank guarantee raised by banks of international standing and reputation. The conditions of such bank guarantee shall be mutually agreed upon prior to acceptance by the Seller.

4.3.2.3 Stand-by letter of credit raised by banks of international standing and reputation. The conditions of such letter of credit shall be mutually agreed upon prior to acceptance by the Seller.

4.4         TITLE

            Title to any Materiel purchased under this Exhibit "H" remains with the Seller until full payment of the invoices and any interest thereon has been received by the Seller.

            The Buyer shall undertake that Materiel, title to which has not passed to the Buyer, shall be kept free from any debenture or mortgage or any similar charge or claim in favor of any third party.

4.5         BUY-BACK

4.5.1       BUY-BACK OF OBSOLETE MATERIEL

            The Seller agrees to buy back unused Seller Parts which may become obsolete before delivery of the first Aircraft to the Buyer as a result of mandatory modifications required by the Buyer's or the Seller's Aviation Authorities, subject to the following:

4.5.1.1 The Seller Parts involved shall be those, which the Buyer is directed by the Seller to scrap or dispose of and which cannot be reworked or repaired to satisfy the revised standard.

4.5.1.2 The Seller shall credit to the Buyer the purchase price paid by the Buyer for any such obsolete parts, provided that the Seller's liability in this respect does not extend to quantities in excess of the Seller's Initial Provisioning recommendation.

                                Exhibit H - 11/21

                                                                     EXHIBIT "H"

4.5.1.3 The Seller shall use its reasonable efforts to obtain for the Buyer the same protection from Suppliers.

4.5.2       BUY-BACK OF SURPLUS MATERIEL

4.5.2.1 The Seller agrees that at any time after one (1) year and within four (4) years after delivery of the first Aircraft to the Buyer, the Buyer shall have the right to return to the Seller, at a credit of one hundred percent (100%) of the original purchase price paid by the Buyer, unused and undamaged Materiel as per sub-Clause 1.2
            (i) and at a credit of one hundred percent (100%) of the original Supplier list price, unused and undamaged Materiel as per sub-Clause
            1.2 (ii) originally purchased from the Seller under the terms hereof, provided that the selected protection level does not exceed ninety-six percent (96%) with a transit time of twenty (20) days and said Materiel was recommended for the Buyer's purchase in the Seller's Initial Provisioning recommendations to the Buyer and does not exceed the provisioning quantities recommended by the Seller, and is not shelflife limited, or does not contain any shelflife limited components with less than ninety percent (90%) shelflife remaining when returned to the Seller and provided that the Materiel is returned with the Seller's original documentation (tag, certificates).

4.5.2.2 In the event of the Buyer electing to procure Materiel in excess of the Seller's recommendation, the Buyer shall notify the Seller thereof in writing, with due reference to the present Clause. The Seller's agreement in writing is necessary before any Materiel in excess of the Seller's recommendation shall be considered for buy-back.

4.5.2.3 It is expressly understood and agreed that the rights granted to the Buyer under this Clause 4.5.2 shall not apply to Materiel which may become surplus to requirements due to obsolescence at any time or for any reason other than those set forth in Clause 4.5.1 above.

4.5.2.4 Further, it is expressly understood and agreed that all credits described in this Clause 4.5.2 shall be provided by the Seller to the Buyer exclusively by means of credit notes to be entered into the Buyer's spares account with the Seller.

4.5.3 All transportation costs for the return of obsolete or surplus Materiel under this Clause 4, including any insurance and customs duties applicable or other related expenditures, shall be borne by the Buyer.

4.5.4 The Seller's obligation to buy back surplus Materiel is conditioned upon the Buyer reasonably demonstrating that items proposed for buy-back were in excess of the Buyer's requirements after the initial purchase of such items.

4.5.4.1 The Seller shall accept as a reasonable demonstration of such excess initial purchase by the Buyer if the data submitted to the Seller in compliance with the provisions of Clause 4.6 indicate that the items proposed for buy-back are surplus to the Buyer's requirements.

4.6         INVENTORY USAGE DATA

            The Buyer undertakes to provide periodically to the Seller a quantitative list of the parts used for maintenance and overhaul of the Aircraft. The range and contents of

                                Exhibit H - 12/21

                                                                     EXHIBIT "H"

            this list shall be established according to SPEC 2000, Chapter 5, or as mutually agreed between the Seller and the Buyer.

5.          WARRANTIES

5.1         SELLER PARTS

            Subject to the limitations and conditions as hereinafter provided, the Seller warrants to the Buyer that all Seller Parts in sub-Clause
            1.2 (i) shall at delivery to the Buyer:

            (i)   be free from defects in material,

            (ii) be free from defects in workmanship, including without limitation processes of manufacture,

            (iii) be free from defects arising from failure to conform to the applicable specification for such part.

5.2         WARRANTY PERIOD

5.2.1 The standard warranty period for new Seller Parts is thirty-six (36) months after delivery of such parts to the Buyer.

5.2.2 The standard warranty period for used Seller Parts delivered by and/or repaired, modified, overhauled or exchanged by the Seller is twelve (12) months after delivery of such parts to the Buyer.

5.3         BUYER'S REMEDY AND SELLER'S OBLIGATION

            The Buyer's remedy and Seller's obligation and liability under this Clause 5 are limited to the repair, replacement or correction, at the Seller's expense and option, of any Seller Part which is defective.

            The Seller may equally at its option furnish a credit to the Buyer for the future purchase of Seller Parts equal to the price at which the Buyer is then entitled to acquire a replacement for the defective Seller Parts.

            The provisions of Clauses 12.1.5 thru 12.1.10 of the Agreement shall apply to this Clause 5 of this Exhibit "H".

5.4         WAIVER, RELEASE AND RENUNCIATION

            THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE LESSOR AND/OR ITS SUPPLIERS AND REMEDIES OF THE LESSEE SET FORTH IN THIS CLAUSE 5 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE LESSEE HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE LESSOR AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER AND/OR ITS SUPPLIERS EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY

                                Exhibit H - 13/21

                                                                     EXHIBIT "H"

            LEASED PART DELIVERED UNDER THESE LEASING CONDITIONS INCLUDING BUT NOT LIMITED TO:

            (A)   ANY WARRANTY AGAINST HIDDEN DEFECTS;

            (B)   ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

            (C) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

            (D) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE LESSOR'S OR ITS SUPPLIERS' NEGLIGENCE, ACTUAL OR IMPUTED; AND

            (E) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART THEREOF OR ANY LEASED PART DELIVERED HEREUNDER.

            THE LESSOR AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY LEASED PART DELIVERED UNDER THESE LEASING CONDITIONS.

            FOR THE PURPOSES OF THIS CLAUSE 5.4, "THE SELLER" SHALL INCLUDE THE SELLER, AND ITS AFFILIATES.

6           SELLER PARTS LEASING

6.1         GENERAL

            The terms and conditions of this Clause 6 shall apply for the leasing of Seller Parts listed in Appendix A to this Clause 6, hereinafter "LEASED PARTS" or a "LEASED PART", and shall form a part of each lease of Seller Parts by the Buyer from the Seller.

6.1.1 The terms and conditions of this Clause 6 shall prevail over all other terms and conditions appearing on any order form or other document pertaining to Leased Parts. The Seller's current proprietary parts Repair Guide shall be provided to the Buyer and shall be used, along with this Agreement, as the basis for Seller Parts lease transactions between the Buyer and the Seller. In case of discrepancy, this Agreement shall prevail.

6.1.2 For the purposes of this Clause 6, the term "LESSOR" refers to the Seller and the term "LESSEE" refers to the Buyer.

6.1.3 Parts not included in Appendix A to this Clause 6 shall be the subject of a separate lease agreement supplied by the Seller at the Buyer's request.

6.2         LEASING PROCEDURE

            Upon the Lessee's request by telephone (to be confirmed promptly in writing), telefax, cable, SITA, letter or other written instrument, the Lessor shall lease such Leased Parts, which shall be made available in accordance with Clause 3.2.3 for the purpose

                                Exhibit H - 14/21

                                                                     EXHIBIT "H"

            of being substituted for a part removed from an Aircraft for repair or overhaul. Each lease of Leased Parts shall be evidenced by a lease document (hereinafter "LEASE") issued by the Lessor to the Lessee not later than seven (7) days after delivery of the Leased Part.

6.3         LEASE PERIOD

6.3.1 The total term of the Lease (hereinafter "LEASE PERIOD") shall be counted from inclusively the day the Leased Part is delivered Free Carrier (FCA) up to inclusively the day of receipt of the Leased Part back at the Lessor or at any other address indicated by the Lessor.

6.3.2 If a Leased Part is not returned by the Lessee within three hundred and ten (310) days, the Lease shall be converted into a sale. Should the Lessee not return the Leased Part to the Lessor within three hundred and ten (310) days and if the Lessor so elects, by giving prompt written notice to the Lessee, such non return shall be deemed to be an election by the Lessee to purchase the Leased Part and, upon the happening of such event, the Lessee shall pay the Lessor all amounts due under Clauses 6.4 and 6.8 for the Leased Part for the Lease Period of three hundred and ten (310) days plus the current sales price of the Leased Part at the moment of the conversion of the Lease.

6.3.3 Notwithstanding the foregoing, the Lease Period shall end in the event of, and upon the date that, the Lessee acquiring title to a Leased Part as a result of exercise of the Lessee's option to purchase the Leased Part, as provided for herein.

6.3.4 The chargeable period to lease a part is a minimum of seven (7) days. If the shipment of the Leased Part has been arranged and the Lessee cancels the lease order, the minimum chargeable period of seven (7) days shall apply.

6.4         LEASE CHARGES AND TAXES

            The Lessee shall pay the Lessor:

            (i) a Lease fee per day of the Lease Period amounting to one three hundred and sixty fifth (1/365th) of the part's sales price as set forth in the Seller's Spare Parts Price List in effect on the date of the commencement of the Lease Period;

            (ii) any reasonable additional costs which may be incurred by the Lessor as a direct result of such Lease, such as recertification, inspection, test, repair, overhaul, removal of paint and/or repackaging costs as required to place the Leased Part in a satisfactory condition for lease to a subsequent customer;

            (iii) all transportation and insurance charges; and

            (iv) any taxes, charges or custom duties imposed upon the Lessor or its property as a result of the Lease, sale, delivery, storage or transfer of any Leased Part. All payments due hereunder shall be made in accordance with Clause 4.

6.5         RISK OF LOSS, MAINTENANCE, STORING AND REPAIR OF THE LEASED PART

            (i) The Lessee shall be liable for maintaining and storing the Leased Part in accordance with all applicable rules of the relevant aviation authorities and the

                                Exhibit H - 15/21

                                                                     EXHIBIT "H"

            technical documentation and other instructions issued by the Lessor.

      (ii) Except for normal wear and tear, each Leased Part shall be returned to the Lessor in the same condition as when delivered to the Lessee.

      (iii) The Leased Part shall be repaired solely at repair stations approved by the Lessor. If during the Lease Period any inspection, maintenance, rework and/or repair is carried out to maintain the Leased Part serviceable, in accordance with the standards of the Lessor, the Lessee shall provide details and documentation about the scope of the work performed, including respective inspection, work and test reports.

      (iv) All documentation shall include, but not be limited to, evidence of incidents such as hard landings, abnormalities of operation and corrective action taken by the Lessee as a result of such incidents.

      (v)   The Leased Part must not be lent to a third party.

      (vi) Risk of loss or damage to each Leased Part shall remain with the Lessee until such Leased Part is redelivered to the Lessor at the return location specified in the applicable Lease. If a Leased Part is lost, damaged beyond economical repair or damaged unrepairable, the Lessee shall be deemed to have exercised its option to purchase said Leased Part in accordance with Clause 6.8 as of the date of such loss or damage.

6.6   TITLE

      Title to each Leased Part shall remain with the Lessor at all times unless the Lessee exercises its option to purchase in accordance with Clause 6.8, in which case title shall pass to the Lessee upon receipt by the Lessor of the payment for the purchased Leased Part.

6.7   RETURN OF LEASED PART

6.7.1 The Lessee shall return the Leased Part at the end of the Lease Period to the address indicated herebelow:

      AIRBUS
      Materiel Support Centre
      Weg beim Jaeger 150
      22335 Hamburg
      Germany

      or any other address indicated by the Lessor from which the Leased Part originated.

6.7.2 The return shipping document shall indicate the reference of the Lease document and the removal data, such as:

      (i)   aircraft manufacturer serial number

      (ii)  removal date

      (iii) total flight hours and flight cycles for the period the Leased Part was installed on

                               Exhibit H - 16/21

                                                                     EXHIBIT "H"

            the aircraft

      (iv)  documentation in accordance with Clause 6.5.

      If the Lessee cannot provide the above mentioned data and documentation for the Leased Part to be returned from Lease, lease charges of seventy five percent (75%) of the Lessor's current sales price for a new part plus fifty percent (50%) of the accumulated Lease fees shall be invoiced. According to the Lessor's quality standards, parts are not serviceable without the maintenance history data outlined above and have to be scrapped on site.

6.7.3 The unserviceable or serviceable tag issued by the Lessee and the original Lessor certification documents must be attached to the Leased Part.

6.7.4 Except for normal wear and tear, each Leased Part shall be returned to the Lessor in the same condition as when delivered to the Lessee. The Leased Part shall be returned with the same painting as when delivered (Airbus grey or primary paint). If the Lessee is not in a position to return the Leased Part in the same serviceable condition, the Lessee has to contact the Lessor for instructions.

6.7.5 The Leased Part is to be returned in the same shipping container as that delivered by the Lessor. The container must be in a serviceable condition, normal wear and tear excepted.

6.7.6 The return of an equivalent part different from the Leased Part delivered by the Lessor is not allowed without previous written agreement of the Lessor.

6.8   OPTION TO PURCHASE

6.8.1 The Lessee may at its option, exercisable by written notice given to the Lessor during the Lease Period, elect to purchase the Leased Part, in which case the then current sales price for such Leased Part as set forth in the Seller's Spare Parts Price List shall be paid by the Lessee to the Lessor. Should the Lessee exercise such option, fifty percent (50%) of the Lease rental charges due pursuant to sub-Clause 6.4 (i) shall be credited to the Lessee against said purchase price of the Leased Part.

6.8.2 In the event of purchase, the Leased Part shall be warranted in accordance with Clause 5 as though such Leased Part were a Seller Part, but the warranty period shall be deemed to have commenced on the date such part was first installed on any Aircraft; provided, however, that in no event shall such warranty period be less than six (6) months from the date of purchase of such Leased Part. A warranty granted under this Clause 6.8.2 shall be in substitution for the warranty granted under Clause 6.9 at the commencement of the Lease Period.

6.9   WARRANTIES

6.9.1 The Lessor warrants that each Leased Part shall at the time of delivery be free from defects in material and workmanship which could materially impair the utility of the Leased Part.

6.9.2 WARRANTY AND NOTICE PERIODS

      The Lessee's remedy and the Lessor's obligation and liability under this Clause 6.9,

                               Exhibit H - 17/21

                                                                     EXHIBIT "H"

        with respect to each defect, are conditioned upon:

        (i) the defect having become apparent to the Lessee within the Lease Period and

        (ii) the return by the Lessee as soon as practicable to the return location specified in the applicable Lease, or such other place as may be mutually agreed upon, of the Leased Part claimed to be defective and

        (iii) the Lessor's warranty administrator having received written notice of the defect from the Lessee within thirty (30) days after the defect becomes apparent to the Lessee, with reasonable proof that the claimed defect is due to a matter embraced within the Lessor's warranty under this Clause 6.9 and that such defect did not result from any act or omission of the Lessee, including but not limited to any failure to operate or maintain the Leased Part claimed to be defective or the Aircraft in which it was installed in accordance with applicable governmental regulations and the Lessor's applicable written instructions.

6.9.3   REMEDIES

        The Lessee's remedy and the Lessor's obligation and liability under this Clause 6.9 with respect to each defect are limited to the repair of such defect in the Leased Part in which the defect appears, or, as mutually agreed, to the replacement of such Leased Part with a similar part free from defect.

        Any replacement part furnished under this Clause 6.9.3 shall be deemed to be the Leased Part so replaced.

6.9.4   SUSPENSION AND TRANSPORTATION COSTS

6.9.4.1 If a Leased Part is found to be defective and covered by this warranty, the Lease Period and the Lessee's obligation to pay rental charges as provided for in sub-Clause 6.4 (i) shall be suspended from the date on which the Lessee notifies the Lessor of such defect until the date upon which the Lessor has repaired, corrected or replaced the defective Leased Part, provided, however, that the Lessee has, promptly after giving such notice to the Lessor, withdrawn such defective Leased Part from use. If the defective Leased Part is replaced, such replaced part shall be deemed to no longer be a Leased Part under the Lease as of the date upon which such part was received by the Lessor at the return location specified in the applicable Lease.

        If a Leased Part is found to be defective upon first use by the Lessee and is covered by this warranty, no rental charges as provided in sub-Clause 6.4 (i) shall accrue and be payable by the Lessee until the date on which the Lessor has repaired, corrected or replaced the defective Leased Part.

6.9.4.2 All transportation and insurance costs of returning the defective Leased Part and returning the repaired, corrected or replacement part to the Lessee shall be borne by the Lessor.

6.9.5   WEAR AND TEAR

                               Exhibit H - 18/21

                                                                     EXHIBIT "H"

      Normal wear and tear and the need for regular maintenance and overhaul shall not constitute a defect or non-conformance under this Clause 6.9.

6.9.6 WAIVER, RELEASE AND RENUNCIATION

      THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE LESSOR AND/OR ITS SUPPLIERS AND REMEDIES OF THE LESSEE SET FORTH IN THIS CLAUSE 6 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE LESSEE HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE LESSOR AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER AND/OR ITS SUPPLIERS EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY LEASED PART DELIVERED UNDER THESE LEASING CONDITIONS INCLUDING BUT NOT LIMITED
      TO:

      (A)   ANY WARRANTY AGAINST HIDDEN DEFECTS;

      (B)   ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

      (C) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

      (D) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE LESSOR'S OR ITS SUPPLIERS' NEGLIGENCE, ACTUAL OR IMPUTED; AND

      (E) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART THEREOF OR ANY LEASED PART DELIVERED HEREUNDER.

      THE LESSOR AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY LEASED PART DELIVERED UNDER THESE LEASING CONDITIONS.

      FOR THE PURPOSES OF THIS CLAUSE 6.9.6, "THE SELLER" SHALL INCLUDE THE SELLER, AND ITS AFFILIATES.

                               Exhibit H - 19/21

                                                                     EXHIBIT "H"

                     APPENDIX "A" TO CLAUSE 6 OF EXHIBIT "H"

                       SELLER PARTS AVAILABLE FOR LEASING

      AILERONS

      APU DOORS

      CARGO DOORS

      PASSENGER DOORS

      ELEVATORS

      FLAPS

      LANDING GEAR DOORS

      RUDDER

      TAIL CONE

      SLATS

      SPOILERS

      AIRBRAKES

      WING TIPS

      WINGLETS

                                Exhibit H - 20/21

                                                                     EXHIBIT "H"

7     TERMINATION OF SPARES PROCUREMENT COMMITMENTS

7.1 In the event of the Agreement being terminated with respect to any Aircraft due to causes provided for in Clauses 10,11 or 20 of the Agreement, such termination may also affect the terms of this Exhibit "H" to the extent set forth in Clause 7.2 below.

7.2 Any termination under Clauses 10, 11 or 20 of the Agreement shall discharge all obligations and liabilities of the parties hereunder with respect to such undelivered spare parts, services, data or other items to be purchased hereunder which are applicable to those Aircraft for which the Agreement has been terminated. Unused spare parts in excess of the Buyer's requirements due to such Aircraft cancellation shall be repurchased by the Seller as provided for in Clause 4.5.2.

                                Exhibit H - 21/21